Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of January 22, 2023, by and among Ritchie Bros. Auctioneers Incorporated, a company organized under the federal laws of Canada, with headquarters located at 9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6 (the "Company"), the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers") and, solely with respect to Section 9 hereto, Starboard Value LP and Jeffrey C. Smith (together with Starboard Value LP and the Buyers, "Starboard").

WHEREAS:

A.            The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act"), and/or Rule 506(b) of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act and under the exemptions from the prospectus delivery requirement provided by BC Instrument 72-503 Distribution of Securities outside of British Columbia ("BC Instrument 72-503").

B.            The Company has authorized the filing of articles of amendment (as may be amended from time to time, the "Articles of Amendment") in the form attached hereto as Exhibit A, creating a new series of Senior Preferred Shares of the Company designated as Series A Senior Preferred Shares, the terms of which are set forth in the Articles of Amendment (together with any preferred shares issued in replacement thereof in accordance with the terms of the Articles of Amendment including, for the avoidance of doubt, Series A-1 Preferred Shares or Series A-2 Preferred Shares (each as defined in the Articles of Amendment), the "Series A Preferred Shares"), which Series A Preferred Shares shall be convertible into the Company's common shares, without par value (the "Common Shares"), in accordance with the terms of the Articles of Amendment (as converted, collectively, the "Conversion Shares").

C.            Each Buyer wishes to purchase, and the Company wishes to sell at the Closing (as defined below), upon the terms and conditions stated in this Agreement, (i) that aggregate number of Series A Preferred Shares set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate number for all Buyers shall be 485,000,000) and (ii) that aggregate number of Common Shares set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (which aggregate number for all Buyers shall be 251,163 (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Common Shares occurring after the date hereof and prior to the Closing) and shall collectively be referred to herein as the "Common Purchased Shares" and together with the Series A Preferred Shares, the "Purchased Shares").

D.            As a condition precedent to the Closing, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company will agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.            The Series A Preferred Shares, the Conversion Shares and the Common Purchased Shares collectively are referred to herein as the "Securities".

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.            PURCHASE AND SALE OF PURCHASED SHARES.

(a)            Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (i) the number of Series A Preferred Shares as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers and (ii) the number of Common Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (the "Closing").

(b)            Closing Date. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on January 25, 2023, provided that if the Closing shall not have occurred by January 25, 2023 and all the conditions to Closing, other than the conditions set forth in Sections 6(iv) and 7(vii) and (viii), shall have been satisfied or shall be capable of being satisfied at such time, the Closing shall occur on the second business day following the date on which the conditions set forth in Sections 6(iv) and 7(vii) and (viii) are satisfied, subject to satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The location of the Closing may be undertaken remotely by electronic transfer of Closing documentation upon mutual agreement among the Company and the Buyers.

(c)            Purchase Price. Each Buyer shall pay (i) $1.00 for each Series A Preferred Share to be purchased by such Buyer at the Closing and (ii) $59.722 (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Common Shares occurring after the date hereof and prior to the Closing) for each Common Share to be purchased by such Buyer at the Closing (together, the "Purchase Price"). The aggregate Purchase Price to be paid by a Buyer for the applicable Purchased Shares shall be the sum of (x) the product of (i) $1.00 and (ii) the aggregate number of Series A Preferred Shares purchased by such Buyer at the Closing and (y) the product of (i) $59.722 (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Common Shares occurring after the date hereof) and (ii) the aggregate number of Common Shares purchased by such Buyer at the Closing; provided, however, in the case of Starboard Value and Opportunity Fund LP, directly or indirectly through one or more entities(the "Lead Investor"), part of the amount payable by it shall be set-off, dollar for dollar, against amounts for which the Company is required to reimburse pursuant to Section 4(f).

(d)            For U.S. federal income tax purposes the parties intend to treat the Series A Preferred Shares as participating stock and not as preferred stock as defined under Section 1.305-5 of the Treasury Regulations promulgated under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and shall complete any reporting in a manner consistent with such treatment, unless otherwise required by a "final determination" within the meaning of Section 1313(a) of the Internal Revenue Code.

(e)            Form of Payment. On the Closing Date, (i) each Buyer shall pay its applicable Purchase Price to the Company for its Purchased Shares at the Closing (in the case of the Lead Investor, such amounts will be set-off against the amounts payable by the Company to the Lead Investor pursuant to Section 4(f)), by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (ii) the Company shall issue to such Buyer, in book-entry form with respect to the Purchased Common Shares, and certificates with respect to the Series A Preferred Shares, such number of Purchased Shares and deliver to such Buyer a copy from the Company's books and records evidencing such issuance and certificates to such Buyer at the address set forth on the Schedule of Buyers.

2.            BUYER'S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that, as of the date hereof and as of the Closing Date:

(a)            Organization, Qualification and Residency. Such Buyer is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Such Buyer is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. As used in this Agreement, "Buyer Material Adverse Effect" means any effect, change, event or occurrence that would prevent or materially delay, interfere with, hinder or impair (i) the consummation by such Buyer of any of the transactions contemplated hereby on a timely basis or (ii) the material compliance by such Buyer with its obligations under the Transaction Documents (as defined in Section 3(b)). Such Buyer is a "non-resident" or is not a "Canadian partnership", each as defined for purposes of the Income Tax Act (Canada) ("Canadian Tax Act").

(b)            Consents. Such Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person (as defined below) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof other than the filing of a notification with the Federal Trade Commission and the Department of Justice pursuant to the HSR Act (as defined below) and any filing required to be made pursuant to Sections 13 and/or Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). All consents, authorizations, orders, filings and registrations which such Buyer is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, or shall timely be obtained or made thereafter, and such Buyer is unaware of any facts or circumstances that might prevent such Buyer from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence.

(c)            Sufficient Funds. At the Closing, such Buyer will have available funds necessary to consummate the purchase of its Purchased Shares and pay to the Company the applicable Purchase Price for such Purchased Shares, as contemplated by Section 1(c).

(d)            Ownership of Shares. Such Buyer and its affiliates do not beneficially own any Common Shares (without giving effect to the issuance of the Purchased Shares).

(e)            No Public Sale or Distribution. Such Buyer is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that except as otherwise set forth in this Agreement and the other Transaction Documents, by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term (other than in accordance with applicable Canadian law) and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(f)            Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Such Buyer (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment with respect to the Securities and (ii) can bear the economic risk of (A) an investment in the Securities indefinitely and (B) a total loss in respect of such investment.

(g)            Distributions outside of Canada. Such Buyer understands that the Securities are not being offered, directly or indirectly, in Canada. Such Buyer is not a resident in Canada and is purchasing the Securities as principal in accordance with the requirements of BC Instrument 72-503 and understands that the first trade of such Securities will be subject to the requirements of Section 2.5 of National Instrument 45-102 – Resale of Securities ("NI 45-102").

(h)            Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, as well as exemptions from the prospectus requirements under applicable Canadian securities laws, and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities. Prior to the Closing, such Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and such Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144 (as defined below)) or (iii) a "beneficial owner" of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 of the 1934 Act).

(i)             Information. Such Buyer and its advisors, if any, have been furnished with or have had full access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company or its representatives. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(j)             No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k)            Transfer or Resale. Such Buyer acknowledges that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, (ii) such Buyer cannot sell, transfer, or otherwise dispose of any of the Securities, except in compliance with the Transaction Documents and the registration requirements or exemption provisions of the 1933 Act and any other applicable securities laws; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (except pursuant to the Registration Rights Agreement). Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(j); provided, however, such Buyer complies with its obligations, if any, set forth in Section 4(g).

(l)             General Solicitation. To such Buyer's knowledge, neither the Company nor any other Person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(m)            Brokers; Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisors or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of such Buyer.

(n)            Authorization; Validity; Enforcement. Such Buyer has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which such Buyer is a party. The execution and delivery of this Agreement and the other applicable Transaction Documents to which such Buyer is a party by such Buyer and the consummation by such Buyer of the transactions contemplated hereby and thereby have been duly authorized by such Buyer. This Agreement and the other Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(o)            No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and applicable laws of any foreign, federal, and other state laws) applicable to such Buyer or by which any property or asset of such Buyer is bound or affected, in the case of (ii) and (iii), other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

(p)            No Other Company Representations or Warranties. Such Buyer acknowledges and agrees that neither the Company nor any of its Subsidiaries makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3. In connection with the due diligence investigation of the Company by such Buyer and its representatives, such Buyer and its representatives have received and may continue to receive from the Company and its representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information containing such information, regarding the Company and its Subsidiaries and their respective businesses and operations. Such Buyer hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which such Buyer is familiar, that such Buyer is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to such Buyer (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except for the representations and warranties made by the Company in Section 3 and in any certificate or other Transaction Document delivered by the Company in connection with this Agreement, the Company makes no representation or warranty with respect to (i) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (ii) any projections, estimates or budgets delivered or made available to such Buyer (or any of its officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries, (iii) the future business and operations of the Company and its Subsidiaries, and such Buyer has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3 or (iv) IAA, Inc., the Merger Agreement or the transactions contemplated thereby, and such Buyer will have no claim against the Company or any of its Subsidiaries, or any of their respective representatives, with respect thereto. Such Buyer acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3, (i) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by such Buyer as having been authorized by the Company, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to such Buyer or any of its representatives are not and shall not be deemed to be or include representations or warranties of the Company. As used in this Agreement, "Merger Agreement" means that certain Agreement and Plan of Merger and Reorganization, dated as of November 7, 2022, by and among the Company, Ritchie Bros. Holdings, Inc., a Washington corporation, Impala Merger Sub I, LLC, a Delaware limited liability company, Impala Merger Sub II, LLC, a Delaware limited liability company, and IAA, Inc., a Delaware corporation, as amended by the Merger Amendment (as defined below).

3.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date, except as (A) disclosed in all reports, schedules, forms, statements and other documents required to be filed and so filed by it with, or furnished by it to, the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed or furnished prior to such Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents") other than any risk factor disclosures in any such SEC Document contained in the "Risk Factors" section or any forward-looking statements within the meaning of the 1933 Act or the 1934 Act, (it being acknowledged that nothing disclosed in the SEC Documents shall be deemed to qualify or modify the representations and warranties set forth in Sections 3(b), 3(c), 3(d), 3(e), 3(g), 3(h), 3(i), 3(o), 3(w)-(x) or 3(z)-(gg)), (B) disclosed in the Company's registration statement on Form S-4, filed with the SEC on December 14, 2022, regarding the Merger Agreement and the transactions contemplated thereby or (C) set forth in the confidential disclosure letter delivered by the Company to the Buyers prior to the execution of this Agreement (the "Company Disclosure Letter") (it being understood that any information, item or matter set forth on one section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent that such information, item or matter is relevant to such other section or subsection):

(a)            Organization and Qualification. Each of the Company and each of its "Subsidiaries" (which for purposes of this Agreement, means a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any change, effect, event, occurrence or development that has a material adverse effect (i) on the business, operations, or financial condition of the Company and the Subsidiaries, taken as a whole, (ii) on the Company's ability to consummate any of the transactions contemplated hereby on a timely basis or (iii) on the Company's material compliance with its obligations under the Transaction Documents, provided, that, with respect to clause (i), none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (A) changes in the industry in which the Company or its Subsidiaries operate and/or the products offered by the industries in which the Company or any of its Subsidiaries operate; (B) changes in the general economic or business conditions within the U.S. or other jurisdictions or any change in prices, availability or quality of raw materials used in the businesses of the Company or its Subsidiaries; (C) general changes in the economy or securities, credit, financial or other capital markets of the U.S. or any other region outside of the U.S. (including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes); (D) earthquakes, fires, floods, hurricanes, tornadoes or similar catastrophes or acts of god or weather conditions, (E) political conditions, including acts of terrorism, war, sabotage, national or international calamity, military action or any other similar event or any change, escalation or worsening thereof after the date hereof; (F) any change in GAAP (as defined in Section 3(j)) or any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local governmental entity, or market administrator; (G) the execution of this Agreement or the public disclosure of this Agreement or the transactions contemplated hereby or any litigation or regulatory actions relating thereto (including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, financing sources, customers, suppliers or partners); (H) any failure to meet internal or published projections, estimates, forecasts or revenue or earnings predictions or other measures of financial or operating performance for any period; (I) a decline in the trading price or trading volume of the Common Shares or any change in the ratings or ratings outlook for the Company or any of its Subsidiaries; provided that the underlying causes of such decline, change or failure, may be considered in determining whether there was a Material Adverse Effect; (J) any epidemic, pandemic, disease outbreak (including, for the avoidance of doubt, COVID-19) or other health crisis or public health event; or (K) any actions taken, or failure to take any action, in each case, to which the Buyers have or the Lead Investor (acting on behalf of the Buyers) has expressly given advance written approval or consent, or that are affirmatively required by this Agreement or requested by a Buyer; provided that a material adverse effect described in any of the foregoing clauses (A) through (F) may be taken into account to the extent the Company and its Subsidiaries are disproportionately affected thereby relative to other companies in the industries in which the Company and its Subsidiaries operate; provided, further, that the foregoing clauses (G) and (J) shall not apply to Sections 3(b)-(i), Sections 3(w)-(x) and Sections 3(z)-(gg). As used in this Agreement, "knowledge" means, with respect to the Company, the actual knowledge as of the date hereof of the individuals listed in Schedule 3(a) of the Company Disclosure Letter, in each case, after reasonable inquiry of such person's direct reports. Notwithstanding anything to the contrary, no person shall have any liability (personal or otherwise) as a result of their status within the definition of "knowledge."

(b)            Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Articles of Amendment, the Registration Rights Agreement, and the Irrevocable Transfer Agent Instructions (as defined below), and each of the other agreements entered into (or to be entered into) by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Purchased Shares and the reservation for issuance of the Conversion Shares issuable upon conversion of the Series A Preferred Shares, if any, have been duly authorized by the Board of Directors (the "Board") and (other than the filing with the SEC of any Form D and one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement and other filings as may be required by Canadian and state securities agencies) no further filing, consent, or further authorization is required by the Company, the Board or its shareholders. This Agreement and the other Transaction Documents have been (or will be, upon execution) duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. The Articles of Amendment in the form attached hereto as Exhibit A shall be filed on the Business Day prior to the Closing Date with Innovation, Science and Economic Development Canada and, as of the issuance of the certificate of amendment by Innovation, Science and Economic Development Canada in respect of the Articles of Amendment, shall be in full force and effect, enforceable against the Company in accordance with its terms and has not been amended.

(c)            Issuance of Securities. The issuance of the Purchased Shares is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, shall be validly issued and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof and the Purchased Shares shall be fully paid and nonassessable with the holders of Series A Preferred Shares being entitled to the rights and preferences set forth in the Articles of Amendment and the holders of Common Shares being entitled to the rights and preferences set forth in the Articles of Amalgamation and By-laws (each, as defined in Section 3(o)). As of the date hereof, the maximum number of Common Shares issuable upon conversion of the Series A Preferred Shares has been duly authorized and reserved for issuance. Upon conversion of the Series A Preferred Shares in accordance with the Articles of Amendment, the applicable Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares. Assuming in part the accuracy of each of the representations and warranties of the Buyers set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)            No Conflicts. Except as set forth in Schedule 3(d) of the Company Disclosure Letter, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation of the maximum number of Common Shares issuable upon conversion of the Series A Preferred Shares and the issuance of the Purchased Shares) will not (i) result in a violation of the Articles of Amalgamation or By-laws or any memorandum of association, certificate of incorporation, certificate of formation, bylaws, any certificate of designations, articles of amendments or other constituent documents of the Company's Subsidiaries or any share capital of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the New York Stock Exchange (the "Principal Market") and applicable laws of Canada, the rules of the Toronto Stock Exchange (the "TSX") and any foreign, federal, and other state laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, in each case other than such conflicts, defaults, terminations, amendments, accelerations, cancellations, violations or consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)            Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with (other than (i) the filing with the SEC of any Form D and one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement; (ii) the filing of a Form 45-106F1 Report of Exempt Distribution with the applicable Canadian securities regulators and authorities pursuant to BC Instrument 72-503; (iii) the acceptance by the TSX of the offering of the Securities; (iv) other filings as may be required by state securities agencies and (v) as set forth in Schedule 3(e) of the Company Disclosure Letter), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof and other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, subject to customary listing conditions of the TSX, (or in the case of the filings detailed above, will be made timely after the Closing Date), and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Shares in the foreseeable future, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Shares from the Principal Market.

(f)             Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives, including, without limitation, any placement agent or investment bank retained by the Company in connection with the sale of the Securities.

(g)            No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.

(h)            No Integrated Offering. None of the Company nor its Subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require the approval of the shareholders of the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

(i)             Application of Takeover Protections; Rights Agreement. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement (including, without limitation, that certain Amended and Restated Shareholder Rights Plan Agreement dated as of February 28, 2019 by and between the Company and Computershare Investor Services Inc., as rights agent) or other similar anti-takeover provision under the Articles of Amalgamation, By-laws or other organizational documents or the laws of Canada) which is or could reasonably be expected to become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities.

(j)             SEC Documents; Financial Statements; No Undisclosed Liabilities. Since December 31, 2021, the Company has timely filed or furnished all the SEC Documents required to be filed or furnished by it with the SEC pursuant to the 1934 Act. As of their respective filing or furnishing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the Sarbanes-Oxley Act of 2002, as amended (and in both cases, the rules and regulations of the SEC promulgated thereunder), in each case, applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed or furnished with the SEC (or, if amended prior to the date hereof, the date of the filing or furnishing of such amendment, with respect to the disclosures that are amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved ("GAAP") (except (i) as may be otherwise indicated in such financial statements or the notes thereto, (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements or (iii) as otherwise permitted by Regulation S-X and the other rules and regulations of the SEC) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of September 30, 2022 (the "Balance Sheet Date") included in the SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as expressly contemplated by the Transaction Documents or otherwise incurred in connection with the transactions contemplated hereby and thereby, (iv) that have been discharged or paid prior to the date of this Agreement, or (v) that have been incurred in the ordinary course, consistent in nature with the Company's past practice prior to the date hereof.

(k)            Absence of Certain Changes. Except matters which are disclosed in Schedule 3(k) of the Company Disclosure Letter, since the Balance Sheet Date (a) except for the execution and performance of this Agreement and the Merger Agreement and the discussions, negotiations and transactions related thereto, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business and (b) there has not been any Material Adverse Effect or any event, change or occurrence that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up nor does the Company or any Subsidiary have any knowledge or reason to believe that any of its respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(k), "Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(l)             No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Shares and which has not been publicly announced, except for the entry by the Company into the Transaction Documents and the amendment to the Merger Agreement, dated January 22, 2023 by and among the Company and the other parties party thereto (the "Merger Amendment"), the proposed payment of the special cash dividend in connection with the transactions contemplated by the Merger Agreement, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)            Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under the Articles of Amalgamation or By-laws or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3(m) of the Company Disclosure Letter, during the two (2) years prior to the date hereof, the Common Shares have been designated for quotation on the Principal Market. Except as set forth in Schedule 3(m) of the Company Disclosure Letter, during the two (2) years prior to the date hereof, (i) trading in the Common Shares have not been suspended by the SEC or the Principal Market and (ii) the Company has received no written communication from the SEC or the Principal Market regarding the suspension or delisting of the Common Shares from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n)            Transactions With Affiliates. Except as set forth on Schedule 3(n) of the Company Disclosure Letter, none of the officers or directors of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer or director or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer or director has a substantial interest or is an officer, director, employee, trustee or partner, in each case that would require disclosure in an SEC filing made by the Company (if such filing were being made on the date hereof) pursuant to Item 404 of Regulation S-K under the 1934 Act.

(o)            Equity Capitalization. As of the close of business on January 19, 2023, the authorized share capital of the Company consists of (i) an unlimited number of Common Shares, of which as of the date hereof, 110,884,392 shares are issued and outstanding, 5,389,388 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and no shares are reserved for issuance pursuant to securities (other than the aforementioned options and the Series A Preferred Shares) exercisable or exchangeable for, or convertible into, Common Shares, (ii) an unlimited number of preferred shares, without par value, designated as Senior Preferred Shares, of which none of which are issued and outstanding as of the date hereof and (iii) an unlimited number of preferred shares, without par value, designated as Junior Preferred Shares, of which none of which are issued and outstanding as of the date hereof. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. As of the Closing Date, (i) the Series A Preferred Shares shall rank senior to all share capital of the Company and (ii) there will be no Pari Passu Shares or Senior Shares (each as defined in the Articles of Amendment) as of the Closing Date. Except pursuant to the Company's stock option and purchase plans or other incentive plans and as disclosed in: (i) Schedule 3(o)(i) of the Company Disclosure Letter, none of the Company's share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) Schedule 3(o)(ii) of the Company Disclosure Letter, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of the Company or any of its Subsidiaries; (iii) Schedule 3(o)(iii) of the Company Disclosure Letter, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (iv) Schedule 3(o)(iv) of the Company Disclosure Letter, there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) Schedule 3(o)(v) of the Company Disclosure Letter, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (vi) Schedule 3(o)(vi) of the Company Disclosure Letter, neither the Company nor any Subsidiary has any share appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished or made available to the Buyers or filed with the SEC true, correct and complete copies of the Company's Articles of Amalgamation, as amended and as in effect on the Closing Date (the "Articles of Amalgamation"), and the Company's By-laws, as amended and as in effect on the Closing Date (the "By-laws"), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Shares and the material rights of the holders thereof in respect thereto.

(p)            Indebtedness and Other Contracts. Except with respect to the covenants contained in (i) Credit Agreement, dated as of October 17, 2016, by and among the Company and certain subsidiaries of the Company, as borrowers, certain subsidiaries of the Company as guarantors, Bank of America, N.A., Royal Bank of Canada and the other lenders party thereto, as amended, restated, amended and restated, supplemented or otherwise modified and (ii) the Indenture, dated as of December 21, 2016, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (collectively, the "Debt Agreements"), the Company is not party to any material loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement, and is not subject to any provision in the Articles of Amalgamation or By-laws that, in each case, by its terms prohibits or prevents the Company from paying dividends in form and the amounts contemplated by the Articles of Amendment. The Company and its Subsidiaries are not in material breach of, or default or violation under, the Debt Agreements.

(q)            Absence of Litigation. The Company has received no written notice of any action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, the Common Shares or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except (i) as set forth in Schedule 3(q) of the Company Disclosure Letter, and (ii) in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)             Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any material insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, in each case, at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)            Employee Relations.

(i)            Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Since the Balance Sheet Date, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the date hereof, there has been no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened. Except as set forth in Schedule 3(s)(i) of the Company Disclosure Letter, As of the date hereof, no executive officer (as defined in Rule 501(f) of the 1933 Act) of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer will terminate such officer's employment with the Company or any such Subsidiary.

(ii)            The Company and its Subsidiaries are in compliance with all United States and Canadian federal, provincial, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

(iii)            Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and those set forth in Schedule 3(s)(iii) of the Company Disclosure Letter, the Company has no knowledge of (a) any Conduct Violations during the last five (5) years, (b) any claims or allegations made in the last five (5) years of any Conduct Violations (other than any which, having been appropriately investigated and have been found to not have been substantiated or material to the Company's and its Subsidiaries' business, taken as a whole), or (c) any settlement agreements entered into by the Company or its Subsidiaries in the last five (5) years related to allegations of Conduct Violations. As used in this Agreement, "Conduct Violations" means reported complaints made to the Company against any executive officer or director of the Company of (i) sexual harassment or misconduct, (ii) racial discrimination or hostility, or (iii) material breaches of the Company's Code of Ethics and Business Conduct, Equal Employment Opportunity Policy or Workplace Harassment Policy.

(t)            Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except (i) encumbrances incurred in connection with the Debt Agreements, and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)            Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted, except where failure to own or possess such Intellectual Property Rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3(u) of the Company Disclosure Letter, none of the Company's or its Subsidiaries' material Intellectual Property Rights have expired or terminated or have been abandoned. The Company does not have any knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)            Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have obtained all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply or the failure to obtain such permit, license or approval would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term "Environmental Laws" means all United States and Canadian federal, provincial, state, local or foreign laws relating to human health (to the extent related to exposure to Hazardous Materials (as hereinafter defined)), pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all codes, decrees, injunctions, judgments, orders, or regulations issued, entered, promulgated or approved thereunder.

(w)            Investment Company Status. Neither the Company nor any Subsidiary is an "investment company," and, to the Company's knowledge, neither the Company nor any Subsidiary is a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(x)            Tax Status. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and as set forth in Schedule 3(x) of the Company Disclosure Letter, the Company and each Subsidiary of the Company (i) has timely and properly made or filed all U.S. federal, state and foreign tax returns, reports and declarations (including, without limitation, any information returns and any required schedules or attachments thereto) required to be filed by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges, except those being contested in good faith by appropriate proceedings and for which adequate reserves have been established, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not in any tax year since January 1, 2018 been a "passive foreign investment company" within the meaning of Section 1297 of the Internal Revenue Code or a "controlled foreign corporation" within the meaning of Section 957 of the Internal Revenue Code. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no assessments or reassessments of the taxes of the Company are currently the subject of an objection or appeal, no audit by any governmental authority of the Company is currently ongoing and there are no outstanding issues which have been raised and communicated to the Company by any governmental authority.

(y)            Internal Accounting and Disclosure Controls. The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the 1934 Act) in accordance with Rule 13a-15 under the 1934 Act in all material respects. During the twelve (12) months prior to the date hereof, neither the Company nor any of its Subsidiaries has identified or been made aware of "significant deficiencies" or "material weaknesses" (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company's internal controls over and procedures relating to financial reporting which would reasonably be expected to adversely affect in any material respect the Company's ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

(z)            Eligibility for Registration. As of the date hereof, the Company is eligible to register the Common Shares and the Conversion Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(aa)          Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the 1933 Act.

(bb)         Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), and the implementing rules and regulations promulgated thereunder (collectively, the "Anti-Money Laundering Laws") except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)          No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, nor to the Company's knowledge, any director, officer, employee, agent or affiliate thereof is, or is directly or indirectly owned 50% or more by, a Person that is currently the subject or the target of any economic sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC") or the U.S. Departments of State or Commerce and including, without limitation, the designation as a "Specially Designated National"), or by the United Nations Security Council, the European Union, His Majesty's Treasury or any other applicable sanctions authority (collectively, "Sanctions Laws"); neither the Company, any of its Subsidiaries, nor, to the Company's knowledge, any director, officer, employee, agent, or affiliate thereof, is organized or resident in a country or territory that is the subject or target of comprehensive country-wide Sanctions Laws (as of the Closing Date, the Crimea, Donetsk, and Luhansk regions of the Ukraine, Cuba, Iran, North Korea, and Syria); the Company maintains in effect and enforces policies and procedures designed to ensure compliance by the Company and its Subsidiaries with applicable Sanctions Laws; neither the Company nor any of its Subsidiaries or affiliates will use the proceeds of the convertible securities or lend, contribute or otherwise make available such proceeds to finance or facilitate any activity in violation of any applicable Sanctions Law.

(dd)         Anti-Bribery. Neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge, any director, officer, employee, or agent thereof, in each case acting in their capacity as such, has, within the last five (5) years, either directly or indirectly through any third party, (i) made, promised, offered or authorized any unlawful payment or gift to or for the benefit of any foreign or domestic government official or employee, political party or candidate for political office; (ii) violated or is in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended ("FCPA"), the U.K. Bribery Act 2010, or any other anti-bribery or anti-corruption law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder (the "Anti-Bribery Laws"), or (iii) otherwise made any unlawful bribe, payoff, influence payment, or kickback in violation of Anti-Bribery Laws; the Company and each of its respective Subsidiaries has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve material compliance with the Anti-Bribery Laws; neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds of the Securities or lend, contribute or otherwise make available such proceeds to finance or facilitate any activity that would violate any Anti-Bribery Law.

(ee)          Investigations and Proceedings. No action, suit, investigation, or proceeding by or before any court or governmental agency, authority or body or involving the Company or any of its Subsidiaries, or any of their respective directors, officers, employees or agents, in each case acting in their capacity as such, with respect to the Anti-Money Laundering Laws, the Sanctions Laws, or the Anti-Bribery Laws is pending or, to the knowledge of the Company, threatened.

(ff)           [Reserved].

(gg)         No Other Buyer Representations and Warranties. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Sections 2 and 4(f).

4.            COVENANTS.

(a)            Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)            [Reserved].

(c)            Reporting Status. Until the date on which the Buyers (as defined in the Registration Rights Agreement) shall have sold all of the Registrable Securities and none of the Series A Preferred Shares are outstanding (the "Reporting Period"), the Company shall use commercially reasonable efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall use commercially reasonable efforts to maintain its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall use commercially reasonable efforts to maintain its eligibility to register the Common Shares and the Conversion Shares for resale by the Investors (as defined in the Registration Rights Agreement) on Form S-3.

(d)            [Reserved].

(e)            Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within three (3) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) within one (1) Business Day after the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries (except to the extent the same are (x) filed or furnished to the SEC and available as described below; or (y) otherwise widely disseminated via a national news wire or similar service), and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders. Notwithstanding the foregoing, the Company shall not be obligated to send or deliver any of the foregoing to the Buyers to the extent any of them are filed, furnished or otherwise made publicly available on the Company's website or the SEC's EDGAR (or any similar) electronic filing system. As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York, New York and Toronto, Ontario are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to "stay at home", "shelter-in-place", "non-essential employee" or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York, New York and Toronto, Ontario generally are open for use by customers on such day.

(f)            Fees. The Company shall reimburse each Buyer or its designee(s) for all reasonable and documented costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence), up to a maximum of an aggregate of $500,000 (the "Transaction Fees"), and fifty percent (50%) of any fees payable by such Buyer or any of its designees with respect to any necessary filings, approvals and/or clearances under the HSR Act in connection therewith (the "HSR Fees") for all Buyers collectively, which aggregate amount of Transaction Fees and HSR Fees may be set-off, dollar for dollar, by the Buyers against the equivalent amount of the Buyers' aggregate Purchase Price for any Purchased Shares purchased at the Closing to the extent not previously reimbursed by the Company; provided, however, that in the event the transactions contemplated by the Transaction Documents are not consummated and this Agreement is terminated in accordance with Section 8, then the Company shall remain obligated to reimburse each Buyer or its designee(s) for the Transaction Fees and one hundred percent (100%) of the HSR Fees paid by the Buyers. Subject to Section 5 of the Registration Rights Agreement, the Company shall be responsible for the payment of any placement agent's fees or commissions, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, the Company shall not have any obligation under this Section 4(f) in respect of taxes imposed on or with respect to any Indemnitee (as defined below) by any jurisdiction by reason of any present or former connection by such Indemnitee with such jurisdiction or amounts that are treated as paid to such Indemnitee pursuant to Section 4(t). Except as otherwise set forth in this Agreement and the other Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers. As used herein, "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

(g)            Transfer or Resale; Pledge of Securities. Subject to the conditions set forth in Section 5(a) and Section 9, no Buyer shall offer for sale, sell, assign or transfer the Securities unless (A) registered under the 1933 Act, (B) such sale, assignment or transfer is made to the Company, (C) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to (i) Regulation S promulgated under the 1933 Act; or (ii) another valid exemption from registration under the 1933 Act or the rules and regulations of the SEC thereunder, or (D) such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act ("Rule 144"). Notwithstanding the foregoing, unless permitted under applicable Canadian securities laws, no Buyer shall offer for sale, sell, assign or transfer the Securities in Canada unless a period of four months and one day from the Closing Date has passed, pursuant to NI 45-102. Subject to the conditions set forth in Section 5(a), the Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities and the pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder; provided, that such Investor, so long as the Starboard Appointee (as defined below) or any other employee of such Investor serves on the Board, (i) provides prompt written notice to the Company if any event of default pursuant to any such bona fide margin agreement or other loan or financing arrangement results in any pledgee exercising its right to foreclose on such collateral, (ii) agrees with the pledgee in writing at the time of or prior to such pledge that the Company will be entitled to repurchase any Series A Preferred Shares so pledged before or after any foreclosure by the pledgee for the applicable Company Redemption Price (as defined in the Articles of Amendment) and (iii) agrees with the pledgee in writing at the time of or prior to such pledge that, in the event of foreclosure, such pledgee will not be entitled to exercise any rights of Starboard set forth in Section 9; provided, further, that an Investor and its pledgee shall be required to comply with the provisions of Section 2(j) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.

(h)            Disclosure of Transactions and Other Material Information.

(i)            The Company shall (i) on or prior to 8:00 a.m., New York City time, on the first (1st) Business Day after the date hereof issue a press release describing the terms of the transactions contemplated by the Transaction Documents and (ii) on or prior to 5:30 p.m., New York City time, no later than the fourth (4th) Business Day after the date hereof, file a Current Report on Form 8-K attaching this Agreement and the Articles of Amendment and the Registration Rights Agreement as exhibits to such filing (which shall not include schedules or exhibits not customarily filed with the SEC), describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and, in each case, shall give the Lead Investor the opportunity to review and comment on such press release and Current Report on Form 8-K. The Company shall use its commercially reasonably efforts to not, and to cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Buyer that at the applicable time of determination does not have an affiliate who serves on the Board, with any material, non-public information regarding the Company or any of its Subsidiaries from and after the Closing Date without the express prior written consent of such Buyer or as otherwise contemplated by the Transaction Documents, other than information that will be included in the Disclosure Document (as defined below) if not previously disclosed by the Company prior to the Disclosure Time (as defined below) as to which the Buyers consent to receipt thereof. For the avoidance of doubt, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Buyer with any earnings information that constitutes material, non-public information pursuant to the immediately preceding sentence without the express written consent of such Buyer. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer's consent at a time when such Buyer does not have an affiliate who serves on the Board, the Company hereby covenants and agrees that, unless otherwise expressly agreed between such Buyer and the Company, such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective, officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries, or any of their respective, officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that each of such Buyers will rely (in their own discretion) on the foregoing in effecting transactions in securities of the Company.

(ii)            If (a) the Merger Agreement is terminated in accordance with its terms or (b) as of the closing of the transactions contemplated by the Merger Agreement, the Starboard Appointee has not been appointed to the Board in accordance with Section 9 of this Agreement, then the Company shall on or prior to 8:00 a.m., New York City time, on the first (1st) Business Day immediately following the later of (x) the consummation of the transactions contemplated by the Merger Agreement or, if earlier, the termination of the Merger Agreement and, in either case, the filing of a Current Report on Form 8-K by the Company with respect thereto, which the Company shall file within one (1) Business Day of such consummation or termination, and (y) the issuance by the Company of its quarterly earnings release with respect to the fourth quarter of 2022 (the "Disclosure Time"), issue a press release or file a Current Report on Form 8-K (the "Disclosure Document") disclosing, to the extent not already disclosed, all confidential information communicated by the Company to any Buyer or its affiliates in connection with the transactions contemplated hereby and by the Merger Agreement to the extent such confidential information constitutes material, non-public information as determined by the Company in its sole discretion. Immediately following the issuance or filing, as applicable, of the Disclosure Document, no Buyer nor any of its affiliates shall be in possession of any material, non-public information received from or on behalf of the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, that is not disclosed in such Disclosure Document. For the avoidance of doubt, the Company shall not be required to issue or file a Disclosure Document if the Starboard Appointee is appointed to the Board. In addition, from and after the earlier of (i) the Disclosure Time and (ii) the issuance or filing, as applicable, of the Disclosure Document, the Company acknowledges and agrees that no Buyer and no affiliate or Representative of any Buyer (as defined in that certain Mutual Nondisclosure Agreement, dated as of January 14, 2023, by and between the Company and Starboard Value LP (the "Confidentiality Agreement")) shall owe the Company or any of its Representatives any duty that would restrict such Buyer or any of its affiliates or Representatives from purchasing, selling or otherwise trading securities of the Company in compliance with applicable securities laws. The Company shall use its commercially reasonably efforts to not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees, affiliates and agents, not to, provide any Buyer with any material, non-public information regarding the Company or its Subsidiaries from and after the Disclosure Time without the express prior written consent of such Buyer. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer's consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. To the extent the terms herein conflict with the terms of the Confidentiality Agreement, the terms of this Agreement shall control.

(i)            Additional Series A Preferred Shares. So long as any Buyer beneficially owns any Series A Preferred Shares, without the prior written consent of the Required Holders (as defined in Section 10(e)), the Company will not issue any Series A Preferred Shares other than as contemplated by the Transaction Documents.

(j)            Additional Issuances of Securities.

(i)            For purposes of this Section 4(j), the following definitions shall apply.

(1)            "Approved Stock Plan" means any employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan, retirement plan or any similar compensation or benefit plan, program or agreement which has been approved by the Board or the Compensation Committee of the Board, pursuant to which the Company's securities may be issued to any employee, officer, director or other agents for services provided to the Company.

(2)            "Common Share Equivalents" means, collectively, Options and Convertible Securities.

(3)            "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Shares.

(4)            "Excluded Securities" means any: (i) Common Shares and Common Share Equivalents issued or issuable (including upon the exercise of Options) (A) under any Approved Stock Plan; (B) pursuant to the terms of the Articles of Amendment; (C) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof; (D) pursuant to acquisitions or strategic transactions (including, for the avoidance of doubt, whether structured as a merger, consolidation, asset or stock purchase, or other similar transaction); or (E) in connection with the Merger Agreement; (ii) securities of a Subsidiary of the Company issued to the Company or a Subsidiary of the Company; (iii) securities of a joint venture (provided that no affiliate (other than any Subsidiary) of the Company acquires any interest in such securities in connection with such issuance) or issued in a strategic partnership or commercial arrangement; (iv) securities issued in connection with any "business combination" (as defined in the rules and regulations promulgated by the SEC) or otherwise in connection with bona fide acquisitions of securities or substantially all of the assets of another Person, business unit, division or business; provided, that the foregoing clauses (i)(D), (iii) and (iv) shall not include a transaction in which the Company or applicable joint venture, as applicable, is issuing securities for the purpose of raising capital or to an entity whose primary business is investing in securities; (v) any securities of the Company issued in an underwritten public offering (whether registered under the 1933 Act or in a transaction exempt from the registration requirements of the 1933 Act (including a marketed "Rule 144A" offering of securities to accredited investors through one or more initial purchasers and hedging activities related thereto)); and (vi) any securities of the Company issued in a stock split, stock combination, stock dividend, distribution or recapitalization.

(5)            "Options" means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

(6)            "Subsequent Placement" means the issuance, sale, grant of any option to purchase, exchange or other disposition by the Company in a private placement not involving a registration statement of any of the Company's or its Subsidiaries' equity or equity-linked securities, including any debt, preferred shares or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Shares or Common Share Equivalents, for the primary purpose of raising capital.

(ii)            So long as a Resignation Event (as defined below) has not occurred, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(j)(ii). Each Buyer may assign all or any portion of its right of participation set forth in this Section 4(j) to one or more of its affiliates in accordance with Section 10(g).

(1)            The Company shall deliver to each Buyer a written notice (the "Offer Notice") of any proposed or intended Subsequent Placement (the "Offer"), which Offer Notice shall (A) identify and describe the material terms and provisions of the securities being offered (the "Offered Securities"), (B) describe the price and other material terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities proposed to be issued, sold or exchanged (for the avoidance of doubt, such price and/or number or amount of the Offered Securities may be a formula or a reasonable range), and (C) offer to issue and sell to or exchange with such Buyers (or at such Buyer's discretion, any of such Buyer's affiliates) a portion of the Offered Securities equal to fifteen percent (15%) of the Offered Securities multiplied by a fraction, the numerator of which is the number of Series A Preferred Shares held by the Buyers and any of their affiliates on the date that the Company delivers the applicable Offer Notice and the denominator of which is the aggregate number of all Series A Preferred Shares acquired by the Buyers on the Closing Date, allocated among such Buyers (or their affiliates) at such Buyers' discretion (the "Basic Amount").

(2)            To accept an Offer, in whole or in part, such Buyer (or its affiliates) must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Buyer's receipt of the Offer Notice (or such shorter period if the Offer Notice was sent in less than five (5) Business Days prior to the proposed issuance date, but in no event less than two (2) Business Days) (the "Offer Period"), setting forth the portion of such Buyer's portion of the Basic Amount that such Buyer elects to purchase (the "Notice of Acceptance"). If the Company offers two (2) or more securities in units to the other participants in the Subsequent Placement, the participating Buyers must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire on the third (3rd) Business Day after such Buyer's receipt of such new Offer Notice.

(3)            To the extent the issuance of any securities to the Buyers pursuant to the provisions of this Section 4(j) would result in a Shareholder Approval Requirement (as defined below), the Buyer may elect to purchase up to an amount of such securities that would not cause the Shareholder Approval Requirement. If the Company believes the issuance of such securities to the Buyer would result in a Shareholder Approval Requirement, the Company shall notify the Buyer reasonably in advance of undertaking such issuance, and the Company will consider in good faith any proposed revisions made by the Buyer to the terms of the proposed transaction that (i) would only be applicable to the Buyer, (ii) would not result in the Company needing to obtain shareholder approval as a result of the issuance of the securities to the Buyer and (iii) are not, in the aggregate, materially adverse to the terms of the Subsequent Placement. The term "Shareholder Approval Requirement" means (i) the issuance of such securities would require shareholder approval under the listing requirements of the NYSE or the TSX or any other securities exchange upon which the Common Shares are then listed solely as a result of the issuance of the securities to the Buyer in such transaction and (ii) the Company would not be required to seek any shareholder approval in connection with the transaction but for issuance of such securities to the Buyer.

(4)            Simultaneously with the closing of the Subsequent Placement giving rise to the Buyers' participation right, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance upon the terms and conditions specified in the Offer Notice; provided, however, that the closing of any purchase by any participating Buyer may be extended beyond the closing of the sale of the Offered Securities giving rise to such preemptive right to the extent reasonably necessary to (i) obtain required approvals from any governmental authority or (ii) permit the participating Buyer to receive proceeds from calling capital pursuant to commitments made by its (or its affiliated investment funds') limited partners, in which case such closing shall occur on the second (2nd) Business Day after receipt of such required approvals or expiration of mandatory capital call notice periods under the applicable fund organizational documents. If the Buyer elects to purchase any securities pursuant to this Section 4(j), the Buyer, at its expense, shall make any filings required in connection with such participation under antitrust or other applicable law promptly following the delivery to the Company of the corresponding Notice of Acceptance and shall use reasonable efforts to obtain applicable antitrust clearance and/or approval under antitrust or other applicable laws.

(5)            The Company shall have sixty (60) calendar days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers pursuant to a definitive agreement (the "Subsequent Placement Agreement") but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (I) the execution of such Subsequent Placement Agreement, and (II) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement.

(6)            Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(j)(ii)(3) and (4) above may not be issued, sold or exchanged after the expiration of the sixty (60) calendar day period described in Section 4(j)(ii)(4) above until they are again offered to the Buyers under the procedures specified in this Section 4(j)(ii).

(iii)            Notwithstanding anything in this Agreement to the contrary, (i) the restrictions contained in this Section 4(j) shall not apply in connection with the issuance of any securities in a transaction that is not a Subsequent Placement, including any Excluded Securities, and (ii) any obligation of the Company and a Buyer to participate in any Subsequent Placement and/or enter into a Subsequent Placement Agreement shall in all cases be conditioned on applicable antitrust clearance or approval under antitrust or other applicable law and compliance with the rules and regulations of the Financial Industry Regulatory Authority.

(k)            Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, FCPA and other applicable Anti-Bribery Laws, OFAC regulations and other applicable Sanctions Laws, and Anti-Money Laundering Laws, except where such violations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)            U.S. Legends. The share certificates representing the Series A Preferred Shares and the book-entry accounts maintained by the Company's transfer agent representing the Purchased Common Shares and the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities bearing such legend):

[NEITHER THE ISSUANCE AND SALE OF THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THESE SECURITIES HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE COMPANY, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT AND THE SELLER PROVIDES REASONABLE ASSURANCE THAT THE SECURITIES CAN BE SOLD PURSUANT TO SUCH RULE. THE SECURITIES ARE FURTHER SUBJECT TO THE RESTRICTIONS SET FORTH IN SECTION 5 OF THE SECURITIES PURCHASE AGREEMENT, DATED January 22, 2023, BY AND AMONG THE COMPANY AND THE INVESTORS LISTED ON THE SCHEDULE OF BUYERS ATTACHED THERETO (THE "SECURITIES PURCHASE AGREEMENT"). [NOTWITHSTANDING THE FOREGOING, BUT SUBJECT TO SECTION 4(G) OF THE SECURITIES PURCHASE AGREEMENT, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.]

The legend set forth above shall be removed and the Company shall issue to the holder of such Securities by electronic delivery at, (x) if eligible and requested by the holder, the applicable balance account at The Depository Trust Company, or (y) on the books of the Company or its transfer agent, if in the case of each of (x) and (y) (i) such Securities are sold or otherwise transferred pursuant to an effective registration statement under the 1933 Act and in accordance with the plan of distribution contained therein, or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the requirements of applicable securities laws, including the 1933 Act. The Company shall use its commercially reasonable efforts to cause its transfer agent to remove the legend set forth above in connection with such sale, assignment or other transfer within two (2) trading days of the date on which it receives a request from such holder to remove such legend, provided that the Company, its transfer agent and such counsel shall have received a letter of representations in customary form from such holder.

(m)            Canadian Legends. (i) The book-entry accounts maintained by the Company's transfer agent representing the Purchased Common Shares and the Conversion Shares, except as set forth below, shall bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities bearing such legends):

"UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]."

"The securities represented by this certificate are listed on the Toronto Stock Exchange ("TSX"); however, the said securities cannot be traded through the facilities of TSX since they are not freely transferable, and consequently any certificate representing such securities is not "good delivery" in settlement of transactions on TSX."

(ii)            The share certificates representing the Series A Preferred Shares, except as set forth below, shall bear a restrictive legend in substantially the following form:

"UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]."

(iii)           The Securities may not be sold or otherwise disposed of in Canada for a period of four months and one day from the Closing Date and the legends set forth above may not be removed prior to such time unless a statutory exemption is available or a discretionary order is obtained from the British Columbia Securities Commission allowing the earlier resale thereof, and may be subject to additional resale restrictions if such sale or other disposition would be a "control distribution", as that term is defined in NI 45-102. Notwithstanding the foregoing, the Company shall, or shall use commercially reasonable efforts to cause the Transfer Agent to, remove the legends set forth above and the Company shall issue a certificate without such legend to the holder of the Securities in connection with any resale which occurs after the date that is four months and one day from the Closing Date.

(n)            [Reserved].

(o)            CFC/PFIC Reporting. Following the Closing, the Company shall make an annual determination whether the Company will be classified as a (i) "controlled foreign corporation" within the meaning of Section 957 or the Internal Revenue Code or (ii) "passive foreign investment company" within the meaning of Section 1297 of the Internal Revenue Code and promptly inform the Buyers of such determination and shall notify the Buyers of such determination in writing within ninety (90) days following the end of the calendar year. The Company shall promptly provide to the Buyers, at the Buyers' expense, any information that the Buyers reasonably request in order for the Buyers to (i) verify the determinations made pursuant to this Section 4(o) in connection with an audit or otherwise, (ii) comply with their federal, state, or local tax return filing and information reporting obligations, (iii) make and maintain a "qualified electing fund" election (as defined in the Internal Revenue Code) with respect to the Company as a result of the Company being classified as a "passive foreign investment company", and (iv) comply with filing requirements that arise as a result of the Company being classified as a "controlled foreign corporation" for U.S. federal income tax purposes.

(p)            Investment Company. So long as any Buyer holds any Securities, the Company will not take any actions that would be reasonably likely to cause it to be an "investment company," or a company controlled by an "investment company" other than any Buyer, as such terms are defined in the Investment Company Act of 1940, as amended.

(q)            No Integrated Offering. None of the Company, its Subsidiaries or any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings such that the offerings would require the approval of the shareholders of the Company for purposes of the 1933 Act or any applicable shareholder approval provisions.

(r)            Public Disclosures. Each Buyer agrees that, from the date of this Agreement until the later of (x) the expiration or termination of the Standstill Period (as defined below) and (y) once the Starboard Appointee is appointed to the Board, the date on which the Starboard Appointee ceases to be a member of the Board, no Buyer shall, and each Buyer shall cause each of its controlled affiliates (including Starboard), its Associates and the Starboard Appointee not to, in each case directly or indirectly, in any manner, publicly disclose any intent or proposal to change the Company's Board, management, business, capitalization, organizational documents or corporate structure, other than any statements or disclosures made by the Starboard Appointee in his capacity as a director of the Board. As used in this Section 4(r), the terms "Affiliate" and "Associate" shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the 1934 Act.

(s)            Section 16 Matters. Once the Starboard Appointee is appointed to the Board, and so long as the Starboard Appointee is a member of the Board, at the request of the Buyers, the Board or a committee thereof composed solely of two or more "non-employee directors" as defined in Rule 16b-3 of the 1934 Act, shall pre-approve the direct or indirect acquisition or disposition, as applicable, including, but not limited to, by issuance, redemption or other transaction with the Company, of the Series A Preferred Shares or any other securities of the Company by each Buyer, the Starboard Appointee, Starboard or any of their affiliates, for the express purpose of exempting such Buyer's, the Starboard Appointee's, Starboard's or any of their affiliates' interests in such transaction from Section 16(b) of the 1934 Act pursuant to Rule 16b-3 thereunder.

(t)            Tax Withholdings. The Company shall be entitled to withhold or deduct, from any amounts payable or otherwise deliverable under any of the Transaction Documents, such amounts as the Company determines, acting reasonably, are required to be deducted or withheld with respect to such payment or delivery under the Internal Revenue Code, the Canadian Tax Act or any provision of any other applicable laws. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes as having been paid to the person or partnership to whom such amounts would otherwise have been paid, provided that such deducted or withheld amounts are remitted to the appropriate governmental authority. The Company is hereby authorized to sell or otherwise dispose of, on behalf of any Buyer, such portion of any share or other security deliverable to such Buyer as is necessary to provide sufficient funds to the Company to enable it to comply with such deduction or withholding requirement and the Company shall notify such Buyer thereof and remit the applicable portion of the net proceeds of such sale to the appropriate governmental authority and, if applicable, any portion of such net proceeds that is not required to be so remitted shall be paid to such Buyer. The Buyers shall, on a joint and several basis, indemnify and hold harmless the Company for any losses, costs, penalties, fees, liabilities, damages and expenses incurred by the Company in respect of a failure to withhold, deduct, or remit any amount required to be withheld, deducted, or remitted in respect of any amounts payable pursuant to the Transaction Documents.

(u)            Forms. If a Buyer is entitled to claim an exemption or reduction from withholding tax in accordance with applicable law, such Buyer shall promptly deliver such properly completed and executed documentation (including properly completed Canada Revenue Agency forms NR301, NR 302 or NR 303, as applicable) reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding. The Company shall, acting reasonably, take into account all such properly completed forms in determining its withholding obligations under Section 4(t). In addition, any Buyer shall deliver such other tax documentation prescribed by applicable law (including any Internal Revenue Service form W-9 or form W-8, as applicable, or any forms or other documentation as may be necessary for the Company to comply with its obligations under the Foreign Account Tax Compliance Act or otherwise reasonably requested by the Company). Each Buyer shall provide new documentation (or successor documentation) upon the expiration or obsolescence of any previously delivered documentation and promptly notify the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(v)            Special Dividend. The Company hereby acknowledges and agrees that no record date for any IAA Special Dividend (as defined in the Articles of Amendment) has been set prior to the date hereof and no such record date shall be set until after the Closing Date. For the avoidance of doubt, the Common Purchased Shares issued pursuant to the terms of this Agreement shall be entitled to receive any IAA Special Dividend.

(w)            Compliance with Applicable Governance Rules. It is the intent of each Buyer and the Company that the provisions of this Agreement comply, and following the date hereof continue to comply, with the Applicable Governance Rules as in effect on the date hereof. In furtherance of the foregoing, if any term, covenant or restriction included in this Agreement fails at any time to comply with such Applicable Governance Rules, the parties agree to negotiate in good faith to modify this Agreement so as to comply with such Applicable Governance Rules while retaining the original intent as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. As used herein, "Applicable Governance Rules" means the rules and regulations of the NYSE or the TSX or any other securities exchange upon which the Common Shares are then listed.

5.            TRANSFER RESTRICTIONS; REGISTER.

(a)            Transfer Restrictions.

(i)            Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, from the date of this Agreement until the one (1) year anniversary of the Closing Date, no Buyer shall sell, transfer, pledge, Hedge or otherwise dispose of, any Purchased Shares or any Conversion Shares, directly or indirectly, (or publicly announce an intention to take any of the foregoing actions) without the Company's prior written consent (such consent to be provided by a majority of Company's directors voting who are independent directors and disinterested in the matter); provided, however, a Buyer may sell, transfer or otherwise dispose of such Purchased Shares or Conversion Shares to an affiliate of such Buyer without the Company's prior written consent; provided, further, that such Buyer provides prompt written notice to the Company of such transfer, including the name and contact information of the affiliate transferee, and such affiliate transferee agrees in writing to be bound by the terms of the Transaction Documents to which the Buyers are parties in the form of the joinder attached as Exhibit C to this Agreement (a "Joinder") (which agreement is also provided to the Company with such notice). Notwithstanding the foregoing, this Section 5(a)(i) shall no longer apply (1) with respect to a Buyer, if this Agreement is terminated in accordance with Section 8 with respect to such Buyer, (2) if the Company's and IAA, Inc.'s shareholders have voted upon the transactions contemplated by the Merger Agreement or (3) if the Merger Agreement is terminated in accordance with its terms.

(ii)            Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, from and after the date on which the Company's and IAA, Inc.'s shareholders have voted upon and approved the transactions contemplated by the Merger Agreement until the one (1) year anniversary of the Closing Date, no Buyer shall sell, transfer, pledge, or otherwise dispose of any Series A Preferred Shares or Hedge any Series A Preferred Shares or Conversion Shares, directly or indirectly (or publicly announce an intention to take any of the foregoing actions) without the Company's prior written consent (such consent to be provided by a majority of Company's directors voting who are independent directors and disinterested in the matter); provided, however, a Buyer may sell, transfer or otherwise dispose of such Series A Preferred Shares to an affiliate of such Buyer without the Company's prior written consent; provided, further, that such Buyer provides prompt written notice to the Company of such transfer, including the name and contact information of the affiliate transferee, and such affiliate transferee agrees in writing by Joinder to be bound by the terms of the Transaction Documents to which the Buyers are parties (which agreement is also provided to the Company with such notice); provided, further, that the restriction set forth in this Section 5(a)(ii) shall not apply to any Common Shares owned or expected to be received pursuant to any dividends in form and the amounts contemplated by the Articles of Amendment. For the avoidance of doubt, this Section 5(a)(ii) shall only apply if and once the transactions contemplated by the Merger Agreement are approved by the Company's and IAA, Inc.'s shareholders. Notwithstanding the foregoing, this Section 5(a)(ii) shall no longer apply (1) with respect to a Buyer, if this Agreement is terminated in accordance with Section 8 with respect to such Buyer or (2) if the Merger Agreement is terminated in accordance with its terms.

(iii)            Notwithstanding anything in this Agreement to the contrary, at no time shall a Buyer, any affiliate of any Buyer or any subsequent transferee, sell, transfer or otherwise dispose of any Series A Preferred Shares, directly or indirectly, to any of the Persons described on Schedules 5(a)(i) and (ii) of the Company Disclosure Letter without the Company’s prior written consent (such consent to be provided by a majority of Company’s directors voting who are independent directors and disinterested in the matter).

(iv)            Each Buyer agrees that, from the date the Starboard Appointee is appointed to the Board until the date on which the Starboard Appointee ceases to be a member of the Board, each Buyer shall comply with the Company’s trading policies and guidelines applicable to directors of the Company.

(v)            For purposes of this Section 5, “Hedge” means the making of any swap, short sale (as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act) of, derivative transaction, granting any option for the purchase of, or entering into any hedging or similar transaction that transfers to any Person, directly or indirectly, in whole or in part, any of the economic consequences of ownership of the applicable security, or otherwise establishing or increasing, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the 1934 Act, with respect to the applicable security. Notwithstanding the foregoing, (i) nothing herein shall prohibit other Persons under common management or that share an investment advisor with any Buyer (including such Buyer’s affiliates) that have no knowledge of this Agreement or of the transactions contemplated hereby from entering into any Hedge, and (ii) in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets, the restriction set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Purchased Shares covered by this Agreement.

(vi)            The parties acknowledge and agree that (i) each of Starboard Value and Opportunity Fund LP and Starboard Intermediate Fund, L.P. will transfer its Purchased Shares to Starboard Value and Opportunity Master Fund III LP, an affiliate transferee, and (ii) Starboard X Master Fund Ltd will transfer its Purchased Shares to Starboard X Master Fund II LP, an affiliate transferee, in the case of each of (i) and (ii), if such affiliate transferee enters into a Joinder with the Company.

(b)            Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company or its transfer agent as the Company may designate by notice to each holder of Securities), a register for the Series A Preferred Shares in accordance with applicable Canadian laws. The Company shall keep the register open and available during business hours for inspection by any Buyer or its legal representatives upon one (1) Business Day prior written request by such Buyer or its legal representatives.

6.            CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the applicable Purchased Shares to each Buyer at the Closing, is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived (in whole or in part) by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)            Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)            Such Buyer shall have delivered its applicable Purchase Price to the Company (in the case of the Lead Investor, such amounts will be set-off against the amounts payable by the Company to the Lead Investor pursuant to Section 4(f)) for the Purchased Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)            The representations and warranties of such Buyer shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Buyer Material Adverse Effect” and words of similar import set forth therein) in all material respects as of the Closing Date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv)            The Common Shares (I) shall be designated for quotation or listed on the Principal Market and the TSX and (II) shall not be suspended, in each case, on the Closing Date, by the SEC, the Principal Market or the TSX from trading on the Principal Market or the TSX nor shall suspension by the SEC, the Principal Market or the TSX have been threatened, as of the Closing Date, either (A) in writing by the SEC, the Principal Market or the TSX or (B) by falling below the minimum listing maintenance requirements of the Principal Market or the TSX.

7.            CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the applicable Purchased Shares at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived (in whole or in part) by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)            The Company shall have (A) duly executed and delivered to such Buyer each of the Transaction Documents and (B) issued to such Buyer, in book-entry form with respect to the Purchased Common Shares, and in certificated form with respect to the Series A Preferred Shares, such number of applicable Purchased Shares being purchased by such Buyer at the Closing and delivered to such Buyer (1) a copy of the securities register for the Company evidencing the issuance of the Preferred Shares and, as soon as practicable thereafter, deliver original certificates thereof to each Buyer at the addresses set forth on the Schedule of Buyers, and (2) a Direct Registration System (DRS) statement from the Company’s transfer agent showing such Buyer as the owner of the Purchased Common Shares on and as of the Closing Date.

(ii)            Such Buyer shall have received the opinion of (i) Goodwin Procter LLP, the Company’s outside U.S. counsel, and (ii) McCarthy Tétrault LLP, the Company’s outside Canadian counsel, each dated as of the Closing Date, in each case, in forms reasonably acceptable to the Buyers.

(iii)            The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions (the “Irrevocable Transfer Agent Instructions”), in the form reasonably acceptable to the Buyers, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv)            The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation, as of a date within ten (10) days prior to the Closing Date.

(v)            The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Board in a form reasonably acceptable to such Buyer, (ii) the Articles of Amalgamation and (iii) the By-laws, in the form attached hereto as Exhibit D.

(vi)            The representations and warranties of the Company shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import set forth therein) in all material respects as of the Closing Date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by an executive officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit E.

(vii)            The Common Shares (I) shall be designated for quotation or listed on the Principal Market and the TSX and (II) shall not be suspended, in each case, on the Closing Date, by the SEC, the Principal Market or the TSX from trading on the Principal Market or the TSX nor shall suspension by the SEC, the Principal Market or the TSX have been threatened, as of the Closing Date, either (A) in writing by the SEC, the Principal Market or the TSX or (B) by falling below the minimum listing maintenance requirements of the Principal Market or the TSX.

(viii)            (i) The Company shall have filed with the NYSE a Supplemental Listing Application for the listing of the Purchased Common Shares and Conversion Shares, and the NYSE shall have approved such Supplemental Listing Application and (ii) the TSX shall have accepted of the offering of the Securities, and the Purchased Common Shares purchased hereunder and the Conversion Shares shall have been conditionally listed and posted for trading on the TSX, subject only to customary listing conditions of the TSX and, in the case of the Conversion Shares, conversion of the Series A Preferred Shares in accordance with the terms and conditions of the Series A Preferred Shares.

(ix)            The Articles of Amendment in the form attached hereto as Exhibit A shall have been filed with Innovation, Science and Economic Development Canada of Canada and, as of the issuance of the certificate of amendment by Innovation, Science and Economic Development Canada in respect of the Articles of Amendment, shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

8.            TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on the Closing Date as determined in accordance with Section 1(b) hereof due to a party’s failure to satisfy the conditions to the other party’s obligations to effect the Closing set forth in Section 6 or 7, as applicable, above (and such other party does not waive such unsatisfied condition(s)), such other party shall have the right to terminate this Agreement with respect to such breaching party at the close of business (New York City time) on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party (subject to the last sentence of Section 9(i)); provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the Lead Investor or its designee(s), as applicable, for the expenses described in Section 4(f) above, except in the event such termination was caused by the Lead Investor’s failure to perform any of its obligations under this Agreement. None of the parties may rely, as a basis for terminating this Agreement or not consummating the transactions contemplated hereby, on the failure of any condition set forth in Section 6 or 7, as the case may be, to be satisfied, if such failure was caused by such party’s failure to perform any of its obligations under this Agreement.

9.            GOVERNANCE.

(a)            Board Appointment.

(i)            The Company agrees that the Board and all applicable committees of the Board shall take all necessary actions to, effective immediately following the later to occur of the Parent Shareholder Approval (as defined in the Merger Agreement) and the Company Stockholder Approval (as defined in the Merger Agreement) (the occurrence of both of the Parent Shareholder Approval and the Company Stockholder Approval, the “Appointment Event”), (A) increase the size of the Board from nine to ten directors and (B) appoint Jeffrey C. Smith (the “Starboard Appointee”) as a member of the Board. The Company agrees that, if the Appointment Event has occurred and so long as a Resignation Event (as defined below) has not occurred, (x) the Board shall nominate, along with its other nominees, the Starboard Appointee for election to the Board at the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”) for a term expiring at the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”) and (y) the Company shall recommend, support and solicit proxies for the election of the Starboard Appointee at the 2023 Annual Meeting in the same manner as it recommends, supports, and solicits proxies for the election of any continuing director. The parties hereto acknowledge and agree that, in the event that the Appointment Event does not occur by the Outside Date (as defined in the Merger Agreement) or the Merger Agreement is terminated in accordance with its terms, then the provisions of this Section 9 shall be void and of no further effect from and after such time.

(b)            Board Committees. The Board shall give the Starboard Appointee the same due consideration for membership to any committee of the Board as any other independent director.

(c)            Additional Governance Agreements.

(i)            During the Standstill Period, Starboard shall comply, and shall cause each of its controlled Affiliates and Associates and the Starboard Appointee to comply, with the terms of this Section 9 and shall be responsible for any breach of this Section 9 by any such Affiliate or Associate or the Starboard Appointee. As used in this Section 9, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the 1934 Act and shall include all persons or entities that at any time during the Standstill Period become controlled Affiliates or Associates of any person or entity referred to in this Agreement.

(ii)            During the Standstill Period, Starboard shall not, and shall cause each of its controlled Affiliates and Associates not to, directly or indirectly, (A) unless otherwise expressly permitted or requested by the Board, nominate or recommend for nomination any person for election at any annual or special meeting of the Company’s shareholders, (B) submit any proposal for consideration at, or bring any other business before, any annual or special meeting of the Company’s shareholders, or (C) initiate, encourage or participate in any “vote no,” “against,” “withhold” or similar campaign with respect to any annual or special meeting of the Company’s shareholders. Starboard shall not, and shall cause each of its controlled Affiliates and Associates not to, publicly or privately encourage or support any other shareholder, person or entity to take any of the actions described in this Section 9(c)(ii).

(iii)            During the Standstill Period, at each annual meeting of the Company’s shareholders, Starboard shall not vote any Series A Preferred Shares or Common Shares beneficially owned by Starboard, and that Starboard has the right and ability to vote (or to direct the vote) as of the applicable record date, against (including through a “withhold” vote) (A) any of the Company’s nominees for director, including any continuing director, (B) the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended December 31, 2023 (and, with respect to any future year during the Standstill Period, any other independent auditor as the Board may recommend for the applicable fiscal year), (C) the Board’s recommendation with respect to the Company’s “say-on-pay” proposal or (D) the Board’s recommendation with respect to any other Company proposal or shareholder proposal or nomination presented at such annual meeting. Starboard further agrees that, at any special meeting of the Company’s shareholders during the Standstill Period, Starboard shall not vote any Series A Preferred Shares or Common Shares beneficially owned by Starboard, and that Starboard has the right and ability to vote (or to direct the vote) as of the applicable record date, at such meeting against (including through a “withhold” vote) the Board’s recommendation on any Company proposal or shareholder proposal or nomination, including, without limitation, relating to the appointment, election or removal of director(s). Nothing in this Agreement shall be deemed to prevent, or in any manner limit, Starboard’s ability to vote all Series A Preferred Shares and Common Shares beneficially owned by Starboard, and that Starboard has the right and ability to vote (or to direct the vote) as of the applicable record date, in any manner that it sees fit with respect to (1) any Extraordinary Transaction (as defined below) that may be presented for shareholder approval during the Standstill Period (which Extraordinary Transactions, for the avoidance of doubt, shall not include any of the matters described in Section 9(c)(iv)) or (2) the election or removal of the Starboard Appointee.

(iv)            Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the parties hereto acknowledge and agree that Starboard shall not, at the Parent Shareholders Meeting (as defined in the Merger Agreement), vote any Series A Preferred Shares or Common Shares beneficially owned by Starboard, and that Starboard has the right and ability to vote (or to direct the vote) as of the applicable record date, on the proposal (i) to approve the issuance of Common Shares to stockholders of IAA, Inc. in connection with the Merger Agreement or (ii) to approve the adjournment of the Parent Shareholders Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Parent Shareholders Meeting to approve the proposal referenced in the foregoing clause (i). All of the Purchased Shares will be beneficially owned by Starboard through the date of the Parent Shareholders Meeting or, if earlier, the date that the Merger Agreement is terminated in accordance with its terms.

(v)            As a condition to the Starboard Appointee’s appointment to the Board, Starboard hereby represents that the Starboard Appointee has submitted, or will submit prior to the appointment of the Starboard Appointee to the Board, an irrevocable resignation letter pursuant to which the Starboard Appointee shall resign from the Board and all applicable committees thereof effective automatically and immediately if (A) Starboard fails to satisfy the Minimum Ownership Threshold (as defined below) at any time after the date of this Agreement or (B) Starboard, its controlled Affiliates or Associates or the Starboard Appointee materially breaches the terms of this Section 9 or Section 4(r) or Section 5(a) of this Agreement (clauses (A)-(B), regardless of actual resignation, the “Resignation Events”). For the avoidance of doubt, Starboard shall have no rights under this Section 9 from and after the occurrence of any Resignation Event but shall continue to be subject to its obligations hereunder until the earlier of (x) the date that is 30 days prior to the deadline for the submission of shareholder nominations for the Company’s next upcoming annual meeting of shareholders after the Resignation Event pursuant to the Company’s organizational documents and (y) the date that is 100 days prior to the first anniversary of the Company’s most recent annual meeting of shareholders; provided, that the Company is not in material breach of this Section 9 at the time of the occurrence of any Resignation Event (subject to any cure period set forth herein). For purposes of this Section 9, with respect to Starboard, “Minimum Ownership Threshold” means that Starboard beneficially owns (as determined under Rule 13d-3 promulgated under the 1934 Act) in the aggregate at least 50.0% of the Purchased Shares (on an as-converted basis and subject to adjustment for stock splits, reclassifications, combinations and similar adjustments).

(vi)            Starboard acknowledges that, prior to his appointment to the Board, the Starboard Appointee is required to (A) submit to the Company a fully completed copy of the Company’s standard director & officer questionnaire and other reasonable and customary director onboarding documentation (including an authorization form to conduct a background check and certain other agreements required by the Company in connection with the appointment or election of new Board members), (B) deliver to the Company an executed consent of the Starboard Appointee to serve as a director if appointed pursuant to the terms hereof and to be included in the proxy statement or other filings under applicable law or stock exchange rules or listing standards, and (C) submit to the Company any other information required (1) to be or customarily disclosed for all applicable directors, candidates for directors, and their Affiliates and representatives in a proxy statement or other filings under applicable law or stock exchange rules or listing standards and (2) in connection with assessing eligibility, independence and other criteria applicable to all directors or satisfying compliance and legal obligations applicable to all independent directors.

(vii)            Starboard and the Starboard Appointee agree that the Board or any committee or subcommittee thereof, in the exercise of its fiduciary duties, may recuse the Starboard Appointee from any Board or committee or subcommittee meeting or portion thereof (and not provide the Starboard Appointee with any materials with respect thereto or any notice of such meetings, which the director is deemed to have waived) (A) at which the Board or any such committee or subcommittee is discussing, evaluating and/or taking action with respect to (1) the exercise of any of the Company’s rights or enforcement of any of the obligations under this Agreement or the Articles of Amendment, (2) any action or proposed transaction that would trigger any provision of any of this Agreement or the Articles of Amendment in which the holders of the Series A Preferred Shares have a right different from a right of the holders of Common Shares, (3) any action taken or proposed (i) in respect of or (ii) in response to actions taken or proposed by Starboard or its Affiliates, in each case, with respect to the Company or its Affiliates, or (4) any proposed transaction between the Company and Starboard or its Affiliates, and (B) to the extent necessary to avoid any potential or actual conflict of interest or when not doing so would otherwise be inconsistent with the Board’s fiduciary duties. Notwithstanding anything to the contrary herein, Starboard agrees that the Board or any committee thereof may form a committee or subcommittee of the Board excluding the Starboard Appointee to address any situation involving clauses (A)(1) through (A)(4) and (B) above.

(viii)            Starboard acknowledges that the Starboard Appointee, upon election to the Board, will be governed by the same obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, director resignation policies, and other governance guidelines and policies of the Company (collectively, “Company Policies”) as other independent directors of the Company.

(d)            Certain Starboard Agreements.

(i)            Starboard agrees that, from the date of the Appointment Event until the later of (i) the earlier of (x) the date that is 30 days prior to the deadline for the submission of shareholder nominations for the 2024 Annual Meeting pursuant to the Company’s organizational documents and (y) the date that is 100 days prior to the first anniversary of the 2023 Annual Meeting and (ii) the date that the Starboard Appointee no longer serves on the Board (the “Standstill Period”), Starboard shall not, and shall cause each of its controlled Affiliates and Associates and the Starboard Appointee not to, in each case, directly or indirectly, in any manner, unless otherwise expressly approved or requested by the Board:

(1)            except for solicitations in accordance with the recommendation of the Board, engage, directly or indirectly, in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the 1934 Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of shareholders), in each case, with respect to securities of the Company;

(2)            form, join, or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to Common Shares or any other class or series of stock of the Company (other than a “group” that includes all or some of the members of Starboard, but does not include any other entities or persons that are not members of Starboard as of the date hereof); provided, however, that nothing herein shall limit the ability of an Affiliate of Starboard to join the “group” following the execution of this Agreement, so long as any such Affiliate agrees in writing with the Company to be bound by the terms and conditions of this Agreement;

(3)            deposit any Common Shares, Series A Preferred Shares or any other securities of the Company in any voting trust or subject any Common Shares, Series A Preferred Shares or any other securities of the Company to any arrangement or agreement with respect to the voting of any Common Shares, Series A Preferred Shares or any other securities of the Company (including by granting any proxy, consent or other authority to vote), other than any such voting trust, arrangement or agreement solely among the members of Starboard and otherwise in accordance with this Agreement;

(4)            seek or submit, or encourage any person or entity to seek or submit, nomination(s) in furtherance of a “contested solicitation” for the appointment, election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the appointment, election or removal of any directors of the Company, in each case, in opposition to the recommendation of the Board, except as otherwise permitted in this Section 9; provided, however, that nothing in this Agreement shall prevent Starboard or its Affiliates or Associates from taking actions in furtherance of identifying director candidates in connection with the 2024 Annual Meeting, or any subsequent annual meeting of shareholders, so long as such actions do not create a public disclosure obligation for Starboard or the Company and are undertaken on a basis reasonably designed to be confidential and in accordance in all material respects with Starboard’s normal practices in the circumstances;

(5)            (A) make any proposal for consideration by shareholders at any annual or special meeting of shareholders of the Company or through any action by written consent of shareholders or referendum of shareholders of the Company, (B) make any offer or proposal (with or without conditions) with respect to any merger, scheme of arrangement, takeover, tender or exchange offer, acquisition, recapitalization, restructuring, disposition or other business combination or extraordinary transaction (each, an “Extraordinary Transaction”) involving the Company and/or its Affiliates, (C) affirmatively solicit a third party to make an offer or proposal (with or without conditions) with respect to any Extraordinary Transaction involving the Company, or encourage, initiate or support any third party in making such an offer or proposal, (D) publicly comment on any Extraordinary Transaction with respect to the Company prior to the Company making a public announcement or regulatory filing with the SEC regarding such Extraordinary Transaction, (E) call or seek to call a special meeting of shareholders or act by written consent, or (F) make any request for the Company’s list of shareholders or books and records of the Company under any statutory or regulatory provisions providing for shareholder access to books and records (for the avoidance of doubt, nothing in this clause (F) shall prevent the Starboard Appointee from privately and confidentially making any such request in his capacity as a director of the Company);

(6)            seek, alone or in concert with others, representation on the Board or removal of any member of the Board, except as permitted by this Section 9;

(7)            advise, encourage, support or knowingly influence any person or entity with respect to the voting or disposition of any securities of the Company at any annual or special meeting of shareholders or in connection with any consent solicitation, except in accordance with this Section 9; or

(8)            make any request or submit any proposal to amend the terms of this Section 9 other than through confidential, non-public communications with the Company’s Chief Executive Officer or the Board that would not be reasonably determined to trigger public disclosure obligations for any party.

The restrictions in Sections 9(c)(i), (c)(ii) and (c)(iii), (d)(i) and, with respect to the reference to Section 9(c)(iii), (d)(ii), and (e) applicable to Starboard (including, for the avoidance of doubt, the Starboard Appointee) shall terminate automatically and immediately upon any material breach of this Section 9 by the Company, including, without limitation, as a result of a failure by the Company to appoint the Starboard Appointee, as applicable, to the Board upon the Appointment Event or nominate the Starboard Appointee, as applicable, to the Board at the 2023 Annual Meeting in accordance with Section 9(a)(i), upon five business days’ written notice by Starboard to the Company if such breach has not been cured within such notice period; provided, that Starboard is not in material breach of this Section 9 or Section 4(r) or Section 5(a) at the time such notice is given or prior to the end of the notice period.

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will prohibit or restrict Starboard or its Affiliates and Associates or the Starboard Appointee from (A) making any factual statement to comply with any subpoena, legal requirement, or other legal process or to respond to a request for information from any governmental authority with jurisdiction over such person or entity from whom information is sought (so long as such process or request did not arise as a result of a breach of this Agreement or any other discretionary acts by Starboard or its controlled Affiliates and Associates or the Starboard Appointee) or making any regulatory filing required pursuant to the 1934 Act or any other applicable regulatory regime (provided, that any such legal requirement or regulatory filing does not arise from or relate to an action by Starboard or its controlled Affiliates and Associates or the Starboard Appointee that would otherwise violate this Agreement and any such statement, whether or not in a regulatory filing, does not otherwise violate this Section 9(d)(i)) (provided that, to the extent legally permissible, Starboard shall first preview such statement or regulatory filing with the Company in advance of making such disclosure or filing and consider in good faith any comments by the Company), (B) communicating privately and confidentially with the Board or any of the Company’s executive officers regarding any matter, so long as such communications would not be reasonably determined to trigger public disclosure obligations for any party, (C) subject to the New Confidentiality Agreement (as defined below) and the Company Policies to the extent applicable, communicating among Starboard and its Affiliates or Associates, the Starboard Appointee, and their respective representatives, agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors (in their respective capacities as such), or (D) complying with Rule 14a-19(b) of the 1934 Act.

(ii)            Except as expressly provided in Sections 9(c)(iii) and (iv), Starboard shall be entitled to vote the Common Shares or any other class or series of stock of the Company, including the Series A Preferred Shares, that it beneficially owns as Starboard determines in its sole and absolute discretion.

(iii)            Prior to the Continuation Deadline (as defined below), Starboard may, in its sole and absolute discretion and so long as no Resignation Event has occurred and the Starboard Appointee is then currently a member of the Board, provide written notice (the “Continuation Notice”) to the Company of Starboard’s determination to continue the Standstill Period for all purposes of this Agreement until the earlier of (x) the date that is 30 days prior to the deadline for the submission of shareholder nominations for the Second Proximate Annual Meeting of Shareholders (as defined below) pursuant to the Company’s organizational documents and (y) the date that is 100 days prior to the first anniversary of the Next Proximate Annual Meeting (as defined below) (the “Continuation Option”); provided, however, that the Continuation Option shall only be exercisable by Starboard twice and thereafter such Continuation Option shall terminate. If Starboard provides a Continuation Notice, then the Standstill Period shall be automatically extended as set forth in the previous sentence of this Section 9(d)(iii), and, subject to his consent to serve and the other requirements set forth in Section 9(c)(v) and (vi), and so long as no Resignation Event has occurred, the Board and all applicable committees of the Board shall take all necessary actions to nominate the Starboard Appointee for election as a director at the Next Proximate Annual Meeting and recommend, support and solicit proxies for the election of the Starboard Appointee at the Next Proximate Annual Meeting in the same manner as it recommends, supports, and solicits proxies for the election of all other directors. For the avoidance of doubt, Starboard shall be permitted to exercise a Continuation Option prior to the applicable Continuation Deadline, as set forth under this Section 9(d)(iii), in connection with the Next Proximate Annual Meeting, so long as no Resignation Event has occurred and the Starboard Appointee has not otherwise resigned as a member of the Board. In the event that Starboard does not exercise the Continuation Option prior to the applicable Continuation Deadline, the Standstill Period shall expire pursuant to Section 9(d)(i) and no further Continuation Option shall be available. For purposes of this Agreement, (i) “Continuation Deadline” means 11:59 PM ET on the earlier of (x) the date that is 30 days prior to the deadline for the submission of shareholder nominations for the Next Proximate Annual Meeting (i.e., the 2024 Annual Meeting of Shareholders in respect of the initial Continuation Option and the 2025 Annual Meeting of Shareholders in respect of the second Continuation Option) pursuant to the Company’s organizational documents and (y) the date that is 100 days prior to the first anniversary of the most recent annual meeting of shareholders held by the Company (i.e., the 2023 Annual Meeting of Shareholders in respect of the initial Continuation Option and the 2024 Annual Meeting of Shareholders in respect of the second Continuation Option); (ii) “Next Proximate Annual Meeting” means the next upcoming annual meeting of shareholders (i.e., the 2024 Annual Meeting of Shareholders in respect of the initial Continuation Option and the 2025 Annual Meeting of Shareholders in respect of the second Continuation Option); and (iii) “Second Proximate Annual Meeting” means the next upcoming annual meeting of shareholders after the Next Proximate Annual Meeting (i.e., the 2025 Annual Meeting of Shareholders in respect of the initial Continuation Option and the 2026 Annual Meeting of Shareholders in respect of the second Continuation Option).

(iv)            Nothing in this Agreement shall be deemed to limit the exercise in good faith by the Starboard Appointee of his fiduciary duties as a director of the Company.

(e)            Mutual Non-Disparagement. Subject to applicable law, each of the parties hereto covenants and agrees that, during the Standstill Period, or if earlier, until such time as the other party or any of its agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors acting on behalf of such party shall have breached this Section 9(e), neither it nor any of its respective agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors shall in any way publicly criticize, disparage, call into disrepute or otherwise defame or slander the other party or such other party’s subsidiaries, affiliates, successors, assigns, officers (including any future (i.e., appointed following the date hereof and before the termination of the Standstill Period) or current officer of a party or a party’s subsidiaries who no longer serves in such capacity at any time during the Standstill Period), directors (including any future (i.e., appointed following the date hereof and before the termination of the Standstill Period) or current director of a party or a party’s subsidiaries who no longer serves in such capacity at any time during the Standstill Period), employees, shareholders, agents, attorneys or representatives, or any of their businesses, products or services, in any manner that would reasonably be expected to damage the business or reputation of such other party, their products or services or their subsidiaries, affiliates, successors, assigns, officers (or former officers), directors (or former directors), employees, shareholders, agents, attorneys or representatives; provided, however, that, nothing herein shall prevent (i) Starboard or any of its agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors from making any statement or announcement unrelated to (and which does not, directly or indirectly, reference in any way) the Company and its subsidiaries, their respective businesses, products or services, the Board or management of the Company concerning the Company’s officers (including any future (i.e., appointed following the date hereof and before the termination of the Standstill Period) or current officer of the Company or any of the Company’s subsidiaries who no longer serves in such capacity at any time during the Standstill Period), directors (including any future (i.e., appointed following the date hereof and before the termination of the Standstill Period) or current director of the Company or any of the Company’s subsidiaries who no longer serves in such capacity at any time during the Standstill Period), employees, shareholders, agents, attorneys or representatives (in each case, in capacities unrelated to the Company and its subsidiaries), or any of their businesses, products or services or (ii) such directors, officers, employees, shareholders, agents, attorneys or representatives of the Company or its subsidiaries referenced in the foregoing clause (i) (in each case, in such capacities unrelated to the Company and its subsidiaries) from making any statement or announcement in response thereto. The foregoing shall not restrict the ability of any person to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.

(f)            Confidentiality Agreement. The parties shall enter into the confidentiality agreement in the form attached hereto as Exhibit F, which shall be effective upon the Appointment Event (the “New Confidentiality Agreement”). Prior to the effectiveness of the New Confidentiality Agreement, the parties agree that the Confidentiality Agreement shall remain in full force and effect.

10.            MISCELLANEOUS.

(a)            Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)            Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or ..pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(c)            Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)            Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)            Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. The terms and conditions of the Confidentiality Agreement remain in full force and effect pursuant to the terms thereof, subject to Section 4(h) and Section 9(f). Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the aggregate number of Series A Preferred Shares issued or issuable pursuant to the terms of this Agreement and shall include the Lead Investor so long as the Lead Investor or any of its affiliates holds any Registrable Securities (the “Required Holders”). Any amendment or waiver effected in accordance with this Section 10(e) shall be binding upon each Buyer and holder of Securities and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents and holders of Series A Preferred Shares.

(f)            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon delivery, when sent by electronic mail; or (iv) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Ritchie Bros. Auctioneers Incorporated

9500 Glenlyon Parkway

Burnaby, British Columbia

Canada V5J0C6

Attention:	Ann Fandozzi

Darren Watt

E-mail:

with a copy (for informational purposes only) to:

Goodwin Procter LLP
100 Northern Avenue

Boston, MA 02210

Attention:	Stuart M. Cable

Lisa R. Haddad

Mark S. Opper

Jean A. Lee

James P. Barri

Kim S. de Glossop

E-mail:

with a copy (for informational purposes only) to:

McCarthy Tétrault LLP
Suite 2400 745 Thurlow Street
Vancouver, BC V6E 0C5

Attention:	David Frost
E-mail:

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022

Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.
E-mail:

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Purchased Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders. No Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company; provided, however, that a Buyer may assign its rights and obligations hereunder, in whole or in part, to any affiliate of such Buyer without the Company’s prior written consent.

(h)            No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 10(k).

(i)            Survival. Unless this Agreement is terminated under Section 8, (A) the representations and warranties of the Company (other than Sections 3(a)-(e), 3(g)-(i), 3(o), 3(w), or 3(aa)-(ee) (collectively, the “Fundamental Representations”)) contained in Section 3 shall survive the Closing until the twelve (12) month anniversary of the Closing, (B) the Fundamental Representations, the Buyers’ representations and warranties set forth in Section 2 and the Lead Investor’s representation and warranty set forth in Section 4(f) shall survive the Closing for a period of five (5) years following the Closing, and (C) the agreements and covenants set forth in Sections 4, 5, 9 and 10 shall survive the Closing and the delivery and conversion of Securities, as applicable, until fully performed in accordance with their terms. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. In the event of termination of this Agreement as provided in Section 8, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto, except as set forth in Section 8 and except that nothing herein shall relieve either party from liability for any breach of this Agreement.

(j)            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)            Indemnification.

(i)            In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer, such Buyer’s direct or indirect affiliates and investment advisors and managers (the “Buyer Related Parties”), and all of such Buyer Related Parties’ respective direct or indirect officers, directors, employees, principals, partners, members, affiliates, advisors and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, and together with the Buyer Related Parties, the “Indemnitees”), as incurred and with such Indemnified Liabilities (as defined below) to be paid by the Company to the Indemnitees as soon as practicable but in any event no later than twenty-five (25) calendar days after written demand by Indemnitees therefor to the Company, from and against any and all actions, causes of action, suits, claims (including causes of action, suits or claims asserted directly by or between an Indemnitee and the Company), losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, provided, that such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty set forth in Section 10(k)(i), (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any action, cause of action, suit, claim, proceeding, investigation, subpoena or similar event brought or made against or involving, or served upon, such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from or related to (i) the investment in the Securities, the transactions contemplated by the Transaction Documents or the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) the public announcement by the Company of the Transaction Documents and/or the issuance of the Securities, including any accompanying release of the Company’s financial results, (iv) the status of (x) such Indemnitee or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or (y) an officer or director of the Company being a nominee, employee or principal of any Indemnitee or (v) such Indemnitee’s, direct or indirect, support or recommendation of, or solicitation of proxies in connection with, the transactions contemplated by the Merger Agreement, including, for the avoidance of doubt, such Indemnitee’s status or potential status as a “participant” in any “solicitation” (as such terms are defined in Regulation 14A under the 1934 Act) of proxies in connection therewith, except in the event that such cause of action, suit or claim is determined by a court of competent jurisdiction in a full and final resolution to be the sole result of the gross negligence, willful misconduct or fraud by any Buyer. In the event that any Indemnified Liabilities are finally adjudicated to have been caused by the gross negligence, willful misconduct or fraud by any Buyer, the Indemnitee will promptly reimburse the Company the amount of such Indemnified Liabilities paid by the Company in accordance with this Section 10(k)(i) to the extent attributable to such gross negligence, willful misconduct or fraud. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Notwithstanding the foregoing, for the avoidance of doubt, the Company shall not have any indemnification obligation under this Section 9(k) in respect of taxes imposed on or with respect to any Indemnitee by any jurisdiction by reason of any present or former connection by such Indemnitee with such jurisdiction or amounts that are treated as paid to such Indemnitee pursuant to Section 4(t).

(ii)            A claim for indemnification for any matter not involving a Third Party Claim (as defined below) may be asserted by written notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnitor hereunder (the “Indemnifying Party”) shall not preclude the Indemnitee from any indemnification that it may claim in accordance with this Section 10(k) unless and to the extent the Indemnifying Party is materially prejudiced by such failure.

(iii)            Promptly after the receipt by an Indemnitee of notice of any action, cause of action, suit, proceeding, claim, investigation, subpoena or similar event by a third party that an Indemnitee believes in good faith is an indemnifiable claim hereunder (each, a “Third Party Claim”), such Indemnitee shall deliver to the Indemnifying Party a written notice of such Third Party Claim (which notice shall include reasonable detail, to the extent then known, of the basis for the liability and the particular section of the Agreement breached and a copy of all papers served with respect to such Third Party Claim and any other reasonably necessary documents), and the Indemnifying Party shall have the right to request to participate in and, with the consent of the Indemnitee (such consent not to be unreasonably withheld, delayed, or conditioned), to assume control of the defense thereof with counsel selected by Indemnifying Party and reasonably satisfactory to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnitees to be paid by the Indemnifying Party, if, in the reasonable opinion of counsel retained by the Indemnitee, the representation by such counsel of the Indemnitee and the Indemnifying Party would be inappropriate due to (i) actual conflicts of interests between such Indemnitee and the Indemnifying Party or (ii) the nature of such Third Party Claim. The Indemnitee shall reasonably cooperate with the Indemnifying Party in connection with any negotiation or defense of any such Third Party Claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably requested by the Indemnifying Party which relates to such Third Party Claim. The Indemnifying Party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No Indemnifying Party shall be liable for any settlement of any action, claim or proceeding arising out of any Third Party Claim effected without its prior written consent, provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. No Indemnifying Party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Third Party Claim and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Indemnifying Party within a reasonable time shall not relieve such Indemnifying Party of any liability to the Indemnitee under this Section 10(k), except to the extent that the Indemnifying Party is materially prejudiced by such failure. For the avoidance of doubt, the obligations of the Indemnitee contained in this Section 10(k)(iii) shall apply to Third Party Claims only, and shall not apply to direct claims by or between an Indemnitee and the Company.

(iv)            Notwithstanding any other provision of this Agreement, except in the case of fraud, no party shall be liable for any indirect (including lost profit), exemplary or punitive damages or any other damages to the extent not reasonably foreseeable arising out of or in connection with this Agreement or the transactions contemplated hereby (in each case, unless any such damages are awarded pursuant to a Third Party Claim).

(l)            No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)            Remedies. Subject to Section 10(k)(iv), each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Subject to Section 10(k)(iv), any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company and each Buyer recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers or the Company, as applicable. The Company and each Buyer therefore agrees that the non-breaching party shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

RITCHIE BROS. AUCTIONEERS INCORPORATED

By:	/s/ Ann Fandozzi
Name: Ann Fandozzi
Title: Chief Executive Director

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each of the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD VALUE AND OPPORTUNITY FUND LP, as nominee for Starboard Value and Opportunity Master Fund III LP

By: Starboard Value A LP, its general partner

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each of the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD INTERMEDIATE FUND LP, as nominee for Starboard Value and Opportunity Master Fund III LP

By: Starboard Value A LP, its general partner

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each of the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

By: Starboard Value LP, its investment manager

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each of the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

Starboard Value and Opportunity C LP

By: Starboard Value R LP, its general partner

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each of the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

Starboard Value and Opportunity S LLC

By: Starboard Value LP, its manager

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each of the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD VALUE LP, in its capacity as the investment manager of a certain managed account

By: Starboard Value GP LLC, its general partner

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each of the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

Starboard X Master Fund Ltd., as nominee for Starboard X Master Fund II LP

By: Starboard Value A LP, its general partner

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each of the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Starboard VALUE LP, solely with respect to Section 9 hereto

By: Starboard Value GP LLC, its general partner

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each of the parties have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

JEFFREY C. SMITH, solely with respect to Section 9 hereto

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

EXHIBITS

Exhibit A	Form of Articles of Amendment
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Joinder
Exhibit D	Form of Secretary's Certificate
Exhibit E	Form of Officer's Certificate
Exhibit F	Form of Confidentiality Agreement

SCHEDULES

Schedule 3(a)	Knowledge
Schedule 3(d)	No Conflicts
Schedule 3(e)	Consents
Schedule 3(k)	Absence of Certain Changes
Schedule 3(m)	Conduct of Business
Schedule 3(n)	Transactions with Affiliates
Schedule 3(o)	Equity Capitalization
Schedule 3(q)	Absence of Litigation
Schedule 3(s)	Employee Relations
Schedule 3(u)	Intellectual Property Rights
Schedule 3(x)	Taxes
Schedule 5(a)	Transfer Restrictions

EXHIBIT A

Form of Articles of Amendment

SCHEDULE TO

ARTICLES OF AMENDMENT

OF

RITCHIE BROS. AUCTIONEERS INCORPORATED

(the "Company")

The Articles of Amalgamation of the Company, as amended (the "Articles"), be amended as follows:

1.            to create a new series of Senior Preferred Shares, designated as Series A Senior Preferred Shares, of which the Company is authorized to issue 485,000,000 Series A Senior Preferred Shares; and

2.            to provide that the rights, privileges, restrictions and conditions attaching to the Series A Senior Preferred Shares are as set out in Schedule I,

with the result that after giving effect to the foregoing, the authorized capital of the Company will consist of (i) a class of an unlimited number of Common Shares, (ii) a class of an unlimited number of Preferred Shares designated as Senior Preferred Shares, issuable in series, of which 485,000,000 are designated as Series A Senior Preferred Shares, and (iii) a class of an unlimited number of Preferred Shares designated as Junior Preferred Shares, issuable in series.

SCHEDULE I

The following is a statement of the rights, privileges, restrictions and conditions attaching to the Series A Senior Preferred Shares in the capital of the Company.

(1)            Designation and Amount. There shall be a series of Senior Preferred Shares of the Company designated as the "Series A Senior Preferred Shares" (the "Series A Preferred Shares") and the number of shares constituting such series shall be four hundred eighty five million (485,000,000) shares (each a "Series A Preferred Share").

(2)            Ranking. The Series A Preferred Shares shall rank, with respect to rights as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company (a) senior to all of the Junior Preferred Shares, Common Shares and any other class or series of capital shares of the Company, hereafter issued or authorized, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Shares as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company (such shares being referred to hereinafter collectively as "Junior Shares"), (b) on a parity basis with each other class or series of capital shares hereafter issued or authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Shares as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company (such shares being referred to hereinafter collectively as "Pari Passu Shares"), and (c) on a junior basis with each other class or series of capital shares hereafter issued or authorized, the terms of which expressly provide that such class or series ranks on a senior basis to the Series A Preferred Shares as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company (such shares being referred to hereinafter collectively as "Senior Shares"). Notwithstanding anything to the contrary in these Articles of Amendment (these "Articles of Amendment"), the Company shall have the right to create and issue Series A-1 Preferred Shares and Series A-2 Preferred Shares (each as defined below) pursuant to Section 10 without the consent of the Holders.

(3)            No Maturity or Sinking Fund. The Series A Preferred Shares shall have no stated maturity and will not be subject to any sinking fund.

(4)            Liquidation. In the event of a Liquidation Event, holders of Series A Preferred Shares (each, a "Holder" and collectively, the "Holders") shall be entitled to receive in cash out of the assets of the Company legally available therefor, whether from capital or from earnings available for distribution to its shareholders (the "Liquidation Funds") upon such Liquidation Event, before any amount shall be paid to the holders of Junior Shares, but subject to the rights of Senior Shares and Pari Passu Shares, an amount per Series A Preferred Share equal to the greater of (i) the Conversion Amount and (ii) the amount that would have been received had such Series A Preferred Shares been converted into Common Shares immediately prior to such Liquidation Event at the then effective Conversion Rate (without regard to any limitations on conversion); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Pari Passu Shares, if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds that would be payable to such Holder or holder of Pari Passu Shares as a liquidation preference in accordance with their respective rights set out in the Articles from time to time, as a percentage of the full amount of Liquidation Funds that would be payable to all Holders and holders of Pari Passu Shares in accordance with their respective rights set out in the Articles from time to time.

(5)            Dividends.

(a)            Preferential Dividends.

(i) From and after the Issuance Date, the Holders of record as they appear on the books of the Company on February 15, May 15, August 15 and November 15 of each calendar year following the Issuance Date (each such date, a "Preferential Dividend Record Date") shall be entitled to receive, to the fullest extent permitted by law and out of funds lawfully available therefor, before any dividends shall be declared, set apart for or paid upon the Common Shares or any other Junior Shares, dividends per Series A Preferred Share on the applicable Preferential Dividend Date (as defined below) in arrears for the previous Calendar Quarter equal to an amount calculated at 5.50% per annum (the "Preferential Dividend Rate") on the Issue Price of each such Series A Preferred Share computed on the basis of a 360-day year and twelve 30-day months (the "Preferential Dividends"). For the avoidance of doubt, the first Preferential Dividends to be paid by the Company on March 15, 2023 shall be prorated for the period starting on the Issuance Date through such Preferential Dividend Date.

(ii) Preferential Dividends shall be payable on March 15, June 15, September 15 and December 15 of each calendar year following the Issuance Date, or, if any such date falls on a day that is not a Business Day, the next day that is a Business Day (each such date, a "Preferential Dividend Date").

(iii) Preferential Dividends shall be payable on each Preferential Dividend Date, to the Holders of record on the related Preferential Dividend Record Date, in whole or in part, in cash ("Cash Preferential Dividend") or, so long as there is no Equity Conditions Failure in respect of the Preferential Dividend Shares occurring on the applicable Preferential Dividend Date (subject to waiver of any such Equity Conditions Failure in accordance with clause (v) below) by any Holder with respect to such Holder only, in Common Shares (the "Preferential Dividend Shares"), at the Company's election.

(iv) The Company shall give written notice (a "Preferential Dividend Election Notice") to each Holder on or prior to the fifteenth (15th) Trading Day immediately prior to the applicable Preferential Dividend Date (the date such notice is delivered to the Holders, the "Preferential Dividend Notice Date") indicating whether it elects to pay Preferential Dividend on any Preferential Dividend Date in Cash Preferential Dividend, in Preferential Dividend Shares or a combination thereof (and if a combination, the proportion that will be paid in Cash Preferential Dividend), which election shall be the same for all Holders. If the Company does not give a Preferential Election Notice in respect of a Preferential Dividend Date in accordance with the immediately preceding sentence, the Company will be deemed to have elected Cash Preferential Dividend in respect of the Preferential Dividends due on such Preferential Dividend Date.

(v) If the Company elects (or is deemed to have elected by operation of this Section 5(a)) the payment of applicable Preferential Dividend in Preferential Dividend Shares, in whole or in part, in respect of a Preferential Dividend Date, and an Equity Conditions Failure occurs at any time prior to such Preferential Dividend Date that the Company expects will last through such Preferential Dividend Date (which is not waived in writing by such Holder), the Company shall provide each Holder a written notice to that effect by no later than the Trading Day immediately following the date upon which the Company has knowledge of such Equity Conditions Failure, indicating that unless such Holder waives the Equity Conditions Failure in writing, the applicable portion of Preferential Dividend as to which such Holder did not waive the Equity Conditions Failure shall be paid as Cash Preferential Dividend.

(vi) If any portion of Preferential Dividend for a particular Preferential Dividend Date shall be paid in Preferential Dividend Shares, then on the applicable Preferential Dividend Date, the Company shall issue to the Holder, such number of Common Shares equal to (a) the amount of Preferential Dividend payable on the applicable Preferential Dividend Date in Preferential Dividend Shares divided by (b) 97% of the simple average of the daily Weighted Average Prices of the Common Shares on each Trading Day during the ten (10) consecutive Trading Days immediately following the applicable Preferential Dividend Notice Date. Notwithstanding anything herein to the contrary, if the price set forth in clause (b) of the immediately preceding sentence is less than US$59.722 (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Common Shares occurring after the Subscription Date) or less than the minimum price required such that the Common Shares are deemed to be issued at or above the market price or otherwise not requiring shareholder approval by the Toronto Stock Exchange (or its successor), then the Company shall be required to pay the applicable Preferential Dividends on the applicable Preferential Dividend Payment Date in cash as a Cash Preferential Dividend. All Preferential Dividend Shares shall be fully paid and nonassessable Common Shares (rounded in accordance with Section 6(b)). By written notice to all Holders, the Company may irrevocably elect to eliminate its ability to pay Preferential Dividends with Preferential Dividend Shares (i) unless and until it receives the approval of its shareholders for the issuance of Common Shares in excess of the Exchange Cap (as defined below) or (ii) subject to no conditions.

(b)            Participating Dividends. From and after the Issuance Date, the Holders on the record date fixed for holders of Common Shares for dividends or distributions (or, in the event no such date is fixed prior to the Preferential Dividend Record Date, on the Preferential Dividend Record Date) shall be entitled to receive, to the fullest extent permitted by law and out of funds lawfully available therefor, concurrently with the payment of regular quarterly cash dividends (or, in the event no such regular quarterly cash dividends are made, on the Preferential Dividend Date) paid to the holders of Common Shares, the greater of (A) such regular quarterly cash dividends paid to the holders of Common Shares to the same extent as if such Holders had converted the Series A Preferred Shares into Common Shares (without regard to any limitations on conversion) and had held such Common Shares on such record date and (B) US$0.27 (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Common Shares occurring after the Subscription Date) per Common Share issuable upon conversion of the Series A Preferred Shares pursuant to Section 6(a) on the applicable record date for payment of such dividend (without regard to any limitations on conversion) (the "Participating Dividends" and together with the Preferential Dividends, the "Dividends"). For the avoidance of doubt, Holders shall be entitled to receive to the fullest extent permitted by law and out of funds lawfully available therefor the Participating Dividend set forth in Section 5(b)(B) each Calendar Quarter regardless of whether a regular quarterly cash dividend is declared on the Common Shares. Notwithstanding anything to the contrary set forth in this Section 5(b), in no event shall the Participating Dividend include any special cash dividend payable to the holders of Common Shares, including the special cash dividend, if any, to be declared and paid in connection with the transactions contemplated by the Merger Agreement (the "IAA Special Dividend"); provided, however, for the avoidance of doubt, that special cash dividends, including, without limitation, the IAA Special Dividend, shall adjust the Conversion Rate in accordance with Section 7(a)(iii).

(c)            General. The Dividends shall be paid by the Company to the fullest extent permitted by applicable law and out of funds lawfully available therefor.  Dividends on the Series A Preferred Shares shall commence accruing on the Issuance Date, shall be cumulative and shall continue to accrue without interest whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of Dividends in such fiscal year, so that if in any fiscal year or years, Dividends in whole or in part are not paid upon the Series A Preferred Shares as required by this Section 5 for any reason, including, without limitation, because there are no funds legally available therefor, unpaid Dividends shall accumulate thereon. If the Company fails to declare and pay full Preferential Dividends on the Series A Preferred Shares on any Preferential Dividend Date as provided in this Section 5, then any Preferential Dividends payable on such Preferential Dividend Date on the Series A Preferred Shares but not paid shall accrue an additional dividend thereon at a rate equal to the Preferential Dividend Rate, computed on the basis of a 360-day year and twelve 30-day months, from and including the applicable Preferential Dividend Date to but excluding the day on which the Company shall have paid in accordance with this Section 5 all Dividends on which the Series A Preferred Shares that are then in arrears or until the conversion or redemption of the applicable Series A Preferred Shares. The Company shall not (either directly or through any of its Subsidiaries) redeem or repurchase any Pari Passu Shares or Junior Shares, unless the Company has declared all Dividends on the Series A Preferred Shares that have accrued through the Preferential Dividend Record Date immediately preceding the date of such redemption or repurchase and paid all Dividends on the Series A Preferred Shares that are payable through the Preferential Dividend Date immediately preceding the date of such redemption or repurchase other than redemptions or repurchases of (i) Series A Preferred Shares, Series A-1 Preferred Shares or Series A-2 Preferred Shares, as applicable, (ii) Junior Shares in the ordinary course of business in connection with any employment contract, equity incentive plan, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants; provided that not more than US$10.0 million is paid by the Company to redeem or repurchase Junior Shares in accordance with this clause (ii) in any 12 consecutive month period; (iii) Pari Passu Shares or Junior Shares as a result of an exchange or conversion of any class or series of Pari Passu Shares or Junior Shares for any other class or series of Pari Passu Shares (in the case of Pari Passu Shares) or Junior Shares (in the case of Pari Passu Shares or Junior Shares); and (iv) fractional interests in Pari Passu Shares or Junior Shares pursuant to the conversion or exchange provisions of such Pari Passu Shares or Junior Shares or the security being converted or exchanged.

(6)            Conversion of Series A Preferred Shares into Common Shares. Series A Preferred Shares shall be convertible into Common Shares on the terms and conditions set forth in this Section 6.

(a)            Holder's Conversion Right. Subject to the provisions of Section 6(e), at any time or times on or after the Issuance Date, any Holder shall be entitled to convert any Series A Preferred Shares into fully paid and nonassessable Common Shares in accordance with this Section 6 at the Conversion Rate (as defined below).

(b)            Conversion. The number of Common Shares issuable upon conversion by a Holder of Series A Preferred Shares pursuant to Section 6(a) shall be determined by multiplying (x) the Conversion Amount in respect of the Series A Preferred Shares converted by such Holder pursuant to Section 6(a), by (y) the Conversion Rate. In connection with any conversion request, a Holder must convert at least 1,000 Series A Preferred Shares (unless it holds fewer than 1,000 Series A Preferred Shares at the time of such request, in which case, it must convert such number of Series A Preferred Shares held). No fractional Common Shares are to be issued upon the conversion of any Series A Preferred Share, but rather the number of Common Shares to be issued shall be rounded down to the nearest whole number and the Company shall in lieu of delivering any fractional Common Share issuable upon conversion, to the fullest extent permitted by law and out of funds lawfully available therefor, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Sale Price of the Common Shares on the relevant Conversion Date without interest. The applicable Conversion Rate is subject to adjustment as hereinafter provided.

(c)            Mechanics of Conversion. The conversion of Series A Preferred Shares shall be conducted in the following manner:

(i)            Holder's Delivery Requirements. To convert Series A Preferred Shares into Common Shares on any date, a Holder shall (A) deliver to the Company for receipt on or prior to 5:30 p.m., New York City Time, on such date, a copy of a properly completed and duly executed notice of conversion executed by the registered Holder of the Series A Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (a "Conversion Notice"); and (B) deliver to the Company funds for the payment of any applicable share transfer, documentary, stamp or similar taxes.

(ii)            Company's Response. As soon as practicable after the applicable Conversion Date, but in any event within two (2) Trading Days, the Company shall (A) provided the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program ("FAST Program") and the Common Shares issuable upon such conversion are DTC eligible and are issuable without a restricted legend and with an unrestricted CUSIP, as reasonably determined by the Company, credit such aggregate number of Common Shares to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, or (B) if the Transfer Agent is not participating in the DTC FAST Program or the Common Shares issuable upon such conversion are not DTC eligible or are not issuable without a restricted legend and with an unrestricted CUSIP, as reasonably determined by the Company, make a book-entry notation registered in the name of such Holder or its designee, for the number of Common Shares to which such Holder shall be entitled and deliver to the address as specified in the applicable Conversion Notice any notice required by law. While any Series A Preferred Shares are outstanding, the Company shall use a transfer agent that participates in the FAST Program or any successor program.

(iii)            Record Holder. To the fullest extent permitted by law, the Person or Persons entitled to receive the Common Shares issuable upon a conversion of Series A Preferred Shares shall be treated for all purposes as the record holder or holders of such Common Shares on the applicable Conversion Date or Mandatory Conversion Date (as defined below), as applicable, irrespective of the date such Common Shares are credited to such Holder's account with DTC or the date of the book-entry notations evidencing such Common Shares, as the case may be.

(iv)            Company's Failure to Timely Convert. If a Holder has not received all of the Common Shares to which such Holder is entitled on or within two (2) Trading Days after the applicable share delivery date with respect to a conversion of Series A Preferred Shares for any reason other such Holder's failure to comply with the conditions set forth herein, then such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Series A Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice.

(d)            Mandatory Conversion at the Company's Election. If at any time, or from time to time, during the applicable Mandatory Conversion Period (i) the applicable Mandatory Conversion Price Condition is satisfied and (ii) no Equity Conditions Failure exists on the Mandatory Conversion Date, the Company shall from time to time have the right to require the Holders to convert all, or any portion, of the outstanding Series A Preferred Shares, as designated in the Mandatory Conversion Notice (as defined below) relating to the applicable Mandatory Conversion on the applicable Mandatory Conversion Date into fully paid, validly issued and nonassessable Common Shares (a "Mandatory Conversion"). The number of Common Shares issuable to a Holder in connection with a Mandatory Conversion pursuant to this Section 6(d) shall be determined by multiplying (x) the Conversion Amount in respect of the Series A Preferred Shares of such Holder converted by the Company pursuant to this Section 6(d) by (y) the Conversion Rate as of the applicable Mandatory Conversion Date. No fractional Common Shares are to be issued upon the Mandatory Conversion of any Series A Preferred Share, but rather the number of Common Shares to be issued shall be rounded down to the nearest whole number and the Company shall in lieu of delivering any fractional Common Share issuable upon conversion make, to the fullest extent permitted by law and out of funds lawfully available therefor, a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Sale Price of the Common Shares on the relevant Mandatory Conversion Date without interest. The Company may exercise its right to require conversion under this Section 6(d) by delivering not more than one (1) Trading Day following the end of any such Mandatory Conversion Measuring Period a written notice thereof to all Holders (a "Mandatory Conversion Notice" and the date the Company delivers such notice to all Holders is referred to as a "Mandatory Conversion Notice Date"). Each Mandatory Conversion Notice shall be irrevocable. Each Mandatory Conversion Notice shall (i) state (a) the Trading Day on which the applicable Mandatory Conversion shall occur, which Trading Day shall be the twentieth (20th) Trading Day following the applicable Mandatory Conversion Notice Date (unless an earlier date is agreed to in writing between the Company and a Holder, but only with respect to such Holder) (a "Mandatory Conversion Date"), (b) the aggregate Conversion Amount of the Series A Preferred Shares which the Company has elected to be subject to such Mandatory Conversion from such Holder and all other Holders pursuant to this Section 6(d), (c) the number of Common Shares to be issued to such Holder on the applicable Mandatory Conversion Date, (d) in the event such Mandatory Conversion cannot be consummated in full due to the limitations set forth in Section 6(e), state whether the Company shall on the applicable Mandatory Conversion Date, to the fullest extent permitted by law and out of funds lawfully available therefor, redeem the Series A Preferred Shares that cannot be converted due to such limitation (such Series A Preferred Shares that the Company has elected to be subject to a Mandatory Conversion but which cannot be so converted due to the limitations set forth in Section 6(e), the "Excess Mandatory Conversion Shares") and (e) state whether the conversion of all or any portion of the Series A Preferred Shares that the Company has elected to be subject to a Mandatory Conversion will result in the issuance of a greater number of Common Shares than permitted under Section 6(e)(i), and (ii) certify that the applicable Mandatory Conversion Price Condition relating to the applicable Mandatory Conversion has been satisfied and that there is no Equity Conditions Failure as of the Mandatory Conversion Notice Date. If the Company confirmed that there was no such Equity Conditions Failure relating to the applicable Mandatory Conversion as of the applicable Mandatory Conversion Notice Date but an Equity Conditions Failure occurs at any time between the applicable Mandatory Conversion Notice Date and the applicable Mandatory Conversion Date (a "Mandatory Conversion Interim Period") that the Company expects will last through the applicable Mandatory Conversion Date, the Company shall provide each Holder a subsequent written notice to that effect. If there is an Equity Conditions Failure on the applicable Mandatory Conversion Date, then such Mandatory Conversion shall be null and void with respect to all or any part designated by such Holder of the unconverted Series A Preferred Shares subject to the applicable Mandatory Conversion and such Holder shall be entitled to all the rights of a holder of Series A Preferred Shares with respect to such Series A Preferred Shares; provided, however, that if a Holder waives in writing an Equity Conditions Failure during the applicable Mandatory Conversion Interim Period, then the Company shall be required to proceed with the applicable Mandatory Conversion with respect to such Holder. Notwithstanding anything to the contrary in this Section 6(d), until the applicable Mandatory Conversion has occurred, the Series A Preferred Shares subject to the Mandatory Conversion may be converted, in whole or in part, by a Holder into Common Shares pursuant to Sections 6(a)-(c). All Series A Preferred Shares converted by a Holder after a Mandatory Conversion Notice Date shall reduce the Series A Preferred Shares required to be converted on the related Mandatory Conversion Date. If a Mandatory Conversion cannot be consummated in full due to the limitations set forth in Section 6(e), then (i) on the applicable Mandatory Conversation Date, only that portion of the applicable Mandatory Conversion that complies with the limitations set forth in Section 6(e) shall occur, (ii) unless the Company has indicated in the applicable Mandatory Conversion Notice that it shall redeem the applicable Excess Mandatory Conversion Shares on the applicable Mandatory Conversion Date, such Holder must promptly deliver one or more Conversion Notice(s) to the Company upon disposition of any securities of the Company that would permit the conversion of any portion of such Excess Mandatory Conversion Shares and (iii) notwithstanding anything herein to the contrary, Preferential Dividends with respect to the Series A Preferred Shares which the Company has elected to be subject to such Mandatory Conversion shall cease to accrue and be payable as of the applicable Mandatory Conversion Date and all approval, consent or voting rights and any right to a Make-Whole Amount shall cease with respect to the Series A Preferred Shares not able to be so converted. If a Mandatory Conversion consummated in full would violate the limitations set forth in (i) Section 6(e)(ii), the Company may indicate in the related Mandatory Conversion Notice that it shall redeem, to the fullest extent permitted by law and out of funds lawfully available therefor, the Excess Mandatory Conversion Shares on the applicable Mandatory Conversion Date in cash, without interest, at a price equal to the greater of (x) 100% of the Conversion Amount in respect of the applicable Excess Mandatory Conversion Shares and (y) the product of (1) the Conversion Amount of the applicable Excess Mandatory Conversion Shares and (2) the quotient determined by dividing (A) the greatest Closing Sale Price of the Common Shares during the period beginning on the Trading Day immediately preceding the applicable Mandatory Conversion Notice Date and ending on the Trading Day immediately preceding the applicable Mandatory Conversion Date, by (B) the lowest Conversion Price in effect during such period referred to in the immediately preceding clause (y)(2)(A) or (ii) Section 6(e)(i), the Company shall indicate in the related Mandatory Conversion Notice that it shall redeem the portion of the Series A Preferred Shares that is subject to a Mandatory Conversion that cannot be converted due to the limitations set forth in Section 6(e)(i) on the applicable Mandatory Conversion Date in cash, without interest, at a price per Common Share that the Company is prohibited from issuing pursuant to Section 6(e)(i) equal to the amount set forth in the last sentence of Section 6(e)(i). If the Company elects to cause a Mandatory Conversion pursuant to this Section 6(d), then it must simultaneously take the same action in the same proportion with respect to all Series A Preferred Shares to the extent practicable or, if the pro rata basis is not practicable for any reason, by lot or such other equitable method as the Company determines in good faith. On the Mandatory Conversion Date, each Series A Preferred Share to be converted pursuant to such Mandatory Conversion shall automatically be converted into fully paid, validly issued, nonassessable Common Shares as described above without any further act or deed on the part of the Company, any Holder or any other Person.

(e)            Limitation on Conversions.

(i) Principal Market Regulation. The Company shall not be obligated to issue any Common Shares pursuant to the terms of these Articles of Amendment, and the Holders shall not have the right to receive any Common Shares pursuant to the terms of these Articles of Amendment, to the extent the issuance of such Common Shares would exceed 22,165,789 Common Shares (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Common Shares occurring after the Subscription Date) (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company obtains the approval of its shareholders as required by the applicable rules of the Principal Market and the Toronto Stock Exchange (or its successor), as applicable, for issuances of Common Shares in excess of such amount or if the Principal Market and the Toronto Stock Exchange (or its successor), as applicable, allows for a greater number of Common Shares to be issued pursuant to these Articles of Amendment. Until such approval is obtained, no Holder shall be issued in the aggregate, pursuant to the terms of these Articles of Amendment, Common Shares in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of Series A Preferred Shares issued to such initial Holder pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate number of all Series A Preferred Shares issued to the initial Holders pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each such Holder, the "Exchange Cap Allocation"). In the event that any Holder shall sell or otherwise transfer any of such Holder's Series A Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any Holder shall have converted any of such Holder's Series A Preferred Shares into a number of Common Shares which, in the aggregate, is less than such Holder's Exchange Cap Allocation, then the difference between such Holder's Exchange Cap Allocation and the number of Common Shares actually issued to such Holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders on a pro rata basis in proportion to the Common Shares underlying the Series A Preferred Shares then held by each such Holder. In the event that the Company is prohibited from issuing any Common Shares in connection with a conversion of Series A Preferred Shares pursuant to Section 6(a) or Section 6(d) or in respect of Preferential Dividend Shares as a result of the operation of this Section 6(e)(i) (the "Exchange Cap Shares"), the Company shall, to the fullest extent permitted by law and out of funds lawfully available therefor, pay cash on or prior to the applicable share delivery date to such Holder in exchange for the redemption of such number of Series A Preferred Shares held by the Holder that are not convertible into such Exchange Cap Shares at a price equal to the product of (x) such number of Exchange Cap Shares and (y) the Closing Sale Price of the Common Shares on the applicable Conversion Date or Mandatory Conversion Date, as the case may be, except that if the Exchange Cap Shares are Preferential Dividend Shares, the Company shall instead pay to such Holder Cash Preferential Dividends on the applicable Preferential Dividend Date in accordance with Section 5.

(ii) HSR Cap. Notwithstanding anything to the contrary contained herein, until the HSR Date the Company shall not effect the conversion of any portion of Series A Preferred Shares held by an HSR Holder in excess of the HSR Amount, and no HSR Holder shall have the right to convert any portion of its Series A Preferred Shares in excess of the HSR Amount pursuant to the terms and conditions of these Articles of Amendment and any such conversion shall be null and void and treated as if never made.

(f)            Transfer Taxes. The Company shall not be required to pay any documentary stamp or similar tax that may be payable in respect of the issuance, delivery, payment or other transfer of Series A Preferred Shares, Common Shares or other securities, and shall not be required to make any such issuance, delivery, payment or other transfer unless and until the Person entitled to such issuance, delivery, payment or other transfer or any other Person liable for such tax has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the Company (as determined in its reasonable discretion), that such tax has been paid or is not payable.

(7)            Adjustments to Conversion Rate.

(a)            Adjustments. The Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Rate if each Holder of the Series A Preferred Shares participates, at the same time and upon the same terms as holders of Common Shares and solely as a result of holding Series A Preferred Shares, in any transaction described in this Section 7(a), without having to convert its Series A Preferred Shares, as if it held a number of Common Shares equal to (x) the Conversion Rate, multiplied by (y) the Conversion Amount of Series A Preferred Shares held by such Holder (without regard to any limitations on conversion):

(i)            The exclusive issuance of Common Shares as a dividend or distribution on all or substantially all of the Common Shares, or a subdivision or combination of Common Shares or a reclassification of Common Shares into a greater or lesser number of Common Shares, in which event the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

CR0 = the Conversion Rate in effect immediately prior to the open of business on (i) the Ex-Dividend Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

CR1 = the new Conversion Rate in effect immediately after the open of business on (i) the Ex-Dividend Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

OS0 = the number of Common Shares outstanding immediately prior to the open of business on (i) the Ex-Dividend Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification

OS1 = the number of Common Shares outstanding immediately after, and solely as a result of, the completion of such event

Any adjustment made pursuant to this clause (i) shall be effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as applicable. If any such event is announced or declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Company announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.

(ii)            The dividend, distribution or other issuance to all or substantially all holders of Common Shares of rights (other than rights, options or warrants distributed in connection with a shareholder rights plan (in which event the provisions of Section 7(a)(vi) shall apply)), options or warrants entitling them to subscribe for or purchase Common Shares for a period expiring forty-five (45) days or less from the date of issuance thereof, at a price per share that is less than the Current Market Price as of the date such dividend, distribution or other issuance is publicly announced (the "Public Announcement Date") for such issuance, in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x [(OS0+X) / (OS0+Y)]

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend, distribution or issuance

CR1 = the new Conversion Rate in effect immediately following the open of business on the Ex-Dividend Date for such dividend, distribution or issuance

OS0 = the number of Common Shares outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend, distribution or issuance

X = the total number of Common Shares issuable pursuant to such rights, options or warrants

Y = the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Public Announcement Date for such dividend, distribution or issuance

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to purchase the Common Shares at a price per share that is less than the Current Market Price as of the Public Announcement Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (ii) shall become effective immediately following the open of business on the Ex-Dividend Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Company publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or Common Shares are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Common Shares actually delivered.

(iii)            The distribution by the Company to all or substantially all holders of its Common Shares (other than for cash in lieu of fractional shares), shares of any class of its share capital, evidences of its indebtedness, assets, other property, securities or special cash dividends (including, without limitation, the IAA Special Dividend, but excluding (A) regular quarterly cash dividends that are Participating Dividends in accordance with Section 5(b)), (B) dividends or distributions referred to in Section 7(a)(i) or Section 7(a)(ii) hereof, (C) Distribution Transactions as to which Section 7(a)(iv) shall apply, (D) rights, options or warrants distributed in connection with a shareholder rights plan as to which Section 7(a)(v)  shall apply and (E) distributions of Reference Property in a Corporate Event described in Section 9(c) hereof) (any of such shares of its share capital, indebtedness, assets, property, securities or special cash dividends that are not so excluded are hereinafter called the "Distributed Property"), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x [SP0 / (SP0 - FMV)]

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution

CR1 = the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution

SP0 = the Current Market Price as of the Ex-Dividend Date for such dividend or distribution

FMV = the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding Common Share on the Ex-Dividend Date for such dividend or distribution; provided that in the event of a dividend or distribution of cash, FMV shall equal the amount in cash per Common Share the Company distributes to all or substantially all holders of its Common Shares; provided further that, if FMV is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall distribute to each Holder of Series A Preferred Shares on the date the applicable Distributed Property is distributed to holders of Common Shares, but without requiring such Holder to convert its Series A Preferred Shares, in respect of each Series A Preferred Share held by such Holder, the amount of Distributed Property such holder would have received had such holder owned a number of Common Shares equal to the Conversion Rate on the Ex-Dividend Date for such dividend or distribution

Any adjustment made pursuant to this clause (iii) shall be effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If any such dividend or distribution is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Company announces that such dividend or distribution shall not occur, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(iv)            The Company effects a Distribution Transaction, in which case the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [(FMV + MP0) / MP0]

CR0 = the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below)

CR1 = the new Conversion Rate in effect immediately after the end of the Valuation Period

FMV = the arithmetic average of the Weighted Average Prices for a common share or similar equity interest distributed per Common Share to holders of Common Shares over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date for the Distribution Transaction (the "Valuation Period"); provided that, if there is no Weighted Average Price of the common share or similar equity interest distributed to holders of the Common Shares on such Ex-Dividend Date, the "Valuation Period" shall be the ten (10) consecutive Trading Day period after, and including, the first Trading Day such Weighted Average Price is available

MP0 = the arithmetic average of the Weighted Average Price per Common Share over the Valuation Period

Such adjustment shall become effective immediately following the close of business on the last Trading Day of the Valuation Period. If an adjustment to the Conversion Rate is required under this Section 7(a)(iv), delivery of any additional Common Shares that may be deliverable upon conversion as a result of an adjustment required under this Section 7(a)(iv) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 7(a)(iv). If any Distribution Transaction is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors of the Company (the "Board") determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(v)            If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Shares that is subject to the then applicable tender offer rules under the Exchange Act, other than an odd lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act, to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the average of the Weighted Average Prices of the Common Shares over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [AC+(SP1 x OS1)] / (OS0 x SP1)

CR0 = the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires

CR1 = the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires

AC = the aggregate value of all cash and any other consideration (as determined by the Company) paid or payable for Common Shares purchased in such tender or exchange offer

OS0 = the number of Common Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer)

OS1 =      the number of Common Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer)

SP1 = the average of the Weighted Average Prices of the Common Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires

The adjustment to the Conversion Rate under this Section 7(a)(v) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires. If an adjustment to the Conversion Rate is required under this Section 7(a)(v), delivery of any additional Common Shares that may be deliverable upon conversion as a result of an adjustment required under this Section 7(a)(v) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 7(a)(v). If the Company or one of its Subsidiaries is obligated to purchase Common Shares pursuant to any such tender or exchange offer described in the preceding paragraph but the Company is, or such Subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate will be decreased to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(vi)            If the Company has a shareholder rights plan in effect with respect to the Common Shares on any Conversion Date or Mandatory Conversion Date, upon conversion of any of the Series A Preferred Shares, Holders of such shares will receive, in addition to the applicable number of Common Shares, the rights under such rights plan relating to such Common Shares, unless, prior to such Conversion Date, the rights have (A) become exercisable or (B) separated from the Common Shares (the first of such events to occur, a "Trigger Event"), in which case, the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of the Common Shares as described in Section 7(a)(ii) (without giving effect to the forty-five (45) day limit on the exercisability of rights, options or warrants ordinarily subject to such Section 7(a)(ii)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such shareholder rights are exchanged by the Company for Common Shares or other property or securities, the Conversion Rate shall be appropriately readjusted as if such shareholder rights had not been issued, but the Company had instead issued such Common Shares or other property or securities as a dividend or distribution of Common Shares pursuant to Section 7(a)(i) or Section 7(a)(iii), as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of Common Shares actually issued pursuant to such rights.

Notwithstanding anything to the contrary in this Section 7(a)(vi), no adjustment shall be required to be made to the Conversion Rate with respect to any Holder which is, or is an "affiliate" or "associate" of, an "acquiring person" (or analogous term) under such shareholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series A Preferred Shares in such transfer after the time such Holder becomes, or its affiliate or associate becomes, an "acquiring person" (or analogous term).

(b)            Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000,000th of one Common Share (or if there is not a nearest 1/10,000,000th of a share, to the next lower 1/10,000,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided further that any such adjustment of less than one percent that has not been made will be made upon any conversion.

(c)            When No Adjustment Required.

(i)            Except as otherwise provided in this Section 7, the Conversion Rate will not be adjusted for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or carrying the right to purchase any of the foregoing, or for the repurchase of Common Shares.

(ii)            Except as otherwise provided in this Section 7, the Conversion Rate will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any shareholder rights plans.

(iii)            No adjustment to the Conversion Rate will be made:

(A)            upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Shares under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B)            upon the issuance of any Common Shares or options or rights to purchase such shares pursuant to any present or future employee, director or officer benefit or equity incentive arrangement, plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(C)            except as otherwise provided in this Section 7 upon the issuance of any Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or any shares or securities directly or indirectly convertible into or exercisable or exchangeable for Common Shares;

(D)            for dividends or distributions declared or paid to holders of Common Shares in which Holders participate pursuant to Section 5;

(E)            for a third-party tender offer or exchange offer by any party other than a tender offer or exchange offer by one or more of the Company’s Subsidiaries as described in Section 7(a)(v); or

(F)            for any accrued and unpaid dividends (in accordance with Section 5(c)) or Dividends.

(d)            Successive Adjustments. After an adjustment to the Conversion Rate under this Section 7, any subsequent event requiring an adjustment under this Section 7 shall cause an adjustment to each such Conversion Rate as so adjusted.

(e)            Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 7 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 7 is applicable to a single event, the subsection shall be applied that produces the highest adjusted Conversion Rate.

(f)            Notice of Adjustments. Whenever the Conversion Rate is adjusted as provided under this Section 7, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) compute the adjusted applicable Conversion Rate in accordance with this Section 7 and prepare and transmit to the Holders and if the Transfer Agent maintains the register and records pursuant to Section 17, the Transfer Agent a certificate of an authorized officer of the Company (an "Officer's Certificate") setting forth the applicable Conversion Rate, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based.

(g)            Transfer Agent. The Transfer Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Transfer Agent shall be fully authorized and protected in relying on any Officer's Certificate delivered pursuant to Section 7(f) and any adjustment contained therein and the Transfer Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Transfer Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any Common Shares pursuant to the conversion of Series A Preferred Shares or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 7.

(8)            Offer To Repurchase. If, at any time while any Series A Preferred Shares remain outstanding, the Company redeems or repurchases any of its Common Shares, Junior Shares, options or warrants that are convertible, exchangeable or exercisable for Common Shares after it has redeemed or repurchased from and after the Subscription Date an aggregate of US$2.0 billion of Common Shares (and/or Common Shares underlying any Junior Shares, options or warrants that are convertible, exchangeable or exercisable for Common Shares) (an "Offer to Repurchase Event"), the Company shall deliver a written notice thereof (an "Offer to Repurchase Notice") no later than five (5) Business Days following the end of the Calendar Quarter during which one or more Offer to Repurchase Events occurred to all, but not less than all, of the Holders (the date the Company delivers such notice to all Holders is referred to as an "Offer to Repurchase Notice Date") and offer to repurchase (an "Offer to Repurchase") from each Holder a number of such Holder's Series A Preferred Shares equal to no less than such Holder's Offer to Repurchase Pro Rata Portion of the Offer to Repurchase Percentage of the Series A Preferred Shares then issued and outstanding (such number of Series A Preferred Shares, the "Offer to Repurchase Shares"). An Offer to Repurchase shall offer to redeem each such Offer to Repurchase Share for cash at a price equal to the applicable Offer to Repurchase Price. Within twenty (20) Business Days after the receipt by the Holder of an Offer to Repurchase Notice, each Holder may require the Company to redeem to the fullest extent permitted by law and out of funds lawfully available therefor, at the Offer to Repurchase Price, up to the amount of such Holder's Offer to Repurchase Shares by delivering written notice thereof (an "Acceptance Notice") to the Company which Acceptance Notice shall indicate the number of Offer to Repurchase Shares that such Holder is electing to redeem and the wire instructions for the payment of the applicable Offer to Repurchase Price to such Holder. Each Offer to Repurchase shall occur on the thirtieth (30th) Business Day following the end of the Calendar Quarter during which one more Offers to Repurchase giving rise to the applicable Offer to Repurchase occurred (an "Offer to Repurchase Date"). Each Offer to Repurchase Notice shall (A) describe the applicable Offer to Repurchase Event, including, without limitation, the calculation of the Offer to Repurchase Pro Rata Portion, the Offer to Repurchase Percentage and the Offer to Repurchase Price and (B) state the maximum Offer to Repurchase Price to be paid to such Holder on such Offer to Repurchase Date. On the applicable Offer to Repurchase Date the Company shall deliver or shall cause to be delivered to the Holder to the fullest extent permitted by law and out of funds lawfully available therefor the Offer to Repurchase Price in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company in its Acceptance Notice. Unless otherwise indicated in a Conversion Notice, all Series A Preferred Shares converted by the Holder after the Offer to Repurchase Notice Date shall reduce the Holder's right to require redemption of the Holder's Offer to Repurchase Shares on a one-for-one basis.

(9)            Change of Control Redemption Rights.

(a)            Holders' Change of Control Redemption Right. No later than ten (10) days prior to the consummation of a Change of Control, or, if not practicable as promptly as reasonably practicable after the Company is aware of such Change of Control, the Company shall deliver written notice thereof to the Holders (a "Change of Control Notice") setting forth a description of such transaction in reasonable detail and the anticipated Change of Control Redemption Date (as defined below) if then known. At any time during the period beginning after a Holder's receipt of a Change of Control Notice and ending on the date that is twenty (20) Trading Days after the consummation of such Change of Control, such Holder may require the Company to redeem (a "Change of Control Redemption"), to the fullest extent permitted by law and out of funds lawfully available therefor, all or any portion of such Holder's Series A Preferred Shares by delivering written notice thereof ("Change of Control Redemption Notice") to the Company and, if the Transfer Agent maintains the register and records pursuant to Section 17, the Transfer Agent, which Change of Control Redemption Notice shall indicate the number of Series A Preferred Shares such Holder is electing to redeem (which number shall be at least one thousand (1,000) Series A Preferred Shares) (unless it holds fewer than 1,000 Series A Preferred Shares at the time of such request, in which case, it must convert such number of Series A Preferred Shares held) and include wire instructions for the payment of the applicable Change of Control Redemption Price. Any Series A Preferred Shares subject to redemption pursuant to this Section 9(a) shall, to the fullest extent permitted by law and out of funds lawfully available therefor, be redeemed by the Company in cash, without interest, at a price equal to the sum of (A) the greater of (x) the Conversion Amount of the Series A Preferred Shares being redeemed and (y) the Change of Control As-Converted Value with respect to the Series A Preferred Shares being redeemed and (B) the Make-Whole Amount (the "Change of Control Redemption Price"); provided, however, that each Holder, at its option, may, instead of requiring the redemption of any Series A Preferred Shares, elect in its Change of Control Redemption Notice to require the Company to exchange such Series A Preferred Shares for such number of Common Shares (the "Redemption Exchange Shares") calculated by dividing (1) the applicable Change of Control Redemption Price, by (2) the applicable Make-Whole Share Price. The Company shall make payment of the Change of Control Redemption Price, or the exchange of Series A Preferred Shares for Redemption Exchange Shares, concurrently with the consummation of such Change of Control if such a Change of Control Redemption Notice is received at least five (5) Trading Days prior to the consummation of such Change of Control and within five (5) Trading Days after the Company's receipt of such notice otherwise (the "Change of Control Redemption Date"). Once a Change of Control Redemption Notice has been delivered, the Series A Preferred Shares submitted for redemption (or exchange) under this Section 9(a) may not be converted, in whole or in part, pursuant to Sections 6(a)-(c). In the event that a Holder elects to require the exchange of Series A Preferred Shares for Redemption Exchange Shares as set forth above, the Company shall make appropriate provision to ensure that such Holder will have the right to receive, in exchange for such Redemption Exchange Shares (or in lieu of such Redemption Exchange Shares, if the Change of Control is consummated before the delivery of such Redemption Exchange Shares), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which are paid to the holders of Common Shares of the Company in connection with such Change of Control in accordance with Section 9(c). Notwithstanding anything to the contrary contained in this Section 9(a), in the event of a Change of Control Redemption, the Company shall only pay the Change of Control Redemption Price in cash as required by this Section 9 after paying in full in cash all obligations of the Company and its Subsidiaries under any credit agreement, indenture or similar agreement evidencing indebtedness for borrowed money (including the termination of all commitments to lend, to the extent required by such credit agreement, indenture or similar agreement) in excess of US$50.0 million, individually, and in existence at the time of such Change of Control Redemption (without giving effect to any amendment, supplement, restatement, replacement, refinance or other modification thereto on or after or in anticipation of such Change of Control) (collectively, the "Debt Documents"), which requires prior payment of the obligations thereunder (and termination of commitments thereunder, if applicable) as a condition to the payment of such Change of Control Redemption Price in cash (all such required payments under the Debt Documents in the event of a Change of Control are collectively referred to as the "Senior Debt Payments"; provided, however, that the Company shall use its commercially reasonable best efforts to pay such Senior Debt Payments without delay in accordance with the terms of the Debt Documents and shall not be allowed to circumvent any payment of a Change of Control Redemption Price by unnecessarily delaying the payment of any Senior Debt Payments.

(b)            Redemption by the Company Upon a Qualified Change of Control. In the case of a Change of Control as a result of which the Series A Preferred Shares are not convertible into common share capital that is quoted on or listed for trading on an Eligible Market (a "Qualified Change of Control"), any Series A Preferred Shares, may be redeemed, at the option of the Company (or its successor or the acquiring or surviving Person in such Qualified Change of Control), upon not less than thirty (30) days' notice delivered to the Holders not later than ten (10) days after the consummation of such Qualified Change of Control, at a redemption price per share equal to the Change of Control Redemption Price with respect to such Qualified Change of Control. Unless the Company (or its successor or the acquiring or surviving Person in such Qualified Change of Control) defaults in making the redemption payment on the applicable Change of Control Redemption Date, on and after such Change of Control Redemption Date, (A) Dividends shall cease to accrue on the Series A Preferred Shares so called for redemption, (B) all Series A Preferred Shares called for redemption shall no longer be deemed outstanding and (C) all rights with respect to such Series A Preferred Shares shall on such Change of Control Redemption Date cease and terminate, except only the right of the Holders thereof to receive the amount payable in such redemption.

(c)            Corporate Events. If there shall occur any Fundamental Transaction, as a result of which the Common Shares are converted into or exchanged for securities, cash, assets or other property (a "Corporate Event"), then following any such Corporate Event, each Series A Preferred Share shall remain outstanding (subject to the last paragraph of Section 14) and be convertible into the number, kind and amount of securities, cash, assets or other property which a Holder would have received in such Corporate Event had such Holder converted its Series A Preferred Share into the applicable number of Common Shares immediately prior to the effective date of the Corporate Event using the Conversion Rate applicable immediately prior to the effective date of such Corporate Event (the "Reference Property"); and, in such case, appropriate adjustment shall be made in the application of the provisions set forth in Section 7 and this Section 9(c) with respect to the rights and interests thereafter of the Holders, to the extent that the provisions set forth in Section 7 and this Section 9(c) (including provisions with respect to changes in and other adjustments of the Conversion Rate) and Section 9 shall thereafter be applicable in relation to any securities, cash, assets or other property thereafter deliverable upon the conversion of the Series A Preferred Shares. The Company (or any successor thereto) shall, no less than twenty (20) Business Days prior to the occurrence of any Corporate Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the securities, cash, assets or other property that each Series A Preferred Share will be convertible into under this Section 9(c). Failure to deliver such notice shall not affect the operation of this Section 9(c). The Company shall not enter into any agreement for a transaction constituting a Corporate Event unless, subject to the last paragraph of Section 14, (i) such agreement provides for, or does not interfere with or prevent (as applicable), conversion of the Series A Preferred Shares in a manner that is consistent with and gives effect to this Section 9(c) and (ii) to the extent that the Company is not the surviving entity in such Corporate Event or will be dissolved in connection with such Corporate Event, proper provision shall be made in the agreements governing such Corporate Event for the conversion of the Series A Preferred Shares into the Reference Property and the assumption by such Person of the obligations of the Company under these Articles. If the Corporate Event causes the Common Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then for the purposes of this Section 9(c), the Reference Property into which the Series A Preferred Shares shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration per share actually received by holders of Common Shares. The Company shall notify Holders of the weighted average as soon as practicable after such determination is made. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of the Series A Preferred Shares.

(10)            Right of the Holders to Convert to Series A-1 and Series A-2 Preferred Shares; Company's Option to Redeem Upon Such Request.

(a)            Conversion to Series A-1. Each Holder shall have the right, at such Holder's option on or prior to the thirtieth (30th) day immediately preceding the fourth (4th) anniversary of the Issuance Date, but not prior to the date that is sixty (60) days prior to such date, subject to the conversion procedures set forth in Section 10(e) and the Company's right to effect a Company Dividend Increase Redemption pursuant to Section 11(b)(iii), to convert each Series A Preferred Share of such Holder into one Series A-1 Preferred Share (as defined below) (the "Series A-1 Conversion Right"). The right of conversion may be exercised as to all or any portion of such Holder's Series A Preferred Shares; provided that, in each case, no right of conversion may be exercised by a Holder in respect of less than one (1) Series A Preferred Share (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Series A Preferred Shares occurring after the Subscription Date). On the fourth (4th) anniversary of the Issuance Date (the "Series A-1 Conversion Date"), if the Company has not delivered a Company Dividend Increase Redemption Notice prior to such date, then the Company shall convert the amount of Series A Preferred Shares specified in the Dividend Increase Conversion Notice (as defined in Section 10(e)), if any, to Series A-1 Preferred Shares as of the Series A-1 Conversion Date. For the avoidance of doubt, the Conversion Amount of the Series A-1 Preferred Shares to be issued upon such conversion shall equal the Conversion Amount of the Series A Preferred Shares submitted for conversion upon exercise of the Series A-1 Conversion Right set forth herein.

(b)            Series A-1 Preferred Shares. Upon the Holder exercising its Series A-1 Conversion Right pursuant to Section 10(a), the Company shall on or prior to the Series A-1 Conversion Date create the Series A-1 Preferred Shares and, upon such creation, the Company shall at all times reserve and keep available out of its authorized and unissued Senior Preferred Shares, solely for designation as Series A-1 Senior Preferred Shares (each, a "Series A-1 Preferred Share" and collectively, the "Series A-1 Preferred Shares") to be issued upon the conversion of the Series A Preferred Shares, such number of Senior Preferred Shares as shall from time to time be equal to the number of Series A-1 Preferred Shares issuable upon the conversion of all the Series A Preferred Shares then outstanding. Any Series A-1 Preferred Shares issued upon conversion of Series A Preferred Shares shall be duly authorized, validly issued, fully paid and nonassessable.

(c)            Conversion to Series A-2. Each Holder shall have the right, at such Holder's option on or prior to the thirtieth (30th) day immediately preceding the ninth (9th) anniversary of the Issuance Date, but not prior to the date that is sixty (60) days prior to such date, subject to the conversion procedures set forth in Section 10(e) and the Company's right to effect a Company Dividend Increase Redemption pursuant to Section 11(b)(iii), to convert each of such Holder's Series A Preferred Share and/or Series A-1 Preferred Share into a Series A-2 Preferred Share (as defined below) (the "Series A-2 Conversion Right"). The right of conversion may be exercised as to all or any portion of such Holder's Series A Preferred Shares and/or Series A-1 Preferred Shares; provided that, in each case, no right of conversion may be exercised by a Holder in respect of less than one (1) Series A Preferred Share (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Series A Preferred Shares occurring after the Subscription Date) and/or one (1) Series A-1 Preferred Share (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Series A-1 Preferred Shares occurring after the Subscription Date). On the ninth (9th) anniversary of the Issuance Date (the "Series A-2 Conversion Date" and together with the Series A-1 Conversion Date a "Dividend Increase Conversion Date"), if the Company has not delivered a Company Dividend Increase Redemption Notice prior to such date, then the Company shall convert the amount of Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, specified in the Dividend Increase Conversion Notice to Series A-2 Preferred Shares as of the Series A-2 Conversion Date. For the avoidance of doubt, (i) the Conversion Amount of the Series A-2 Preferred Shares to be issued upon such conversion shall equal the Conversion Amount of the Series A Preferred Shares and/or the Series A-1 Preferred Shares submitted for conversion upon exercise of the Series A-2 Conversion Right set forth herein and (ii) the Series A-2 Conversion Right entitles (x) a Holder to convert all or some of such Holder's Series A Preferred Shares into Series A-2- Preferred Shares and (y) a holder of Series A-1 Preferred Shares to convert all or some of such Holder's Series A-1 Preferred Shares into Series A-2- Preferred Shares.

(d)            Series A-2 Preferred Shares. Upon the Holder exercising its Series A-2 Conversion Right pursuant to Section 10(c), the Company shall on or prior to the Series A-2 Conversion Date create the Series A-2 Preferred Shares and, upon such creation, the Company shall at all times reserve and keep available out of its authorized and unissued Senior Preferred Shares, solely for designation as Series A-2 Senior Preferred Shares (each, a "Series A-2 Preferred Share" and collectively, the "Series A-2 Preferred Shares"), to be issued upon the conversion of the Series A Preferred Shares and/or Series A-1 Preferred Shares, such number of Series A-2 Preferred Shares as shall from time to time be equal to the number of Series A Preferred Shares and Series A-1 Preferred Shares issuable upon the conversion of all Series A Preferred Shares and Series A-1 Preferred Shares then outstanding. Any Series A-2 Preferred Shares issued upon conversion of Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, shall be duly authorized, validly issued, fully paid and nonassessable.

(e)            Notice of Intended Conversion. To exercise its Series A-1 Conversion Right or its Series A-2 Conversion Right, a Holder shall, not less than thirty (30) days prior to the fourth (4th) or ninth (9th) anniversary of the Issuance Date, as applicable, but not prior to the date that is sixty (60) days prior to such date, (A) deliver a written notice executed by the registered Holder of the Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, subject to such conversion (a "Dividend Increase Conversion Notice") to the Company, which Dividend Increase Conversion Notice shall indicate the amount of Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, such Holder is electing to convert pursuant to Sections 10(a) or (c), as applicable; and (B) deliver to the Company funds for the payment of any applicable share transfer, documentary, stamp or similar taxes.

(f)            Series A-1 and B-2 Articles of Amendment. If a Holder validly delivers a Dividend Increase Conversion Notice and the Company does not exercise its right to redeem pursuant to Section 11(b)(iii) with respect to all Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, specified in the Holder's Dividend Increase Conversion Notice, then the Company shall, prior to the Dividend Increase Conversion Date, file Articles of Amendment setting forth the designation, preferences and rights of the Series A-1 Preferred Shares or Series A-2 Preferred Shares, as applicable, which Articles of Amendment will be in the same form as these Articles of Amendment, except for changes (i) to account for the different series, different dates, including issuance dates, and changes in law, (ii) in the case of the Series A-1 Preferred Shares Articles of Amendment, to Sections 10 and 11 to, among other things, account for the right of Series A-1 Preferred Shares to convert into Series A-2 Preferred Shares, to reserve an adequate amount of Senior Preferred Shares to accommodate such conversion right and to provide a redemption right by the Company analogous to the rights in Section 11(b) (iii) to provide for the Company's right to redeem the Series A-1 Preferred Shares upon a Holder exercising its right to convert Series A-1 Preferred Shares into Series A-2 Preferred Shares and, in the case of the Series A-2 Preferred Shares Articles of Amendment, to eliminate this Section 10 conversion right for the Series A-2 Preferred Shares and the corresponding Company redemption right in Section 11(b)(iii) and (iii) to the Preferential Dividend Rate, which with respect to the Series A-1 Preferred Shares shall replace "5.50%" with "7.50%", and with respect to the Series A-2 Preferred Shares shall replace "5.50%" or "7.50%", as the case may be, with the fixed percentage equal to the greater of (x) 600 bps over the Daily Simple SOFR as in effect on the first date a Holder validly delivers a Dividend Increase Conversion Notice to the Company and (y) 10.50%. The Series A-1 Preferred Shares and Series A-2 Preferred Shares shall have the same preferences, rights and obligations as the Series A Preferred Shares, other than solely with respect to the Preferential Dividend Rate. For the avoidance of doubt, Dividends on the Series A-1 Preferred Shares and on the Series A-2 Preferred Shares shall start to accrue as of the applicable Dividend Increase Conversion Date.

(11)            Optional Redemptions.

(a)            General. Other than as specifically permitted by these Articles of Amendment, the Company may not redeem any of the outstanding Series A Preferred Shares (it being understood that the Company may purchase Series A Preferred Shares in the open market or in negotiated transactions).

(b)            Redemption at the Option of the Company.

(i) Company Optional Redemption. At any time after January [25], 2032, so long as there is no Equity Conditions Failure on the applicable Company Optional Redemption Date (as defined below), the Company shall have the right to redeem all or any portion of the Series A Preferred Shares then outstanding as designated in the applicable Company Optional Redemption Notice (as defined below) (the "Company Optional Redemption Shares") on the applicable Company Optional Redemption Date (a "Company Optional Redemption"). Each Company Optional Redemption Share shall be redeemed by the Company on the applicable Company Optional Redemption Date in cash, without interest, at a price equal to 100% of the Conversion Amount of such Company Optional Redemption Share (the “Company Optional Redemption Price”). The Company may exercise its right to redeem the Company Optional Redemption Shares under this Section 11(b)(i) by delivering a written notice thereof to all, but not less than all, of the Holders (a "Company Optional Redemption Notice" and the date the Company delivers such notice to all Holders is referred to as a "Company Optional Redemption Notice Date"). Each Company Optional Redemption Notice shall be irrevocable. Each Company Optional Redemption Notice shall (A) state the date on which the applicable Company Optional Redemption shall occur (a "Company Optional Redemption Date"), which date shall be the forty fifth (45th) day (or, if such date falls on a day that is not a Business Day, the next day that is a Business Day) following the applicable Company Optional Redemption Notice Date, (B) state the number of the Series A Preferred Shares which the Company has elected to redeem from the Holders on the applicable Company Optional Redemption Date and (C) confirm that there is no Equity Conditions Failure on the applicable Company Optional Redemption Notice Date.

(ii)            Company Merger Termination Redemption. If the Merger Agreement is terminated in accordance with its terms and all confidential information that constitutes material, nonpublic information communicated by the Company, any of its Subsidiaries or any of their respective Affiliates, employees, officers, representatives or agents to the Buyers (as defined in the Securities Purchase Agreement) or any of their Affiliates has been publicly disclosed, then during the ninety (90) days following the later of (x) August 7, 2023 and (y) the termination of the Merger Agreement, so long as there is no Equity Conditions Failure on the applicable Company Merger Termination Redemption Notice Date (as defined below), the Company shall have the right to redeem between fifty percent (50%) and one hundred percent (100%) of the Series A Preferred Shares then outstanding as designated in the applicable Company Merger Termination Redemption Notice (as defined below) (the "Company Merger Termination Redemption Shares") on the applicable Company Merger Termination Redemption Date (a "Company Merger Termination Redemption").  Each Company Merger Termination Redemption Share shall be redeemed by the Company on the Company Merger Termination Redemption Date in cash, without interest, at a price equal to 102% of the Conversion Amount of such Company Merger Termination Share (the “Company Merger Termination Redemption Price”).  The Company may exercise its right to redeem the Company Merger Termination Redemption Shares by delivering a written notice thereof to all, but not less than all, of the Holders (a "Company Merger Termination Redemption Notice" and the date the Company delivers such notice to all Holders is referred to as a "Company Merger Termination Redemption Notice Date"). Each Company Merger Termination Redemption Notice shall be irrevocable.  Each Company Merger Termination Redemption Notice shall (A) state the date on which the applicable Company Merger Termination Redemption shall occur (a "Company Merger Termination Redemption Date"), which date shall be the tenth (10th) day (or, if such date falls on a day that is not a Business Day, the next day that is a Business Day) following the applicable Company Merger Termination Redemption Notice Date, (B) state the number of the Series A Preferred Shares which the Company has elected to redeem from the Holders on the Company Merger Termination Redemption Date, and (C) confirm that there is no Equity Conditions Failure on the applicable Company Merger Termination Redemption Notice Date.

(iii) Company Redemption Upon Dividend Increase. If one or more Holders delivered a Dividend Increase Conversion Notice to the Company in compliance with Section 10, so long as there is no Equity Conditions Failure on the applicable Company Dividend Increase Redemption Date (as defined below), the Company shall have the right to redeem all or any portion of the Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, for which an increase in the Preferential Dividend Rate has been demanded, as designated in the applicable Company Dividend Increase Redemption Notice (as defined below) (such shares the "Company Dividend Increase Redemption Shares") on the applicable Company Dividend Increase Redemption Date (a "Company Dividend Increase Redemption"). The Company Dividend Increase Redemption Shares shall be redeemed by the Company on the applicable Company Dividend Increase Redemption Date in cash, without interest, at a price equal to 100% of the Conversion Amount of the Company Dividend Increase Redemption Shares to be redeemed (a "Company Dividend Increase Redemption Price"). The Company may exercise its right to require redemption under this Section 11(b)(iii) by delivering a written notice thereof by no later than the forty fifth (45th) day immediately following the fourth (4th) anniversary of the Issuance Date or the ninth (9th) anniversary of the Issuance Date, as applicable (or, if such date falls on a day that is not a Business Day, the next day that is a Business Day), to all, but not less than all, of the Holders who delivered a Dividend Increase Conversion Notice to the Company in compliance with this Section 11(b)(iii) (a "Company Dividend Increase Redemption Notice", and the date such notice is given to all of the Holders is referred to as a "Company Dividend Increase Redemption Notice Date"). Each Company Dividend Increase Redemption Notice shall be irrevocable. Each Company Dividend Increase Redemption Notice shall (A) state the date on which the applicable Company Dividend Increase Redemption shall occur (a "Company Dividend Increase Redemption Date"), which date shall be the forty fifth (45th) day (or, (x) if such date falls on a day that is not a Business Day, the next day that is a Business Day or (y) if there is an Equity Conditions Failure on such day, the first Business Day thereafter upon which there is no Equity Conditions Failure; provided that such Business Day occurs no later than the forty fifth (45th) day thereafter (the "Extended Dividend Increase Redemption Date"); provided, further, that in the event of clause (y) such Holder may elect to revoke its election to convert its Series A Preferred Shares into Series A-1 Preferred Shares or Series A-2 Preferred Shares, as applicable, and consequently revoke the Company's right to effect a related Company Dividend Increase Redemption) following the applicable Company Dividend Increase Redemption Notice Date, (B) state the aggregate Conversion Amount of the Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, which the Company has elected to redeem from the Holders on the applicable Company Dividend Increase Redemption Date and (C) confirm that there is no Equity Conditions Failure as of the applicable Company Dividend Increase Redemption Notice Date.

(iv)   Company Redemptions. If the Company confirmed that there was no Equity Conditions Failure as of the applicable Company Redemption Notice Date but an Equity Conditions Failure occurs between the applicable Company Redemption Notice Date and the applicable Company Redemption Date (a "Company Redemption Interim Period") that the Company expects will last through the applicable Company Redemption Date, the Company shall provide the Holders a subsequent written notice to that effect. If there is an Equity Conditions Failure on the applicable Company Redemption Date (and, with respect to Section 11(b)(iii), the Extended Dividend Redemption Date), then the applicable Company Redemption shall be null and void with respect to all or any part designated by such Holder of the applicable unconverted Company Redemption Shares and such Holder shall be entitled to all the rights of a Holder with respect to such applicable Company Redemption Shares; provided, however, that if a Holder waives in writing an Equity Conditions Failure during the applicable Company Redemption Interim Period, then the Company shall be required to proceed with the applicable Company Redemption Date with respect to such Holder. Notwithstanding anything to the contrary in this Section 11, until the applicable Company Redemption Shares are redeemed, the applicable Company Redemption Shares may be converted, in whole or in part, by the Holders into Common Shares pursuant to Sections 6(a)-(c). If the Company elects to cause a Company Redemption pursuant to this Section 11, then it must simultaneously take the same action in the same proportion with respect to all Company Redemption Shares subject to the applicable Company Redemption to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or such other equitable method as the Company determined in good faith. If the applicable Company Redemption Notice shall have been duly given, the Company shall irrevocably deposit or set aside the aggregate Company Redemption Price to be paid to all Holders of the Company Redemption Shares entitled thereto and, from and after the applicable Company Redemption Date, the applicable Company Redemption Price shall promptly be paid to all former Holders of Company Redemption Shares entitled thereto in respect thereof. So long as the applicable aggregate Company Redemption Price shall be paid in full to such Holders or is irrevocably deposited or set aside with a depository for payment to the Holders, the applicable Company Redemption shall be effective with respect to all Company Redemption Shares on the applicable Company Redemption Date, and thereupon Dividends with respect to such Company Redemption Shares shall cease to accrue and all rights with respect to such Company Redemption Shares shall forthwith terminate. Notwithstanding anything to the contrary in these Articles of Amendment, until the applicable Company Redemption Price is paid in full, the Series A Preferred Shares subject to the applicable Company Redemption may be converted, in whole or in part, by such Holder into Common Shares pursuant to Section 6. All Series A Preferred Shares converted by a Holder after a Company Redemption Notice Date shall reduce the number of Series A Preferred Shares required to be redeemed on the applicable Company Redemption Date, unless such Holder otherwise indicates in the applicable Conversion Notice.

(c)   Void Redemption. In the event that the Company does not pay a Company Redemption Price within the applicable time period, at any time thereafter and until the Company pays such unpaid applicable Company Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Series A Preferred Shares that were submitted for redemption by such Holder and for which the applicable Company Redemption Price has not been paid, by sending written notice thereof to the Company (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice prior to the payment of the applicable Company Redemption Price, (i) any applicable redemption notice of such Holder or the Company, as the case may be, shall be null and void with respect to those Series A Preferred Shares subject to the Void Optional Redemption Notice and (ii) the Company shall immediately return any Series A Preferred Shares subject to the Void Optional Redemption Notice.

(d)   Effect of Redemption. Subject to Section 11(c), effective immediately prior to the close of business on the day before any Series A Preferred Shares are redeemed pursuant to these Articles of Amendment, Dividends shall no longer accrue or be declared on any such Series A Preferred Shares, and such Series A Preferred Shares shall cease to be outstanding.

(e)   Status of Redeemed Shares. Series A Preferred Shares redeemed in accordance with these Articles of Amendment shall return to the status of and constitute authorized but unissued Senior Preferred Shares, without classification as to series until such shares are once more classified as to a particular series by the Board pursuant to provisions of the Articles.

(12)   Reservation of Shares. The Company shall have sufficient authorized and unissued Common Shares for each of the Series A Preferred Shares equal to no less than 110% of the maximum number of Common Shares issuable with respect to the outstanding Series A Preferred Shares pursuant to the terms of these Articles of Amendment (assuming for purposes hereof, that Dividends accrue and that the Conversion Amount of the Series A Preferred Shares are convertible at the Conversion Rate and without taking into account any limitations on the conversion of the Series A Preferred Shares set forth in these Articles of Amendment) (the "Required Reserved Amount"). The Company shall, so long as any of the Series A Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of issuing Common Shares with respect of the Series A Preferred Shares pursuant to the terms of these Articles of Amendment, no less than a number of Common Shares equal to the Required Reserved Amount.

(13)   Voting Rights. Other than in connection with Parent Shareholders Meeting (as defined in the Merger Agreement), each Holder shall be entitled to the whole number of votes equal to the number of whole Common Shares into which the aggregate of such Holder's Series A Preferred Shares would be convertible on the record date for the vote or consent of shareholders or if no record date is established, at the date such vote or consent is taken, and shall otherwise have voting rights and consent rights equal to the voting rights and consent rights of the Common Shares to the fullest extent permitted by law provided, however, that until the HSR Date, with respect to any HSR Holder, such HSR Holder shall only be entitled to vote a number of Series A Preferred Shares in accordance with the foregoing on any matters relating to the election, designation, removal or replacement of members of the Board to the extent that such number of Series A Preferred Shares together with such HSR Holder's Common Shares, if any, other Junior Shares, if any, Pari Passu Shares, if any, and Senior Preferred Shares of the Company, if any, does not exceed the HSR Amount in the aggregate; provided, further, that the Required Holders, by written notice to the Company, may terminate the voting rights set forth in this Section 13 effective at any time from and after the registration, if any, of the Series A Preferred Shares under the Exchange Act. Except as provided in the immediately preceding sentence, each Holder shall be entitled to receive the same prior notice of any shareholders' meeting as is provided to the holders of Common Shares in accordance with the by-laws of the Company, as well as prior notice of all shareholder actions to be taken by legally available means in lieu of a meeting, and shall vote as a class with the holders of Common Shares as if they were a single class of securities upon any matter submitted to a vote of shareholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders, in which case the Holders only shall vote as a separate class, or those matters required by law to be submitted to a class vote of solely the holders of Common Shares, in which case such holders only shall vote as a separate class. Notwithstanding the foregoing, (i) no Holder shall be entitled, in its capacity as Holder of the Series A Preferred Shares, to vote on the Parent Share Issuance (as defined in the Merger Agreement) and (ii) in no event shall a Holder be entitled to such number of votes that is greater than the number of whole Series A Preferred Shares held by such Holder at the relevant time.

(14)   Series A Preferred Shares Approval Rights. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law, for as long as any Series A Preferred Shares remain outstanding, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders but not of any other class of the Company's securities, voting as a single class (and separately from all other classes and series of shares in the capital of the Company), shall be required before the Company may:

(a)   create (by reclassification or otherwise), or authorize the creation of, or issue or obligate itself to issue additional or other Senior Shares or securities exchangeable for or convertible or exercisable into Senior Shares;

(b)   create (by reclassification or otherwise), or authorize the creation of, or issue or obligate itself to issue additional or other Pari Passu Shares or securities exchangeable for or convertible or exercisable into Pari Passu Shares;

(c)   except as contemplated by Section 10, amend or repeal any provision of, or add any provision to, the Articles, or file any articles of amendment, preferences, limitations and relative rights of any series of preferred shares, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions of the Series A Preferred Shares, regardless of whether any such action shall be by means of amendment to the Articles or by merger, consolidation, amalgamation, arrangement or otherwise;

(d)   increase or decrease (other than by conversion or redemption in accordance with the terms hereof) the authorized number of Series A Preferred Shares;

(e)   exchange, reclassify or cancel the Series A Preferred Shares, except as explicitly contemplated by these Articles of Amendment; or

(f)   amend or waive any provision of these Articles of Amendment that would have an adverse effect on the rights, preferences, privileges, voting power or obligation of the Series A Preferred Shares or any Holder thereof.

Notwithstanding the provisions of this Section 14, (a) in the event of a Fundamental Transaction or Corporate Event, so long as: (i) the Series A Preferred Shares remain outstanding following consummation of such Fundamental Transaction or Corporate Event with its terms materially unchanged, taking into account that, upon the occurrence of such a Fundamental Transaction or Corporate Event, the Company may not be the surviving entity (in which case, the Series A Preferred Shares may be converted into or exchanged for preferred shares or other preferred equity of the surviving entity or its parent having terms substantially the same as the Series A Preferred Shares) and, if applicable, with any changes to the terms of the Series A Preferred Shares required pursuant to and made in compliance with the provisions of Section 9(c) in connection with such Fundamental Transaction or Corporate Event or as otherwise deemed reasonably necessary by the Company and (ii) if such transaction also constitutes a Change of Control, the provisions of Section 9(a) and Section 9(b) are complied with in connection with such Fundamental Transaction, then the occurrence of such Fundamental Transaction shall not be deemed to adversely affect the powers, preferences, or other special rights or privileges of the Series A Preferred Shares or its Holders and in such case such Holders shall not have any voting rights with respect to the occurrence of such Fundamental Transaction or Corporate Event pursuant to this Section 14 and (b) the authorization or creation of, or the increase in the number of authorized or issued shares of, or any securities convertible into shares of, or the reclassification of any security (in each case, other than the Series A Preferred Shares) into, or the issuance of, Junior Shares will not require the vote the holders of the Series A Preferred Shares.

(15)   General Provisions.

(a)   In addition to the above provisions with respect to Series A Preferred Shares, the Series A Preferred Shares shall be subject to and be entitled to the benefit of the provisions set forth in the Articles with respect to preferred shares of the Company generally; provided, however, that in the event of any conflict between such provisions, the provisions set forth in these Articles of Amendment shall control.

(b)   Any Series A Preferred Shares which are converted, repurchased or redeemed shall be automatically and immediately retired and shall not be reissued, sold or transferred.

(c)   Whenever notice is required to be given under these Articles of Amendment, unless otherwise provided herein, such notice shall be given by first-class mail to each record Holder of outstanding Series A Preferred Shares as such Holder's address as the same appears on the books of the Company or the Transfer Agent. With respect to any notice to a Holder required to be provided hereunder, neither the failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, amalgamation, arrangement, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given or delivered as of the date sent whether or not the Holder receives the notice. All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

(d)   Whenever any amount expressed to be due by the terms of these Articles of Amendment is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day without interest or penalty.

(e)   If any term of the Series A Preferred Shares set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein so long as these Articles of Amendment as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The Company and the Required Holders will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f)   It is the intent of the Company and the Required Holders that the provisions of these Articles of Amendment comply, and following the date hereof continue to comply, with the applicable rules of The New York Stock Exchange and The Toronto Stock Exchange, as the same may be amended from time to time, for as long as long as the Company’s Common Shares are listed and posted for trading on The New York Stock Exchange and/or The Toronto Stock Exchange, as the case may be (the "Applicable Stock Exchange Rules"). It is also the intent of the Company and the Required Holders that if the Company no longer has a class of securities registered under section 12 of the Exchange Act or is no longer required to file reports under Section 15(d) of the Exchange Act, all Exchange Act, Securities Act and other United States references herein shall be deemed to be to the Canadian equivalent, including  under applicable Canadian securities laws. In furtherance of the foregoing, if any term, covenant or restriction included in these Articles of Amendment fails at any time to comply with the Applicable Stock Exchange Rules, or it is reasonably  necessary and advisable to update the United States references to applicable Canadian references, the Company and the Required Holders agree to negotiate in good faith to modify these Articles of Amendment so as to comply with the Applicable Stock Exchange Rules or to update with the applicable Canadian references while retaining the original intent as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Any amendment, modification or alteration of the rights, preferences, privileges or voting powers of the Series A Preferred Shares shall, solely to the extent required by the Applicable Stock Exchange Rules, be subject to the approval of the The New York Stock Exchange and/or The Toronto Stock Exchange, as the case may be for as long as the Common Shares are listed for trading thereon.

(g)   Tax Matters.

(i) Tax Withholdings. The Company shall be entitled to withhold or deduct, from any amounts payable or otherwise deliverable under these Articles of Amendment, such amounts as the Company determines, acting reasonably, are required to be deducted or withheld with respect to such payment or delivery under the Internal Revenue Code of 1986, as amended, the Income Tax Act (Canada) or any provision of any other applicable laws. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes as having been paid to the Holder to whom such amounts would otherwise have been paid, provided that such deducted or withheld amounts are remitted to the appropriate governmental authority. The Company is hereby authorized to sell or otherwise dispose of, on behalf of any Holder, such portion of any share or other security deliverable to such Holder as is necessary to provide sufficient funds to the Company to enable it to comply with such deduction or withholding requirement and the Company shall notify such Holder thereof and remit the applicable portion of the net proceeds of such sale to the appropriate governmental authority and, if applicable, any portion of such net proceeds that is not required to be so remitted shall be paid to such Holder. The Holders shall, on a joint and several basis, indemnify and hold harmless the Company for any losses, costs, penalties, fees, liabilities, damages and expenses incurred by the Company in respect of a failure to withhold, deduct, or remit any amount required to be withheld, deducted, or remitted in respect of any amounts payable pursuant to these Articles of Amendment.

(ii) Forms. If a Holder is entitled to claim an exemption or reduction from withholding tax in accordance with applicable law, such Holder shall promptly deliver such properly completed and executed documentation (including properly completed Canada Revenue Agency forms NR301, NR 302 or NR 303, as applicable) reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding. The Company shall, acting reasonably, take into account all such properly completed forms in determining its withholding obligations under Section 15(g)(i). In addition, any Holder shall deliver such other tax documentation prescribed by applicable law (including any Internal Revenue Service form W-9 or form W-8, as applicable, or any forms or other documentation as may be necessary for the Company to comply with its obligations under the Foreign Account Tax Compliance Act or otherwise reasonably requested by the Company). Each Holder shall provide new documentation (or successor documentation) upon the expiration or obsolescence of any previously delivered documentation and promptly notify the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(iii) Specified Amount. The specified amount in respect of the Series A Preferred Shares for purposes of subsection 191(4) of the Income Tax Act (Canada) is the Canadian Dollar equivalent of US$1.00 per Series A Preferred Share as of the date of issuance of such share.

(16)   Transfer of Series A Preferred Shares. A Holder may transfer some or all of the Series A Preferred Shares and the accompanying rights hereunder held by such Holder without the consent of the Company; provided that such transfer is in compliance with applicable securities laws and the Securities Purchase Agreement.

(17)   Series A Preferred Share Register.

(a)   The Company or the Transfer Agent shall maintain a register for the Series A Preferred Shares, in which the Company or the Transfer Agent shall record the name and address of the Persons in whose name the Series A Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Series A Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

(b)   The Company or the Transfer Agent shall maintain records showing the number of Series A Preferred Shares converted and/or redeemed and the dates of such conversions and/or redemptions. In the event of any dispute or discrepancy, such records of the Company establishing the number of Series A Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error.

(18)   Certain Defined Terms. For purposes of these Articles of Amendment the following terms shall have the following meanings:

(a)   "Affiliate" shall have the meaning ascribed to such term in Rule 405 of the Securities Act.

(b)   "Bloomberg" means Bloomberg Financial Markets.

(c)   "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Toronto, Ontario, Canada are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to "stay at home", "shelter-in-place", "non-essential employee"  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York, New York or Toronto, Ontario, Canada generally are open for use by customers on such day.

(d)   "Calendar Quarter" means each of: the period beginning on and including December 15 and ending on and including March 14; the period beginning on and including March 15 and ending on and including June 14; the period beginning on and including June 15 and ending on and including September 14; and the period beginning on and including September 15 and ending on and including December 14.

(e)   "Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization, reclassification or change of the Common Shares or any share exchange, consolidation, amalgamation, arrangement, merger or similar transaction, in each case, in which holders of the Company's voting power immediately prior to such reorganization, recapitalization, reclassification, change, share exchange, consolidation, amalgamation, arrangement, merger or similar transaction continue immediately after the consummation of such reorganization, recapitalization, reclassification, change, share exchange, consolidation, amalgamation, arrangement, merger or similar transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a continuance or migratory merger, amalgamation or arrangement effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(f)   "Change of Control As-Converted Value" means, with respect to any Series A Preferred Shares, the product of (i) the Conversion Amount of such Series A Preferred Shares multiplied by (ii) the Conversion Rate multiplied by (iii) the Make-Whole Share Price with respect to the applicable Change of Control.

(g)   "close of business" means 5:00 p.m. (New York City time).

(h)   "Closing Sale Price" of the Common Shares (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares (or such other security) is traded. If the Common Shares (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "Closing Sale Price" shall be the last quoted bid price for the Common Shares (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Shares (or such other security) are not so quoted, the "Closing Sale Price" shall be the average of the mid-point of the last bid and ask prices for the Common Shares (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The "Closing Sale Price" will be determined without regard to after-hours trading or any other trading outside of the regular trading session hour.

(i)   "Common Shares" means (i) the Company's shares of common shares, without par value, or (ii) any share capital into which such Common Shares shall have been converted or exchanged in a Corporate Event.

(j)   "Company Redemption" means, collectively, a Company Dividend Increase Redemption, a Company Optional Redemption and a Company Merger Termination Redemption.

(k)   "Company Redemption Date" means a Company Dividend Increase Redemption Date, a Company Optional Redemption Date and a Company Merger Termination Redemption Date, as applicable.

(l)   "Company Redemption Notice" means a Company Dividend Increase Redemption Notice, a Company Optional Redemption Notice and a Company Merger Termination Redemption Notice, as applicable.

(m)   "Company Redemption Notice Date" means a Company Dividend Increase Redemption Notice Date, a Company Optional Redemption Notice Date and a Company Merger Termination Redemption Notice Date, as applicable.

(n)   "Company Redemption Price" means a Company Dividend Increase Redemption Price, a Company Optional Redemption Price and a Company Merger Termination Redemption Price, as applicable.

(o)   "Company Redemption Shares" means, collectively, the Company Dividend Increase Redemption Shares, the Company Optional Redemption Shares and the Company Merger Termination Redemption Shares.

(p)   "Conversion Amount" means, for each Series A Preferred Share, the sum of (i) the Issue Price, (ii) accrued and unpaid Dividends, if any, with respect to such Series A Preferred Share and (iii) any accrued and unpaid dividends accrued pursuant to Section 5(c).

(q)   "Conversion Date" means with respect to a conversion pursuant to Section 6(a), the date on which the Holder complied with the procedures in Section 6(c)(i) thereof.

(r)   "Conversion Price" means at any time, US$1.00, divided by the Conversion Rate at such time.

(s)   "Conversion Rate" means 0.0136986 Common Shares per US$1.00 Conversion Amount, subject to adjustment as set forth herein.

(t)   "Current Market Price" per Common Share, as of any date of determination, means the arithmetic average of the Weighted Average Price per Common Share for each of the ten (10) consecutive Trading Days ending on the Trading Day immediately preceding such day, adjusted to take into account the occurrence during such period of any event described in Section 7.

(u)   "Daily Simple SOFR" means the daily Secured Overnight Financing Rate provided by the FRBNY, as the administrator of the benchmark (or a successor administrator), on the FRBNY’s Website, effective as of the applicable date of determination.

(v)   "Designee" means Starboard Value and Opportunity Master Fund Ltd.

(w)   "Distribution Transaction" means any transaction by which a Subsidiary of the Company ceases to be a Subsidiary of the Company by reason of the distribution of such Subsidiary's equity securities to holders of Common Shares, whether by means of a spin-off, split-off, redemption, reclassification, exchange, share dividend, share distribution, rights offering or similar transaction, which equity securities are, or when issued, will be, listed or admitted for trading on a U.S. national securities exchange.

(x)   "effective date" means, for purpose of Section 7(a), the first date on which Common Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant subdivision, combination or reclassification, as applicable (provided that, for the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Shares under a separate ticker symbol or CUSIP number will not be considered "regular way" for purposes of this definition).

(y)   "Eligible Market" means the New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

(z)   "Equity Conditions" means each of the following conditions: (i) all Common Shares issuable pursuant to the terms of these Articles of Amendment as the result of a Mandatory Conversion Date, a Preferential Dividend Date or in respect of a conversion of Series A Preferred Shares that are subject to a Company Redemption, as the case may be, shall be either (x) issuable without restrictive legends and eligible for sale by such Holder without volume restrictions pursuant to Rule 144 (or any successor thereto) and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) and without the need for registration under any applicable federal or state securities laws or the need for a prospectus under applicable Canadian securities laws or (y) eligible for resale upon issuance pursuant to an effective Registration Statement contemplated by the Registration Rights Agreement that is available for use (and expected by the Company to be available for use for at least 30 consecutive calendar days after the applicable date of determination) to the extent provided in the Registration Rights Agreement and, for the avoidance of doubt, not subject to (or expected by the Company to be subject to for at least 30 consecutive calendar days after the applicable date of determination) an "Allowable Grace Period" (as defined in the Registration Rights Agreement); (ii) the Common Shares referred to in clause (i) requiring the satisfaction of the Equity Conditions when issued shall be, listed or designated for quotation on an Eligible Market and shall not have been suspended at such time from trading on such exchange or market; (iii) the Common Shares referred to in clause (i) requiring the satisfaction of the Equity Conditions, when issued, shall be duly authorized and (iv) if such Holder converted, in accordance with Section 6(c), Series A Preferred Shares after the delivery by Company of a Mandatory Conversion Notice or a Company Redemption Notice, the Company shall have delivered to such Holder, subject to Section 6(e), all Common Shares required to be delivered in respect of such conversions pursuant to Section 6(c).

(aa)  "Equity Conditions Failure" means that as of the applicable date of determination the Equity Conditions have not each been satisfied (or waived in writing by such Holder); provided that the Company's failure to satisfy the Equity Condition set forth in clause (iv) of the definition of "Equity Conditions" with respect to a particular Holder shall only be deemed an Equity Condition Failure with respect to such Holder (unless waived in writing by such Holder).

(bb)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(cc)  "Ex-Dividend Date" means, with respect to an issuance, dividend or distribution on the Common Shares, the first date on which Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant share exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Shares under a separate ticker symbol or CUSIP number will not be considered "regular way" for this purpose.

(dd) "Fair Market Value" means, with (1) respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or an authorized committee thereof, (i) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than US$50,000,000, or (ii) otherwise using an Independent Financial Advisor to provide a valuation opinion (2) with respect to U.S. dollars, the face amount of such U.S. dollars.

(ee) "First Mandatory Conversion Period" means the period described in clause (i) of the definition of "Mandatory Conversion Period" set forth in Section 18(uu).

(ff)   "FRBNY" means the Federal Reserve Bank of New York.

(gg) "FRBNY's Website" means the website of the FRBNY at http://www.newyorkfed.org, or any successor source.

(hh) "Fundamental Transaction" means (i) that the Company shall, (a) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, consolidate, amalgamate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (b) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, sell, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis to one or more Persons other than one or more of the Company's Wholly-Owned Subsidiaries, or (c) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, make, or allow a Person or Group to make, or allow the Company to be subject to or have its Common Shares be subject to or party to any such Person or Group making, a purchase, tender or exchange offer that is accepted by the holders of such number of Common Shares such that such Person or Group making or party to, such purchase, tender or exchange offer, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the aggregate voting power of the outstanding Common Shares or at least 50% of the aggregate voting power of the Company, or (d) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with a Person or Group (within the meaning of Section 13(d) of the Exchange Act) whereby such Person or Group acquires such number of Common Shares such that such Person or Group becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the aggregate voting power of the outstanding Common Shares or at least 50% of the aggregate voting power of the Company, or (e) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, reorganize, recapitalize or reclassify the Common Shares as a result of which the Common Shares are converted into, or exchanged for, securities, cash, assets or other property or (ii) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Person or Group (within the meaning of Section 13(d) of the Exchange Act) to become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the aggregate voting power of the outstanding Common Shares or at least 50% of the aggregate voting power of the Company. Notwithstanding anything to the contrary in the foregoing, the consummation of the transactions contemplated by the Merger Agreement shall not constitute a Fundamental Transaction.

(ii)   "Group" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(jj)   "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

(kk)  "HSR Amount" means the number of voting securities of the Company that may be obtained by an Acquiring Person (as defined by the HSR Act, including the ultimate parent entity and all entities included within it, and taking into account any applicable exemptions) prior to the HSR Date, without incurring a notification obligation under the HSR Act, with the number and class(es) of voting securities constituting the HSR Amount to be determined by the HSR Holder in consultation with its legal counsel.

(ll)   "HSR Date" means the date on which all applicable approvals, clearances or waiting periods under the HSR Act shall have been obtained, expired or been terminated.

(mm) "HSR Holder" means a Holder that is an Acquiring Person (as defined under the HSR Act) whose ability to acquire voting securities of the Company in excess of the HSR Amount is restricted by the HSR Act prior to the HSR Date.

(nn) "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is not an Affiliate of the Company.

(oo) "Issuance Date" means the Closing Date (as defined in the Securities Purchase Agreement).

(pp) "Issue Price" means, per Series A Preferred Share, US$1.00.

(qq) "Liquidation Event" means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(rr)   "Make-Whole Amount" means a cash amount per US$1.00 Conversion Amount of Series A Preferred Shares being redeemed in a Change of Control Redemption determined by multiplying the Make-Whole Share Price applicable to the related Change of Control by a number of additional Common Shares (the "Additional Shares") as described below. Such number of Additional Shares shall be determined by reference to the table below (the "Make-Whole Table") based on the date on which the applicable Change of Control occurs or becomes effective (the "Change of Control Effective Date") and the Make-Whole Share Price applicable to such Change of Control.

Change of Control Effective Date	US$59.722	US$65	US$70	US$75	US$80	US$85	US$90	US$100	US$125	US$175	US$250	US$350	US$450	US$550
January [25], 2023	0.0025100	0.0029600	0.0030456	0.0030456	0.0028600	0.0023300	0.0020400	0.0014000	0.0010400	0.0006400	0.0003900	0.0002400	0.0001700	0.0001200
January [25], 2024	0.0026441	0.0030456	0.0030456	0.0030456	0.0029200	0.0023700	0.0020600	0.0014400	0.0008600	0.0004900	0.0002900	0.0001900	0.0001300	0.0000900
January [25], 2025	0.0026804	0.0030456	0.0030456	0.0030456	0.0029100	0.0023700	0.0020600	0.0014100	0.0006300	0.0002900	0.0001600	0.0001000	0.0000700	0.0000500
January [25], 2026	0.0024719	0.0029200	0.0030456	0.0030456	0.0028100	0.0023000	0.0019900	0.0013200	0.0003600	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000
January [25], 2027	0.0022427	0.0027200	0.0030456	0.0030456	0.0026500	0.0021100	0.0018600	0.0012300	0.0003500	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000
January [25], 2028	0.0020285	0.0025300	0.0029600	0.0029900	0.0025400	0.0020200	0.0017900	0.0011900	0.0003300	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000
January [25], 2029	0.0017580	0.0022800	0.0027000	0.0027400	0.0023100	0.0018200	0.0015900	0.0010700	0.0003100	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000
January [25], 2030	0.0013647	0.0018700	0.0023200	0.0023800	0.0019600	0.0015000	0.0013100	0.0008600	0.0002600	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000
January [25], 2031	0.0006762	0.0011500	0.0016200	0.0017100	0.0013500	0.0010100	0.0008300	0.0005300	0.0001800	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000
January [25], 2032	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000

The exact Make-Whole Share Price and Change of Control Effective Date may not be set forth in the Make-Whole Table, in which case:

(1) if the Make-Whole Share Price is between two such amounts in the Make-Whole Table or the Change of Control Effective Date is between two Change of Control Effective Dates in the Make-Whole Table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Make-Whole Share Prices and the earlier and later Change of Control Effective Dates, as applicable, based on a 365-day year;

(2) if the Make-Whole Share Price is greater than $550 (subject to adjustment in the same manner as the Make-Whole Share Prices set forth in the column headings of the Make-Whole Table), the Make-Whole Amount will be $0; and

(3)  if the Make-Whole Share Price is less than $59.722 (subject to adjustment in the same manner as the Make-Whole Share Prices set forth in the column headings of the Make-Whole Table), the Make-Whole Amount will be $0.

The Make-Whole Share Prices set forth in the column headings of the Make-Whole Table shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted in accordance with Section 7. The adjusted Make-Whole Share Prices shall equal the Make-Whole Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Make-Whole Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the Make-Whole Table shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 7.

In no event shall the Make-Whole Amount be greater than or less than the maximum and minimum values set forth in the table above and no Make-Whole Amount shall be paid with respect to a Change of Control occurring on or after January [26], 2032.

(ss)   "Make-Whole Share Price" means (i) the cash amount paid per Common Share, if the holders of Common Shares receive only cash in the applicable Change of Control or (ii) in any other situation, the simple average of the Weighted Average Price of the Common Shares over the five (5) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Change of Control Effective Date of the Change of Control.

(tt)   "Mandatory Conversion Measuring Period" means the thirty (30) consecutive Trading Day period following the first Trading Day of the applicable Mandatory Conversion Period during which the Mandatory Conversion Price Condition is satisfied.

(uu)   "Mandatory Conversion Period" means each of (i) the period commencing on January [25], 2026 and ending on January [25], 2030, exclusive and (i) the period from and after January [25], 2030.

(vv)   "Mandatory Conversion Price Condition" will be deemed satisfied for purposes of these Articles of Amendment: (i) with respect to a Mandatory Conversion for which a Mandatory Conversion Notice is delivered in accordance with Section 6(d) during the First Mandatory Conversion Period, if the Closing Sale Price of the Common Shares has equaled or exceeded 190% of the Conversion Price as of the Issuance Date (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Common Shares occurring after the Issuance Date pursuant to Section 7) during twenty (20) Trading Days (whether or not consecutive) occurring in any thirty (30) consecutive Trading Day period occurring on or after January [25], 2026 and ending on the Trading Day immediately preceding the Mandatory Conversion Notice Date related to such Mandatory Conversion and (ii) with respect to a Mandatory Conversion for which a Mandatory Conversion Notice is delivered in accordance with Section 6(d) during the Second Mandatory Conversion Period, if the Closing Sale Price of the Common Shares has equaled or exceeded 175% of the Conversion Price as of the Issuance Date (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Common Shares occurring after the Issuance Date pursuant to Section 7) during twenty (20) Trading Days (whether or not consecutive) occurring in any thirty (30) consecutive Trading Day period occurring on or after January [25], 2030 and ending on the Trading Day immediately preceding the Mandatory Conversion Notice Date related to such Mandatory Conversion.

(ww)   "Merger Agreement" means that certain Agreement and Plan of Merger and Reorganization, dated as of November 7, 2022, by and among the Company, IAA, Inc., a Delaware corporation, and the other parties thereto, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

(xx)   "Minimum Ownership Threshold" means twenty five percent (25.0%) of the Series A Preferred Shares outstanding as of the applicable date of determination.

(yy)   "Offer to Repurchase Percentage" means such percentage of Common Shares being redeemed or repurchased by the Company (including Common Shares into which Junior Shares, options or warrants, which are being so redeemed or repurchased, are convertible, exchangeable or exercisable) out of the total number of Common Shares (including Common Shares into which such Junior Shares, options or warrants of the Company are convertible, exchangeable or exercisable, which are so being redeemed or repurchased) issued and outstanding (or in respect of any such Junior Shares, options or warrants, which are so being redeemed or repurchased, which are reserved for issuance upon conversion, exchange or exercise thereof) as of the applicable time of determination.

(zz)   "Offer to Repurchase Price" means the greater of (x) the Conversion Amount of the Series A Preferred Shares subject to the applicable Offer to Repurchase and (y) the amount set forth in (x) increased by the same percentage as the premium paid to the holders of each Common Share (including Common Shares into which Junior Shares, options or warrants of the Company are convertible, exchangeable or exercisable) giving rise to the applicable Offer to Repurchase determined based on the purchase price relative to the Closing Sale Price of the Common Shares on the Trading Day the Company purchases such Common Share, Junior Share, option or warrant (unless such purchase occurs on a day that is not a Trading Day, in which case the Closing Sale Price from the immediately preceding Trading will be used in the determination of such premium). To the extent there is more than one Offer to Repurchase Event in a Calendar Quarter, the premium referred to in the immediately preceding sentence will be based on a weighted average calculation determined by the Company in good faith.

(aaa)   "Offer to Repurchase Pro Rata Portion" means, for each Holder, a fraction the numerator of which is the number of Series A Preferred Shares held by such Holder at the applicable time of determination and the denominator of which is the total number of Series A Preferred Shares outstanding at the applicable time of determination. In the event that a Holder shall sell or otherwise transfer any of its Series A Preferred Shares, the transferee shall be allocated a pro rata portion of the transferring Holder's Offer to Repurchase Pro Rata Portion.

(bbb)   "open of business" means 9:00 a.m. (New York City time).

(ccc)   "Person" means an individual, a limited liability company, a partnership (limited or general), a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ddd)   "Principal Market" means the New York Stock Exchange (or its successor).

(eee)   "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Shares have the right to receive any cash, securities or other property or in which the Common Shares are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Shares entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

(fff)   "Registration Rights Agreement" means that certain registration rights agreement dated as of the Subscription Date by and among the Company and the initial holders of the Series A Preferred Shares relating to, among other things, the registration of the resale of the Common Shares issuable pursuant to the terms of these Articles of Amendment, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

(ggg)   "Registration Statement" shall have the meaning ascribed to such term in the Registration Rights Agreement.

(hhh)   "Required Holders" means the Holders representing at least a majority of the aggregate Series A Preferred Shares then outstanding and shall include the Designee so long as the Designee and/or any of its Affiliates is a Holder who beneficially owns, in the aggregate, at least the Minimum Ownership Threshold.

(iii)   "Second Mandatory Conversion Period" means the period described in clause (ii) of the definition of "Mandatory Conversion Period" set forth in Section 18(uu).

(jjj)   "Securities Act" means the Securities Act of 1933, as amended.

(kkk)   "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of the Subscription Date, by and among the Company and the initial holders of the Series A Preferred Shares, relating to, among other things, the purchase and sale of the Series A Preferred Shares, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

(lll)   "Subscription Date" means January 22, 2023.

(mmm)   "Subsidiaries" means any joint venture or entity in which the Company, directly or indirectly, owns more than 50% of the voting power of shares of capital or other equity or similar interest, including any subsidiaries formed or acquired after the Subscription Date.

(nnn)   "Trading Day" means any day on which (i) the Common Shares (or other security for which a Closing Sale Price or other price must be determined) are traded on the Principal Market, or, if the Principal Market is not the principal U.S. trading market for the Common Shares (or such other security) on such day, then on another Eligible Market on which the Common Shares (or such other security) are then traded or, if the Common Shares (or such other security) are not then listed on an Eligible Market, on the principal other U.S. market on which the Common Shares (or such other security) are then traded and (ii) a Closing Sale Price (or such other price) is for the Common Shares (or such other security) is available on such securities exchange or market; provided that if the Common Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

(ooo)   "Transfer Agent" means Computershare Trust Company of Canada or such other agent or agents of the Company as may be designated by the Board as the transfer agent for the Common Shares.

(ppp)   "Weighted Average Price" means per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RBA <equity> AQR” (or its equivalent successor if such page is not available) (or the applicable Bloomberg page with respect to the common shares or other equity interests referred to in the definition “FMV” in Section 7(a)(iv)) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Common Share (or such other common share or equity interest referred to in the definition “FMV” in Section 7(a)(iv)) on such Trading Day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Weighted Average Price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

(qqq)   "Wholly-Owned Subsidiary" means, with respect to any Person, any direct or indirect Subsidiary of such Person, except that, solely for purposes of this definition, the reference to "more than 50%" in the definition of "Subsidiary" shall be deemed replaced by a reference to "100%," the calculation of which shall exclude nominal amounts of the voting power of shares of capital stock or other interests in the relevant Subsidiary not held by such Person to the extent required to satisfy local minority interest requirements outside of the United States.

* * * * *

EXHIBIT I

RITCHIE BROS. AUCTIONEERS INCORPORATED

CONVERSION NOTICE

Reference is made to the Articles of Amendment of Ritchie Bros. Auctioneers Incorporated (the "Articles of Amendment") creating the Series A Senior Preferred Shares. In accordance with and pursuant to the Articles of Amendment, the undersigned hereby elects to convert the number of Series A Senior Preferred Shares (the "Series A Preferred Shares"), of Ritchie Bros. Auctioneers Incorporated, a company incorporated in Canada (the "Company"), indicated below into Common Shares (the "Common Shares"), of the Company, as of the date specified below.

Date of Conversion:

Number of Series A Preferred Shares to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Rate:

Number of Common Shares to be issued:

Please issue the Common Shares into which the Series A Preferred Shares are being converted to the Holder, or for its benefit, as follows:

☐ To the undersigned's account on the records of the Transfer Agent

Issue to:

Address:

Telephone Number:

Tax Identification Number:

☐   If the securities are unrestricted, check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Note: Initially, the common shares issued upon conversion will include restrictive legends and will not be able to be processed through DTC.

Payment Instructions for cash payment in lieu of fractional shares:

Authorization:

By:
Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

[NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Computershare Trust Company of Canada to issue the above indicated number of Common Shares in accordance with the Standing Transfer Agent Instructions dated [●], 20[●] from the Company and acknowledged and agreed to by Computershare Trust Company of Canada.

RITCHIE BROS. AUCTIONEERS INCORPORATED

By:

Name:
Title:

EXHIBIT B

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January [●], 2023, by and among Ritchie Bros. Auctioneers Incorporated, a company organized under the federal laws of Canada, with headquarters located at 9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6 (the "Company"), the investors listed on the Schedule of Buyers attached hereto (each, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A.   In connection with the Securities Purchase Agreement by and among the parties hereto dated as of January 22, 2023 (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to each Buyer the Company's (i) Series A Senior Preferred Shares, without par value (the "Series A Preferred Shares"), which will, among other things, be convertible into a certain number of the Company's common shares, without par value (the "Common Shares") (the Common Shares issuable pursuant to the terms of the Series A Preferred Shares, the "Conversion Shares") in accordance with the terms of the Articles of Amendment governing the Series A Preferred Shares; and (ii) Common Shares (such Common Shares being purchased pursuant to the Securities Purchase Agreement, the "Common Purchased Shares").

B.   In accordance with the terms of the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1.   Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)   "Adverse Disclosure" means public disclosure of material non-public information that, in the good faith judgment of the Company: (i) would be required to be made in any registration statement or report filed with the SEC by the Company so that such registration statement would not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

(b)   "Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York, New York and Toronto, Ontario are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to "stay at home", "shelter-in-place", "non-essential employee" or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York, New York and Toronto, Ontario generally are open for use by customers on such day.

(c)   "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement.

(d)   "Designee" means Starboard Value and Opportunity Fund LP, directly or indirectly through one or more entities.

(e)   "effective" and "effectiveness" refer to a Registration Statement that has been declared effective by the SEC or becomes effective in accordance with SEC rules and applicable law and is available for the resale of the Registrable Securities required to be covered thereby.

(f)   "Effective Date" means the date that a Registration Statement has been declared effective by the SEC or becomes effective in accordance with SEC rules and applicable law.

(g)   "Effectiveness Deadline" means the earlier of (1) one Business Day after the date that the Company's and IAA, Inc.'s shareholders shall have voted upon the transactions contemplated by the Agreement and Plan of Merger and Reorganization, dated as of November 7, 2022, by and among the Company, Ritchie Bros. Holdings, Inc., a Washington corporation, Impala Merger Sub I, LLC, a Delaware limited liability company, Impala Merger Sub II, LLC, a Delaware limited liability company, and IAA, Inc., a Delaware corporation (the “Merger Agreement”), (2) one Business Day after the date the Merger Agreement is terminated in accordance with its terms, and (3) [●], 2023.1

(h)   "Eligible Market" means the Principal Market, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market.

(i)   "Filing Date" means the date on which a Registration Statement is filed with the SEC.

(j)   "Investor" means a Buyer or any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

1 NTD: Insert the date that is four (4) months and one (1) day following the Closing Date.

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(k)   "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(l)   "Principal Market" means The New York Stock Exchange, Inc. and the Toronto Stock Exchange.

(m)   "register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC or the automatic effectiveness of such Registration Statement(s) in accordance with SEC rules and applicable law.

(n)   "Registrable Securities" means (i) the Common Purchased Shares, (ii) the Conversion Shares issued or issuable upon conversion of the Series A Preferred Shares, and (iii) any capital shares of the Company issued or issuable, with respect to the Common Purchased Shares or the Conversion Shares as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on the issuance of Common Shares pursuant to the terms of the Series A Preferred Shares, in each case, that are held by an Investor; provided, however, that any such securities shall cease to be Registrable Securities when: (a) such securities have been sold, exchanged or otherwise transferred pursuant to an effective Registration Statement under the 1933 Act, (b) such Registrable Securities are sold in accordance with Rule 144 (or any similar rule or regulation hereafter adopted by the SEC) promulgated by the SEC pursuant to the 1933 Act, (c) such securities shall have been otherwise transferred, new certificates or book-entry interests for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the 1933 Act, (d) such securities become eligible for resale by an Investor under Rule 144 without volume restrictions and without the requirement to be in compliance with Rule 144(c)(1), or (e) such securities are no longer outstanding.

(o)   "Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act including the prospectus, amendments and supplements to such registration statement.

(p)   "Required Holders" means the holders of at least a majority of the Registrable Securities and shall include the Designee so long as the Designee or any of its affiliates holds Registrable Securities.

(q)   "Rule 415" means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

(r)   "Rule 416" means Rule 416 promulgated under the 1933 Act or any successor rule providing for registration of securities to be issued as a result of share splits, share dividends and anti-dilution provisions.

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(s)   "SEC" means the United States Securities and Exchange Commission.

(t)   "Trading Day" means any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares on such day, then on the principal securities exchange or securities market on which the Common Shares are then traded.

2.   Registration.

(a)   Mandatory Registration. The Company shall prepare and file with the SEC a Registration Statement on Form S-3 (if the Company is eligible to use such form) covering the resale of all of the Registrable Securities and shall use its commercially reasonable efforts to have such Registration Statement declared effective by the SEC or to become effective in accordance with SEC rules and applicable law no later than the Effectiveness Deadline. In the event that Form S-3 is unavailable for such a registration or the Company ceases to be eligible to file or use a Registration Statement on Form S-3, the Company shall use another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Investors in accordance with any reasonable method of distribution elected by the Investors. The Registration Statement prepared pursuant to this Section 2(a) shall register for resale at least 110% of the maximum number of Common Purchased Shares and Conversion Shares then issued and issuable pursuant to the Securities Purchase Agreement and the terms of the Series A Preferred Shares (without regard to any limitation on the issuance of Conversion Shares pursuant to the terms of the Series A Preferred Shares) determined as of the date the Registration Statement is initially filed with the SEC, plus such additional Common Shares or Conversion Shares issuable as a result of share splits, share dividends and anti-dilution provisions pursuant to Rule 416, subject to adjustment as provided in Section 2(d) (the "Required Registration Amount"). The Registration Statement shall contain (except if not permitted under SEC regulations or not advisable under SEC rules or guidance) the "Plan of Distribution" and "Selling Stockholders" sections in a form reasonably acceptable to the Investors. By 5:30 p.m. New York time on the second Business Day following the Effective Date of such Registration Statement, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act ("Rule 424") the final prospectus to be used in connection with sales pursuant to such Registration Statement.

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(b)   Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase or decrease in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase or decrease thereof is declared effective by the SEC or becomes effective in accordance with SEC rules and applicable law. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any Common Shares included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. In the event (I) of an underwritten offering, if the Company shall reasonably determine (after consultation with the relevant underwriter) that the amount of Registrable Securities requested to be included in such underwritten offering exceeds the amount which can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered or (II) the staff of the SEC limits the number of Registrable Securities permitted to be registered pursuant to Rule 415, then the Company will include in such offering only (I) such number of securities that can be sold without adversely affecting the marketability of the offering or (II) the maximum number of securities permitted by the staff of the SEC to be included in such Registration Statement, as applicable, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Investors that have requested to participate in such underwritten offering, allocated pro rata among such Investors on the basis of the percentage of the Registrable Securities requested to be included in such offering by such Investors, and (ii) second, any other securities of the Company held by other investors in the Company's securities or that are newly issued by the Company and that the Company has determined to include in such underwritten offering.

(c)   Legal Counsel. Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 ("Legal Counsel"), which shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

(d)   Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover the amount of Registrable Securities required to be covered by such Registration Statement pursuant to Section 2(a) or an Investor's allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall supplement or amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the amount of Registrable Securities required to be covered by such Registration Statement as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) Business Days after the necessity therefor arises and an Investor provides written notice of such necessity to the Company. The Company shall use its commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

(e)   Specific Performance. Without limiting the remedies available to the Investors, the Company acknowledges that any failure by the Company to comply with its obligations under this Section 2 will result in material irreparable injury to the Investors for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Investors may obtain such relief as may be required to specifically enforce the Company's obligations under this Section 2.

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3.            Related Obligations.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(d) or 2(e), the Company will use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a)            The Company shall use its commercially reasonable efforts to keep each Registration Statement effective pursuant to Rule 415 at all times until the date on which the Investors no longer hold any Series A Preferred Shares and Registrable Securities (the "Registration Period"). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(b)            The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement or no longer constitute Registrable Securities. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c)            The Company shall provide Legal Counsel a reasonable opportunity to review and comment upon (with respect to information regarding the Investors or the intended plan of distribution) (i) a Registration Statement prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) prior to their filing with the SEC. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference (to the extent not previously provided), if requested by such Legal Counsel, and all exhibits, and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto, in each case, which copies may be furnished in electronic form; provided that the Company shall be deemed to have furnished any of the foregoing if the Company files such documents with the SEC. The Company and Legal Counsel shall reasonably cooperate in performing their respective obligations pursuant to this Section 3.

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(d)            The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference (to the extent not previously provided), if requested by such Investor, all exhibits and each preliminary prospectus, which copies may be furnished in electronic form, (ii) upon the effectiveness of any Registration Statement, a reasonable number of copies of the prospectus included in such Registration Statement and all amendments and supplements thereto as such Investor may reasonably request, and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor, which copies may be furnished in electronic form; provided that the Company shall be deemed to have furnished any of the foregoing if the Company files such documents with the SEC.

(e)            The Company shall use its commercially reasonable efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor in writing of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f)            The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(q), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission and deliver a reasonable number of copies of such supplement or amendment as Legal Counsel or such Investor may reasonably request; provided that the Company shall be deemed to have provided such copies if the Company files such documents with the SEC. The Company shall also promptly as is reasonably practicable notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. By 5:30 p.m. New York City time on the second Business Day following the date any post-effective amendment has become effective, the Company shall file with the SEC in accordance with Rule 424 the final prospectus to be used in connection with sales pursuant to such Registration Statement.

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(g)           The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as reasonably practicable and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h)           To the extent that any of the Investors is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in Sections 6 and 7 shall be applicable to the benefit of such Investor in its role as deemed underwriter in addition to its capacity as an Investor (so long as the amount for which any other Investor is or becomes responsible does not exceed the amount for which such Investor would be responsible if the Investor were not deemed to be an underwriter of Registrable Securities) and (ii) such Investor and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the 1933 Act, including receipt of customary opinions and comfort letters.

(i)            [Reserved].

(j)            The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

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(k)           The Company shall use its commercially reasonable efforts to cause all Registrable Securities covered by an effective Registration Statement to be listed on any securities exchange on which the Common Shares are then listed. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

(l)            The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

(m)          If requested by an Investor, the Company shall as soon as practicable but subject to the timing requirements set out elsewhere in this Agreement with regard to the filing of any prospectus supplement or post-effective amendment, as applicable, (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

(n)           The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(o)           The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(p)           Within two (2) Business Days after a Registration Statement which covers Registrable Securities is declared effective by the SEC or becomes effective in accordance with SEC rules and applicable law, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC or become effective in accordance with SEC rules and applicable law in the form attached hereto as Exhibit A.

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(q)            Notwithstanding anything to the contrary herein, at any time after the Effective Date of a Registration Statement pursuant to Section 2(a), the Company shall be entitled, on up to two occasions (which may be consecutive), in any twelve (12) month period, for a period of time not to exceed ninety (90) days in the aggregate in any twelve (12) month period (each, an "Allowable Grace Period"), to (i) defer any registration of Registrable Securities and have the right not to file or amend and not to cause the effectiveness of any registration covering any Registrable Securities, (ii) suspend its obligation to file, submit or furnish any supplement or amendment to a prospectus included in a Registration Statement filed pursuant to Section 2(a), (iii) suspend the use of any prospectus and Registration Statement covering any Registrable Securities, and (iv) require the Investors holding Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a Registration Statement, if the Company promptly notifies the Investors in writing that (a) the SEC has issued a stop order suspending the effectiveness of any such Registration Statement or has initiated proceedings with respect to such a Registration Statement, (b) such registration and offering would require the Company to make an Adverse Disclosure or (c) such registration or offering would materially interfere with any bona fide material financing, acquisition, disposition, corporate reorganization or other similar transaction involving the Company or any of its subsidiaries then under consideration (collectively, a "Grace Period"). Such written notification shall contain a statement disclosing that there has been a suspension; provided that in each notice the Company will not disclose any material, nonpublic information to the Investors (except that, for the avoidance of doubt, the Company may disclose the fact of such suspension). The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, nonpublic information is no longer applicable. Notwithstanding anything to the contrary, the Company shall use its commercially reasonable efforts to cause its transfer agent to deliver unlegended Common Shares to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, prior to the Investor's receipt of the notice of a Grace Period and for which the Investor has not yet settled.

(r)            Except in the circumstances set forth in Section 3(h) hereof, neither the Company nor any Subsidiary or affiliate thereof shall identify any Investor as an underwriter in any public disclosure or filing with the SEC, the Principal Market or any Eligible Market and any Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document (as defined in the Securities Purchase Agreement); provided, however, that in the circumstances set forth in Section 3(h) hereof, the Investor shall be given the option to be excluded from such Registration Statement and not be identified as an underwriter therein, and in the event that the Investor does not exercise that option, the Investor shall provide prior written consent to be identified as an underwriter.

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(s)            Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Buyers in this Agreement or otherwise conflicts with the provisions hereof.

4.            Obligations of the Investors.

(a)            At least four (4) Business Days prior to the first anticipated Filing Date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish in a timely manner to the Company such information regarding itself and its affiliates, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)            Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

(c)            During such time as any Investor may be engaged in a distribution of the Registrable Securities, such Investor will comply with all laws applicable to such distribution, including Regulation M promulgated under the 1934 Act, and, to the extent required by such laws, will, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable Registration Statement and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Investor, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree.

(d)            Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of copies of the supplemented or amended prospectus as contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

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5.            Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions and any share transfer taxes, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company. The Company shall also reimburse the Investors for the fees and disbursements of one Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $20,000 for each such registration, filing or qualification or, in the case of an underwritten offering, $50,000.

6.            Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)            To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims (including claims asserted directly by or between an Indemnified Person and the Company), damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the Effective Date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable and documented legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c); (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed; and (iii) shall not apply to amounts paid in settlement of any direct Claim by or between an Indemnified Person and the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

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(b)            In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor shall reimburse the Indemnified Party for any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

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(c)            Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and except in the case of a direct Claim, for which the remainder of this Section 6(c) shall not apply, the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as applicable, the representation by such counsel of the Indemnified Person or Indemnified Party, as the case may be, and the indemnifying party would be inappropriate due to actual differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnified Party or Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6.

(d)            The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)            The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

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7.            Contribution.

If for any reason the indemnification provided for in Section 6(a) and Section 6(b) is unavailable to an Indemnified Person or Indemnified Party or insufficient to hold it harmless, other than as expressly specified therein, the indemnifying party agrees to contribute to the amount paid or payable by the Indemnified Person or Indemnified Party in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnified Person or Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Claims, as well as any other relevant equitable considerations; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8.            Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell Registrable Securities of the Company to the public without registration ("Rule 144"), the Company agrees to use its commercially reasonable efforts to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)           furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of the 1934 Act.

9.            Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor's Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement; and (vi) after giving effect to such transfer, the Registrable Securities transferred to such transferee would be Registrable Securities.

15

10.            Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders; provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and/or obligations of any Investor relative to the comparable rights and/or obligations of the other Investors shall require the prior written consent of such adversely affected Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to this Agreement.

11.            Miscellaneous.

(a)            A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b)            Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), (iii) upon delivery, when sent by electronic mail; or (iv) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Ritchie Bros. Auctioneers Incorporated

9500 Glenlyon Parkway

Burnaby, British Columbia

Canada V5J0C6

Attention:	Ann Fandozzi
Darren Warr
E-mail:

16

with a copy (for informational purposes only) to:

Goodwin Procter LLP
100 Northern Avenue

Boston, MA 02210

Attention:	Stuart M. Cable

Lisa R. Haddad

Mark S. Opper

Jean A. Lee

James P. Barri

Kim S. de Glossop

E-mail:

If to the Transfer Agent:

[Computershare Trust Company of Canada]
[          ]

Telephone:	[ ]
Facsimile:	[ ]
Attention:	[ ]
E-mail:	[ ]

If to Legal Counsel:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone:	(212) 756-2000

Facsimile:	(212) 593-5955
Attention:	Eleazer Klein, Esq.
Email:

17

If to a Buyer, to its address, facsimile number or email address set forth on the Schedule of Buyers attached hereto, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address, facsimile number and/or email address to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail transmission containing the time, date, recipient facsimile number or e-mail address or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c)            Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)            All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)            If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

18

(f)            This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(g)           Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(h)           The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)            This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile or email transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j)            Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders, determined as if all of the Series A Preferred Shares held by Investors then outstanding have been exercised for Registrable Securities without regard to any limitations on the issuance of Common Shares pursuant to the terms of the Series A Preferred Shares.

(l)            The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

19

(m)            This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(n)            The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

* * * * * *

[Signature Page Follows]

20

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

RITCHIE BROS. AUCTIONEERS INCORPORATED

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD VALUE AND OPPORTUNITY FUND LP, in trust for Starboard Value and Opportunity Master Fund III LP

By: Starboard Value A LP, its general partner

By:
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD INTERMEDIATE FUND LP, in trust for Starboard Value and Opportunity Master Fund III LP

By: Starboard Value A LP, its general partner

By:
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

By: Starboard Value LP, its investment manager

By:
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

Starboard Value and Opportunity C LP

By: Starboard Value R LP, its general partner

By:
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

Starboard Value and Opportunity S LLC

By: Starboard Value LP, its manager

By:
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD VALUE LP, in its capacity as the investment manager of a certain managed account

By: Starboard Value GP LLC, its general partner

By:
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

STARBOARD X MASTER FUND LTD., as nominee for Starboard X Master Fund II LP

By: Starboard Value A LP, its general partner

By:
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

SCHEDULE OF BUYERS

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

A-1

EXHIBIT C

JOINDER AGREEMENT

EXHIBIT D

Form of Secretary's Certificate

[Attached.]

EXHIBIT E

Form of Officer's Certificate

[Attached.]

EXHIBIT F

Form of Confidentiality Agreement

[Attached.]